UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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SEMPRA
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SEMPRA™

2024

Notice of Annual Shareholders Meeting and Proxy Statement

May 9, 2024

March 25, 2024
Dear fellow shareholders:
We are pleased to invite you to our 2024 Annual Shareholders Meeting. The meeting is on Thursday, May 9, 2024, at 9 a.m., Pacific Time and will be held virtually. The accompanying proxy information describes how to participate and the matters to be voted on at the meeting.
Looking back on 2023, we celebrated Sempra’s 25th anniversary, highlighting our notable achievements and innovation in serving our shareholders, customers and many other stakeholders—all while outperforming our peer group in delivering superior total shareholder returns since our inception. Sempra has excelled over the past quarter of a century in part by serving large growing markets with a targeted focus on energy infrastructure investments that produce quality returns with moderated risk. Importantly, the business decisions we have made over this time period have strategically positioned the company to benefit from important investment trends relating to electrification and decarbonization.
With confidence in our strategy, we approach the future with great optimism.
The continued execution of our sustainable business strategy starts with responsible governance and strong independent oversight by our Board of Directors. As part of its ongoing strategic dialogue with management, the board is focused on delivering near-term business outcomes, while simultaneously building a stronger and more resilient future business model across Sempra’s three growth platforms—Sempra California, Sempra Texas and Sempra Infrastructure.
Through our thoughtful board refreshment process, we have assembled a group of directors with the skills, experience and qualifications to effectively oversee Sempra’s strategy and deliver shareholder value. We consider this an ongoing process that involves both thoughtful refreshment and continuing board education. In 2023, this process resulted in the appointment of Richard J. Mark, the former chairman and president of Ameren Illinois, who is up for election by Sempra shareholders for the first time this year. Over the last few months, we have already benefited from Richard’s 20 years of experience in electric and gas utility operations, customer service, public policy and regulation, as well as broad knowledge and experience with safety and reliability programs.
Our excitement for the year ahead stems from the Sempra family of companies’ talented and dedicated workforce of more than 20,000 employees bound by a common set of values—do the right thing, champion people and shape the future—as well as our shared vision to deliver energy with purpose. We extend our sincere gratitude to the employees who are working hard every day to achieve Sempra’s mission to be North America’s premier energy infrastructure company.
Finally, our success as a company and as board members depends on listening to you, our shareholders. We remain committed to upholding a strong shareholder engagement program, which is anchored by our commitment to transparent and effective two-way communication. We look forward to speaking with more of you personally and thank you for allowing us to gather critical input that helps shape and strengthen Sempra’s competitive position.
Your vote is important. Please review the accompanying materials and promptly vote your shares. As in past years, you can vote in advance of the meeting, via the Internet, by telephone, or by completing and returning the accompanying proxy card or voting instruction form.
For more information about our business, our 2023 Annual Report to Shareholders is available online at www.sempra.com/2024-annual-meeting and www.proxyvote.com.
On behalf of your Board of Directors and management team, we are sincerely grateful to all our shareholders for having the opportunity to represent you and serve Sempra.
Sincerely,

Jeffrey W. Martin Chairman and Chief Executive Officer	Cynthia J. (CJ) Warner Lead Independent Director

Notice of Annual Shareholders Meeting	488 8th Avenue San Diego, California 92101 (877) 736-7727

DATE AND TIME Thursday, May 9, 2024 9 a.m. Pacific Time	LOCATION Virtual-only meeting at www.virtualshareholdermeeting.com/SRE2024	RECORD DATE March 13, 2024
Business Items		Board Recommendations
1.	Election of the nine director nominees named in the accompanying proxy statement	FOR each director nominee named in the accompanying proxy statement
2.	Ratification of appointment of independent registered public accounting firm	FOR ratification of appointment of independent registered public accounting firm
3.	Advisory approval of our executive compensation	FOR advisory approval of our executive compensation
4.	Shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements	AGAINST shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements
5.	Shareholder proposal requesting a report on certain safety and environmental matters	AGAINST shareholder proposal requesting a report on certain safety and environmental matters
Consideration of other matters that may properly come before the meeting and any adjournments or postponements thereof, if any
The 2024 annual meeting of shareholders (Annual Shareholders Meeting) of Sempra will be conducted online via live audiovisual webcast at www.virtualshareholdermeeting.com/SRE2024. In line with our strategic focus on helping enable the energy transition and in support of shareholder access to the meeting, we are holding the Annual Shareholders Meeting online in a virtual-only format that reduces the transportation costs and environmental impact of the Annual Shareholders Meeting and provides all shareholders the opportunity to attend and participate in the meeting from any location. The meeting will begin promptly at 9 a.m. Pacific time and we encourage you to access the meeting site and enter your 16-digit control number prior to the start time. Online check-in will begin at 8:30 a.m. Pacific Time, and you should allow ample time for the check-in procedures the day of the meeting.
You are eligible to participate in the Annual Shareholders Meeting, including to submit questions at and in advance of the meeting and vote your shares at the meeting prior to the closing of the polls, if you were a shareholder as of the record date for the meeting. You can attend the meeting by logging into the meeting site using the 16-digit control number shown on your notice about the Internet availability of our proxy materials, proxy card or voting instruction form. Additional instructions on how to submit questions in advance of the meeting and attend and participate in the virtual meeting are described in the accompanying proxy statement and posted at www.proxyvote.com. If you are a beneficial owner of shares held through a bank, broker or other nominee and your voting instruction form does not indicate that you may vote your shares through www.proxyvote.com, please follow the specific instructions provided by your bank, broker or other nominee to obtain a 16-digit control number that may be used to log into the meeting site. Owners of shares in any of the Employee Savings Plans, as defined in the accompanying proxy statement, may submit questions at and in advance of the meeting but will not be able to vote these shares at the meeting.
Your vote is important. Whether or not you plan to attend the Annual Shareholders Meeting, we encourage you to read the accompanying proxy statement and vote your shares in advance of the meeting. To do so, you may vote via the Internet, by telephone or, if you received a paper copy of our proxy materials, by mail. Internet and telephone voting for holders of record will be available until 11:59 p.m. Eastern Time on May 8, 2024. For specific instructions on how to attend, participate in and vote at the Annual Shareholders Meeting, see “About the Annual Shareholders Meeting and Voting” in the accompanying proxy statement and the instructions on your notice about the Internet availability of our proxy materials, proxy card or voting instruction form. Our proxy materials, including this Notice of Annual Shareholders Meeting and the accompanying proxy statement and form of proxy card or voting instruction form, are being provided to shareholders beginning on or about March 25, 2024.
April R. Robinson
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders
Meeting to be Held on May 9, 2024.
This Notice of Annual Shareholders Meeting, the Accompanying Proxy Statement, the Proxy Card and the
Annual Report to Shareholders are available on the Internet at www.proxyvote.com.

2024 Proxy Statement	1

Proxy Statement Summary
This proxy statement is being provided in connection with the 2024 annual meeting of shareholders of Sempra (Annual Shareholders Meeting). This summary highlights selected information to assist you in your review of this proxy statement. It does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. More information regarding the performance of Sempra is available in the company’s Annual Report to Shareholders for the year ended December 31, 2023, which accompanies this proxy statement and is available on the Internet on the company’s website at www.sempra.com/2024-annual-meeting and on the SEC’s website at www.sec.gov. For additional information about the Annual Shareholders Meeting and voting, see “About the Annual Shareholders Meeting and Voting” below. This proxy statement and the accompanying form of proxy card or voting instruction form are first being made available to shareholders on or about March 25, 2024. All share and per share information in this proxy statement reflects the two-for-one split of our common stock in the form of a 100% stock dividend that was distributed to shareholders on August 21, 2023. All website references in our proxy materials are inactive textual references, and the information on, or that can be accessed through, such websites does not constitute a part of these materials. This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. See Appendix F for more information.
Annual Shareholders Meeting Details
DATE/TIME: Thursday, May 9, 2024 — 9 a.m. Pacific Time	LOCATION: www.virtualshareholdermeeting.com/SRE2024
Shareholder Voting Matters
Business Items	Board’s Recommendation	Rationale
BOARD PROPOSALS
1. Election of the nine director nominees named in this proxy statement	FOR each director nominee
The board believes that each of the nine director nominees possesses a diverse and robust range of critical skills and attributes that collectively contribute to the effective oversight of Sempra’s evolving strategy and the material risks and opportunities facing our business.

See page 28 for more detail.
2. Ratification of appointment of independent registered public accounting firm	FOR	The board believes it is in the best interests of Sempra and its shareholders for Deloitte & Touche LLP to continue to serve as the company’s independent registered public accounting firm for 2024.
See page 36 for more detail.
3. Advisory approval of our executive compensation	FOR
The board believes that our compensation programs are effectively structured to prioritize pay-for-performance alignment to attract and retain a high-performing leadership team and motivate these leaders to execute Sempra’s strategic priorities and drive long-term shareholder value creation.

See our “Compensation Discussion and Analysis” beginning on page 46 for more detail on our compensation philosophy and program elements.
SHAREHOLDER PROPOSALS
4. Shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements	AGAINST
The board has carefully considered the shareholder proposal and recommends a vote “AGAINST” because we believe our existing tailored policy—rather than the overly broad policy contemplated by this proposal—is the proper approach to align our executive compensation programs with long-term shareholder value creation, including enabling us to offer competitive compensation packages to attract and retain our highly qualified executives.

See page 39 for more detail.
5. Shareholder proposal requesting a report on certain safety and environmental matters	AGAINST
The board has carefully considered the shareholder proposal and recommends a vote “AGAINST” because we already provide extensive disclosures about the robust policies, programs and systems we have in place to help protect our workforce and the communities we serve, as well as our governance approach and stakeholder engagement with respect to these matters, rendering the requested report unnecessary.

See page 42 for more detail.
2	2024 Proxy Statement

Proxy Statement Summary
Director Nominees
Name and Occupation	Age	Director Since	Independent	Standing Board Committee Memberships(A)
				AC	CTD	CGC	SST	EC
Andrés Conesa, Ph.D. Chief Executive Officer, Grupo Aeroméxico, S.A.B. de C.V	54	2017
Pablo A. Ferrero Independent energy consultant	61	2013
Richard J. Mark Retired Chairman and President, Ameren Illinois Company	68	2023
Jeffrey W. Martin Chairman of the Board, Chief Executive Officer and President, Sempra	62	2018
Bethany J. Mayer Executive Advisor, Siris Capital Group LLC	62	2019(B)
Michael N. Mears Retired Chairman, President and Chief Executive Officer, Magellan Midstream Partners L.P.	61	2018
Jack T. Taylor Retired Chief Operating Officer – Americas and Executive Vice Chair of U.S. Operations, KPMG LLP (U.S.)	72	2013
Cynthia J. Warner Retired President and Chief Executive Officer, Renewable Energy Group, Inc.	65	2019
James C. Yardley Retired Executive Vice President, El Paso Corp.	72	2013
	Board committees with 100% independent director membership

   Committee Member     Committee Chair     Audit Committee Financial Expert     Lead Independent Director
(A)	Director nominee membership in the following standing board committees and other designations as of the mailing date of this proxy statement:
AC = Audit Committee	CTD = Compensation and Talent Development Committee	CGC = Corporate Governance Committee	SST = Safety, Sustainability and Technology Committee	EC = Executive Committee
(B)
Ms. Mayer previously served as a director from February 2017 through November 2018. She also previously served as an officer of the company from November 2018 through January 2019. Ms. Mayer is an independent director under New York Stock Exchange independence standards, which require three years to elapse after an employment relationship before becoming eligible to be an independent director, as well as the standards of some shareholders and proxy advisors that require five years to elapse after an employment relationship before becoming eligible to be an independent director.

2024 Proxy Statement	3

Proxy Statement Summary
Director Nominee Composition

Our board has made it a priority to develop and support a high-performance culture for our board, our management and the rest of our workforce.
At the board level, the board seeks directors with diversity of skills and experience and of gender and ethnicity, among other things. To assist our board in maintaining its focus on board diversity, we conduct an annual assessment of each director’s skills, qualifications and experience as well as an annual board evaluation that are each fundamental to the board’s process for assembling a group of directors with a diverse and appropriate mix of experience, competencies and backgrounds. The board uses the results of the assessment and evaluation to critically analyze its effectiveness and skill set, which helps position the board to oversee Sempra’s current and future strategies and operations. In 2023, this process resulted in the appointment of our newest director, Richard J. Mark, who has 20 years of experience in electric and gas utility operations, customer service, public policy and regulation, as well as broad knowledge and experience with advanced utility technologies and safety and reliability programs. See “Proposal 1: Election of the Nine Director Nominees Named in this Proxy Statement” for more information about the background and experience of Mr. Mark and each of our other director nominees.
We have a strong track record of board refreshment. We have added four of our current directors since the beginning of 2018, which includes Jeffrey W. Martin but does not include Bethany J. Mayer due to her prior board service. Under the standards established by the New York Stock Exchange (NYSE), Mr. Martin is not an independent director due to his ongoing service as our Chairman, Chief Executive Officer and President.
Strong Governance Practices
Supported by feedback from our shareholders, we believe our practices and policies described below reflect strong corporate governance practices.

•	Lead Independent Director with clearly defined and robust responsibilities
•	Annual election of all directors
•	Proxy access right for shareholder nominations of director candidates
•	Majority-vote and resignation policy for directors in uncontested elections
•	Shareholders representing in the aggregate 10% or more of our outstanding shares may call a special meeting of shareholders
•	Comprehensive, ongoing succession planning for key executives by the board
•	Strong history of board refreshment designed to maintain balanced and diverse board composition and tenure
•	Directors should not be nominated to stand for election after attaining age 75
•	Board-level oversight of sustainability, including enhanced focus of Safety, Sustainability and Technology Committee on sustainability and related matters
•	Board-level oversight of human capital management, including diversity and inclusion initiatives
•	Annual board, director and standing committee evaluations (except for Executive Committee)
•	Eight of our nine director nominees are independent directors under NYSE independence standards
•	All board committees (other than the Executive Committee) are composed of 100% independent directors
•	Director overboarding policy in place aligned with the preferences and policies of many of our shareholders
•	Executive sessions of non-management directors at all regular board meetings
•	99% aggregate attendance of incumbent directors at board and committee meetings in 2023
•	Prohibition on hedging or pledging company stock
•	Robust share ownership guidelines for directors and officers
•	Active shareholder engagement with key members of management and our Lead Independent Director (see pages 17 and 50 for more detail)
•	Code of conduct applicable to directors and principal and executive officers supplements our code of conduct applicable to all employees
4	2024 Proxy Statement

Proxy Statement Summary
Business and Performance
Company Overview
Sempra’s businesses invest in, develop and operate energy infrastructure in North America that provides regulated electric and gas service to customers in California and Texas and other energy services to customers globally. Our mission is to be North America’s premier energy infrastructure company. We are primarily focused on transmission and distribution investments, among other areas, that we believe are capable of producing stable cash flows and earnings visibility, with the goals of delivering safe, reliable and increasingly clean forms of energy to customers and increasing shareholder value.
Sempra California and Sempra Texas	Sempra Infrastructure

• We own regulated electric and natural gas utilities in California and hold significant interests in regulated electric utilities in Texas.
• We expect our utility businesses to continue to require investments in critical transmission and distribution infrastructure, modernize energy systems and remain focused on delivering cleaner, safer and more reliable energy.

• Our energy infrastructure business is primarily focused on helping to advance energy security by investing in critical infrastructure in the U.S. and Mexico. We believe diverse sources of energy will continue to be important domestically and internationally.
• Our revenues for these businesses generally are tied to long-
term contracts with counterparties we believe are creditworthy.

In addition to focusing on key markets in North America, we are making critical investments in the portion of the energy value chain where we target attractive risk-adjusted returns:

At Sempra, we strive to serve our customers in new and better ways, which we believe helps make our company more valuable for our shareholders and other stakeholders. Our vision, mission and values reflect this commitment:

2024 Proxy Statement	5

Proxy Statement Summary
Performance
Financial Performance Highlights
Sempra’s business strategy helped the company deliver a series of record financial results in 2023. These 2023 achievements build on our strong long-term financial performance, which has contributed to our robust long-term growth and shareholder value creation. Our total shareholder return has outpaced the return of the S&P 500 Utilities Index during the past one, three and five years. In addition, our market capitalization more than doubled over the past 10 years from $22 billion at the end of 2013 to $47 billion at the end of 2023 and we have a long track record of returning value to shareholders:
•	Strong Dividend Growth: The compound annual growth rate (CAGR) of our common stock dividend exceeded the median CAGR for companies in the S&P 500 Utilities Index over the past five, 10 and 20 years.
•
14 Consecutive Years of Dividend Increases: From 2010 to 2023, we increased our annual dividend from $0.78 to $2.38 per common share. The Board of Directors raised the dividend for the fourteenth consecutive year in 2024, increasing the dividend to $2.48 per common share on an annualized basis.

Long-Term Growth[1]

GAAP Earnings[2]

$1.0
$0.9
$3.0
2013
2018
2023

Adjusted Earnings[3]

$1.0
$1.5
$2.9
2013
2018
2023

Annual Dividends

$1.26
$1.79
$2.38
2013
2018
2023

Market Capitalization[4]

$22
$30
$47
2013
2018
2023

Figures 1 and 2
(1)	As of or for the years ended December 31, 2013, 2018 and 2023, as the context requires. Dollars in billions, except annual dividends.
(2)	GAAP means generally accepted accounting principles in the United States of America.
(3)
Adjusted Earnings is a non-GAAP financial measure. Adjusted Earnings for the years ended December 31, 2013 and 2018 have been updated from their original presentation to exclude additional items to conform to the presentation for the year ended December 31, 2023. For a reconciliation of GAAP Earnings to Adjusted Earnings, see Appendix A to this proxy statement. All references to earnings throughout this proxy statement refer to the performance of Sempra and its consolidated entities collectively.

(4)	For periods ended December 31, 2023.
6	2024 Proxy Statement

Proxy Statement Summary
Strategic Performance Highlights
Key strategic and operational accomplishments are highlighted below:

(1)
Refers to the increase from our 2023-2027 capital plan to our 2024-2028 capital plan, which includes Sempra’s proportionate ownership interest in projected capital expenditures at unconsolidated entities, while excluding Sempra’s projected capital contributions to those entities, and excludes noncontrolling interest’s proportionate ownership interest in projected capital expenditures at Sempra and at unconsolidated entities. Sempra’s capital plan is based on a number of assumptions, the failure of which to be accurate could materially impact Sempra’s actual capital expenditures.

(2)
Adjusted EPS and Adjusted EPS CAGR are non-GAAP financial measures. Adjusted EPS for the year ended December 31, 2018 was updated from its original presentation to exclude additional items to conform to the presentation for the year ended December 31, 2023. For a reconciliation of GAAP EPS to Adjusted EPS, see Appendix A to this proxy statement. All references to EPS throughout this proxy statement refer to the performance of Sempra and its consolidated entities collectively.

(3)
Amount approximated based on calculation of fugitive emissions (leaks and vented emissions) through 2022. Methane emissions reduction results are currently under review by the California Public Utilities Commission (CPUC) and California Air Resources Board (CARB). Applicable California law and regulations require California gas corporations to reduce methane emissions by 20% below 2015 baseline by 2025 and 40% below 2015 baseline by 2030. Utilities’ progress toward state goals are tracked and reported via CPUC-mandated annual reports.

(4)	All financial and operating metrics represent 100% of Oncor’s 2023 year-end results.
2024 Proxy Statement	7

Proxy Statement Summary
Executive Compensation
2023 Compensation Overview
Our executive compensation program is designed to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance. We place an emphasis on variable performance-based pay, with each component designed to promote value creation and alignment of our management team’s compensation with our long-term strategic objectives.

Note: The Chief Executive Officer’s pay mix at target is based on 2023 annual base salary, 2023 target performance-based annual bonus and the target grant date value of 2023 long-term equity-based incentives.
Performance-Based Annual Bonus
80% ABP Earnings (as defined below) • Provides an accurate, comprehensive, and understandable picture of annual financial performance
12% Safety Measures (as defined below) • Promotes safe and responsible operations and the safety of customers and employees
8% Sustainability Measures (as defined below) • Promotes sustainable operations and strong governance

Long-Term Equity-Based Incentives(1)

Performance-Based Restricted Stock Units (weighted at two-thirds, collectively)
• One-third based on 3-year relative total shareholder return (TSR), allocated evenly between
  • Relative TSR vs. S&P 500 Utilities Index(2)
  • Relative TSR vs. S&P 500 Index
• One-third based on 3-year EPS CAGR with payout scale set based on forward consensus estimates of EPS CAGR of S&P 500 Utilities Index peers(2)

Stock Options (weighted at one-third) • Focus on growth and shareholder alignment
(1)	As used in this proxy statement, the term “long-term equity-based incentives” refers to the annual long-term incentive plan (LTIP) awards granted on January 3, 2023.
(2)
For purposes of long-term equity-based incentives and labor market reviews, all references to the S&P 500 Utilities Index or our S&P 500 Utilities Index peers refer to the companies constituting the S&P 500 Utilities Index, excluding water companies.

2023 Compensation Decisions and Outcomes
Base Salary. Mr. Martin received a 2023 annual salary planning increase of 7.1%. Increases for the other named executive officers, excluding Ms. Sedgwick, ranged from 6.0% to 8.4%. This planning process takes into account factors such as market survey data, evaluation of each named executive officer’s responsibilities and contributions, retention considerations, and others, to help ensure base salaries remain competitive and appropriately account for any evolution or expansion of individuals’ roles. Ms. Sedgwick, who was promoted to Chief Administrative Officer in December 2021, received a 21.7% increase, reflecting the Compensation and Talent Development Committee’s philosophy of generally setting initial compensation conservatively when an executive is promoted into a new role (which it did with Ms. Sedgwick’s initial compensation upon her promotion in December 2021) and, depending on performance, increasing compensation over time.
Performance-Based Annual Bonus. Our 2023 target earnings for annual bonus plan purposes (ABP Earnings) were $2,784 million, an increase of $127 million, or 5%, over our 2022 target ABP Earnings of $2,657 million. The $223 million range between the 2023 ABP Earnings target and maximum goals continues the trend of broadening this range, which was $159 million in 2022, $142 million in 2021 and $81 million in 2020. Our 2023 ABP Earnings were $2,977 million. In determining ABP Earnings for 2023, the Compensation and Talent Development Committee made certain predefined adjustments to GAAP earnings. See “Reconciliation of GAAP Earnings to ABP Earnings” on page 62 and Appendix D to this proxy statement for additional information. Based on performance on ABP Earnings, and on the pre-defined employee and public safety measures (Safety Measures) and environmental, culture and governance measures (Sustainability Measures), 2023 annual bonuses were achieved at 176% of target. For more detail, see “Executive Compensation—Compensation Discussion and Analysis—Rigor of Incentive Targets.”
Long-Term Equity-Based Incentives. Long-term equity-based incentives are the largest single component of the total 2023 target compensation package for each named executive officer. In accordance with our pay-for-performance philosophy, 100% of our Chief Executive Officer’s 2023 annual LTIP award was performance-based, with one-third of the award’s grant date value tied to relative TSR performance, one-third tied to EPS growth and one-third in nonqualified stock options, which the Compensation and Talent Development Committee views as performance-based because their value depends on our stock price increasing over time. The overall payout for the 2021-2023 LTIP awards based on relative TSR and EPS growth was 163% of target.
8	2024 Proxy Statement

Proxy Statement Summary
Voting Information
Eligibility: Shareholders of our common stock at the close of business on the record date, March 13, 2024, are entitled to notice of the Annual Shareholders Meeting and to vote their shares as described below on each of the proposals to be voted on at the meeting. Each share of common stock is entitled to one vote on each of the director nominees named in this proxy statement and one vote on each of the other proposals to be voted on at the meeting.
Voting by Shareholders of Record: Shareholders of record may vote in the following ways:

Using the Internet at www.proxyvote.com or scanning the QR code included in your proxy materials	Calling (800) 690-6903 in the U.S. and Canada	Mailing your marked, dated and signed proxy card	Attending the Annual Shareholders Meeting at www.virtualshareholdermeeting.com/ SRE2024
For Internet and telephone voting in advance of the meeting, you will need to have your notice about the Internet availability of our proxy materials or proxy card available and use the company number and account number shown on the notice and card. Internet and telephone voting in advance of the meeting are available for shareholders of record until 11:59 p.m. Eastern Time on May 8, 2024.
Voting By Other Shareholders: Beneficial owners of shares should follow the voting instructions provided by their bank, broker or other nominee. If you hold shares in any of the Employee Savings Plans, as defined in Question 12 under “About the Annual Shareholders Meeting and Voting” below, your voting instructions with respect to such shares must be received by 8 a.m. Eastern Time on May 6, 2024 for the trustee of the plans to vote your shares in accordance with your instructions. See Question 12 below for additional information.
2024 Proxy Statement	9

Corporate Governance
Generally, our business and affairs are managed and all corporate powers are exercised by or under the direction of our Board of Directors. Several standing and ad hoc committees assist the board in carrying out its responsibilities, and each standing committee operates under a written charter adopted by the board. Under our shared governance model, the board and its committees establish fundamental corporate policies and oversee the performance of the company as well as our Chairman and Chief Executive Officer and the other officers to whom the board has delegated authority to manage our day-to-day business operations.
The board has adopted Corporate Governance Guidelines that set forth expectations for director performance, director independence standards, board committee structure and functions, and other policies for the company’s governance. It also has adopted a Code of Business Conduct and Ethics for Directors and Principal and Executive Officers, which applies to each member of the Board of Directors of Sempra, the principal executive, financial and accounting officers (or persons performing similar functions) of Sempra, SDG&E and SoCalGas and all other executive officers of Sempra. We also have a Code of Business Conduct that applies to all employees of Sempra and any subsidiary or other entity as to which Sempra has majority ownership and control. These codes of conduct establish important standards that underpin our business practices, including for honest and ethical conduct, safe and responsible actions, fair and accurate disclosures, and compliance with and accountability to applicable law and company policies.
Our Corporate Governance Guidelines, standing committee charters, including our Audit, Compensation and Talent Development and Corporate Governance Committee charters, Code of Business Conduct and Ethics for Directors and Principal and Executive Officers and Code of Business Conduct applicable to employees, are all posted on our website at www.sempra.com under the “Corporate governance” tab of the “Investors” tab. Paper copies may be obtained upon request by writing to the attention of our Corporate Secretary at Sempra’s principal executive offices at 488 8th Avenue, San Diego, California 92101. If we either (i) amend a provision of our Code of Business Conduct and Ethics for Directors and Principal and Executive Officers and the amendment relates to any element of the code of ethics definition set forth in Item 406(b) of U.S. Securities and Exchange Commission (SEC) Regulation S-K or (ii) grant to our principal executive officer, principal financial officer or principal accounting officer or controller a waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics for Directors and Principal and Executive Officers and the waiver relates to one or more of the elements of the code of ethics definition set forth in Item 406(b) of SEC Regulation S-K, then we intend to describe on our website under the “Corporate governance” tab of the “Investors” tab the date and nature of any such amendment or waiver and, if applicable, the name of the person to whom the waiver was granted, or if we do not make such disclosure on our website, we will include it in a current report on Form 8-K filed with the SEC.
Board of Directors
Functions
In addition to its general oversight role, our Board of Directors performs a number of specific functions, including, among others:
•	Selecting our Chief Executive Officer and overseeing his or her performance
•	Planning for management succession
•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management
•	Assessing and monitoring risks to the company’s business and evaluating and overseeing risk management strategies
•	Reviewing and approving significant corporate actions
•
Fostering the company’s values-driven culture and reviewing and monitoring processes designed to maintain the company’s integrity, including financial statements, compliance with law and ethics and relationships with shareholders, employees, customers, suppliers and other stakeholders

•	Nominating directors, evaluating board effectiveness, appointing board committee members and overseeing effective corporate governance
Leadership Structure
The board is led by the Chairman of the Board. Today, the Chief Executive Officer is appointed to fill that role, which is accompanied by the role of a Lead Independent Director with a fulsome set of responsibilities. The Board of Directors retains the flexibility to determine, from time to time on an ongoing basis, whether the offices of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman of the Board.
This flexibility permits the board to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances, and to select the individual it considers to be best-suited to serve as Chairman of the Board at any particular time. The non-management directors have historically evaluated the board’s leadership structure on an annual basis and expect to continue to do so, and their board leadership decisions are made based on their determination of the leadership structure that is in the best interests of our company and our shareholders at the time. As part of the board’s annual evaluation of its leadership structure, the board thoroughly reviews the performance of the acting Chairman of the Board, and considers such factors as the qualifications of the Chairman, experience and performance as Chairman, the
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company’s performance under the existing board leadership structure, the benefits of different leadership structures in facilitating board effectiveness, the composition of the board and the role of our independent directors, and feedback from our shareholders. Currently, Jeffrey W. Martin serves as both our Chief Executive Officer and our Chairman of the Board. Each year since the initial appointment of Mr. Martin to the Chairman and Chief Executive Officer roles in 2018, the non-management directors have considered Mr. Martin’s particular skills and qualifications, including his extensive leadership and industry experience as a long-tenured employee of the Sempra family of companies with an outstanding career of achievement, as well as his resulting comprehensive understanding of the rules of the California Public Utilities Commission, the principal regulator of our California utilities, and the various other principal factors that impact our businesses. In addition, the board has carefully evaluated Mr. Martin’s contributions as a director, performance as Chairman of the Board and significant accumulated experience since his appointment to each of these roles. During this time, Mr. Martin has contributed to the board additional and valuable perspectives on, among other topics, strategy, business development, mergers and acquisitions, investor relations, succession planning, capital markets activities and regulated utilities.
Mr. Martin’s combined service as Chairman and Chief Executive Officer has allowed him to lead the board while providing critical leadership to our businesses on strategic initiatives and challenges, thus acting as a bridge between the board and the operating organization. The board believes this structure has enhanced board oversight and effectiveness, as Mr. Martin’s involvement in our day-to-day operations has afforded him in-depth and first-hand knowledge of the principal issues, opportunities and challenges facing our company, which enables him to help focus our directors’ time and attention on the company’s most critical matters, while concurrently implementing the board’s oversight role and directly incorporating the board’s goals, strategies and initiatives in his management of our businesses. We believe these benefits of combining the Chairman and Chief Executive Officer roles are particularly impactful in light of the ascending complexities of our businesses.
Another important part of the board’s annual deliberations on its leadership structure is the overall composition of the board and the strong role of the company’s independent directors. During periods in which we do not have an independent Chairman of the Board, our Corporate Governance Guidelines require the independent directors to select annually an independent director to serve as the Lead Independent Director. If a Lead Independent Director is appointed, the role has broad powers and responsibilities. The position and role of the Lead Independent Director is intended to expand lines of communication between the board and members of management and it is not intended to reduce the free and open access and communications that each director has with other directors and members of management. Cynthia J. Warner, who has been a director since 2019, was appointed as the Lead Independent Director immediately following our 2022 annual shareholders meeting. Our robust Lead Independent Director role includes the following functions and responsibilities:
•
Provide leadership to the Board of Directors if circumstances arise in which the role of the Chairman of the Board may be, or may be perceived by the Lead Independent Director or by the other independent directors to be, in conflict

•	Preside at all meetings of the Board of Directors at which the Chairman of the Board is not available
•	Organize, convene and preside over executive sessions of the non-management directors
•	Act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer
•	Review and approve all board and committee agendas and approve information sent to the board, providing input to management on the scope and quality of such information
•
Consult with the Chairman of the Board, Chief Executive Officer and committee Chairs regarding the topics and schedules of the meetings of the board and its committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items

•	Call a special meeting of the Board of Directors or the independent directors at any time, at any place and for any purpose
•	In consultation with the Chief Executive Officer, assist the board, the Corporate Governance Committee and management in complying with the Corporate Governance Guidelines
•	Be available for consultation and direct communication with the company’s major shareholders
•
Collect and communicate to the Chairman of the Board and Chief Executive Officer the views and recommendations of the independent directors relating to his or her performance, other than with respect to the annual performance review

•	Consult with the Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates
•
Together with the Chair of the Corporate Governance Committee and the Chairman of the Board, has the authority to extend the board’s invitation to selected candidates to join or be nominated for election to the board

•	Consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to the company
•
Together with the Compensation and Talent Development Committee and the Chairman of the Board, report annually to the board on succession planning, including policies and principles for executive officer selection

•	Perform such other duties as may be assigned from time to time by the independent directors
We believe our board leadership structure is responsive to the overall perspectives of the holders of a majority of our shares. We conducted an extensive shareholder outreach program in our 2023-2024 engagement cycle regarding our board leadership structure and various other matters, in which we reached out to shareholders representing approximately 63% of our total outstanding shares of common stock and we engaged with holders of approximately 56% of our outstanding shares of common stock. Among the shareholders with whom we engaged, the majority (in terms of number of shares represented) either had no preference for an independent Chairman of the Board or had no preference for an independent Chairman of the Board after taking into account certain additional factors, including that we have a Lead Independent Director with significant duties. For additional information, see “Robust Engagement Program–Shareholders” below.
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The Board of Directors believes its independence and oversight of management and company risks are maintained effectively through its flexible leadership structure, including the robust role of the Lead Independent Director, the strong role of our independent directors generally and the board’s overall composition, which currently includes eight independent directors (89% of the board) and 100% independent director composition of all board committees (other than the Executive Committee), and our other sound corporate governance policies and practices.
Based on the foregoing and other factors, the Board of Directors determined in its most recent evaluation of the board’s leadership structure, and continues to believe, that combining the roles of Chief Executive Officer and Chairman of the Board continues to best serve the interests of Sempra and our shareholders.
Director Independence
The Board of Directors determines the independence of each of our directors and director nominees by applying the independence standards established by the NYSE. These standards provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with the company. Material relationships may include, depending on the circumstances, commercial, industrial, banking, consulting, legal, accounting, charitable, family and other business, professional and personal relationships. These standards also identify various other relationships that preclude a determination of director independence.
Applying these standards, the board annually reviews and determines the independence of each of the company’s directors and director nominees. In its most recent review, the board considered, among other things: each non-employee director’s directorships, employment or other service relationships, significant ownership, other affiliations and any of the foregoing relationships of a director’s immediate family members, in each case with or of organizations with which Sempra or any of its subsidiaries or other entities as to which it has majority ownership does business; the absence of any employment relationship between Sempra or any of its subsidiaries or other entities as to which it has majority ownership and each director and his or her immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under NYSE independence standards; the absence of any affiliation of each director or his or her immediate family members with the company’s independent registered public accounting firm, compensation consultants, legal counsel or investment banks; the absence of any transactions in which a director or his or her immediate family members has a direct or indirect material interest that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and any discretionary contributions we may make to non-profit organizations with which a director or his or her immediate family members are associated. In assessing the materiality of director relationships, the board broadly considers all relevant facts and circumstances both from the standpoint of the director and also from that of persons or organizations with which the director has an affiliation.
Based on this review, the board has affirmatively determined that each of the following non-employee directors, each of whom is a director nominee standing for reelection at the Annual Shareholders Meeting, is an independent director:
Andrés Conesa	Richard J. Mark	Michael N. Mears	Cynthia J. Warner
Pablo A. Ferrero	Bethany J. Mayer	Jack T. Taylor	James C. Yardley
Based on its review, the board also has affirmatively determined the independence of Alan L. Boeckmann and Maria Contreras-Sweet, who were directors until their retirement from the board in May 2023, and Cynthia L. Walker, who was a director until her resignation from the board in September 2023.
Mr. Martin cannot be considered an independent director due to his position as an executive officer of the company.
Director Share Ownership Guideline
The board has established a director share ownership guideline to further strengthen the link between director and shareholder interests. For each of our non-employee directors, the guideline calls for ownership of a number of shares of our common stock having a value of five times the director’s annual base retainer of $105,000, resulting in an ownership guideline equal to $525,000. For these purposes, in addition to shares of our common stock owned directly, share ownership includes phantom shares into which compensation has been deferred and unvested service-based restricted stock units. The Compensation and Talent Development Committee annually reviews adherence to this guideline, which is expected to be attained within five years after becoming a director. At the time of the Compensation and Talent Development Committee's review in 2023, all of our non-employee directors met or exceeded the ownership guideline or had additional time to do so.
The board also has established officer share ownership guidelines. For information about these guidelines, see “Executive Compensation—Compensation Discussion and Analysis—Share Ownership Guidelines.”
Director Overboarding Policy
Our director overboarding policy was revised in 2020 to align with shareholder feedback and the voting policies of some of our major shareholders. Pursuant to the policy, any director or director nominee who is a named executive officer of a public company should not serve on more than two public company boards (including the board of the company for which the director serves as a named executive officer), and such
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directors and director nominees will be expected to become compliant with this policy in advance of being nominated to stand for election at Sempra’s next annual shareholders meeting. In addition, any director or director nominee who is not also a named executive officer of a public company should not serve on more than four public company boards (including our board). Finally, our Corporate Governance Guidelines provide that no member of the Audit Committee may serve on more than a total of three audit committees of public companies (including our Audit Committee) unless the board affirmatively determines that a director’s multiple service on audit committees does not impair the director’s effectiveness on our Audit Committee. All our director nominees are in compliance with our overboarding policy.
Board, Committee and Shareholder Meetings
At regularly scheduled board and committee meetings, directors review and discuss management reports regarding the company’s performance, prospects and plans, as well as significant opportunities and material risks facing the company and other matters the board considers germane to fulfilling its responsibilities. At least once a year, the board reviews management’s long-term strategic and financial plans, including an annual detailed and comprehensive strategy discussion. The Chairman of the Board or, in certain circumstances as described in “Leadership Structure” above, the Lead Independent Director, presides over each board meeting.
At executive sessions, directors convene in both director-only sessions and sessions with only non-management directors to discuss issues such as succession planning, Chief Executive Officer performance and compensation (the Chief Executive Officer is not present for deliberations or approvals of his own compensation), executive development, board performance and other matters deemed relevant. An executive session is held at each regular board meeting, and any director may call for an executive session at any board meeting. The Lead Independent Director presides over executive sessions in which the Chairman of the Board is not present.
The Chairman of the Board proposes the agenda and schedule for each meeting, which the Lead Independent Director then reviews and modifies or approves. Committee agendas and schedules are set by or in consultation with the applicable committee Chair and with the approval of the Lead Independent Director. All directors are encouraged to propose agenda items, and any director also may raise subjects that are not on the agenda at any meeting.
Information and other materials important to understanding the business to be conducted at each board and committee meeting, to the extent available, are distributed in writing to directors in advance of the meeting. Additional information and materials may be presented at the meetings.
During 2023, the full board held six meetings and committees of the board, including standing and ad hoc committees, collectively held 26 meetings. Incumbent directors, on an aggregate basis, attended 99% of the combined number of these meetings and each incumbent director attended at least 75% of the aggregate number of meetings of the board and each committee of which the director was a member (in each case during the periods when he or she was a member).
The board expects that each director will attend annual shareholders meetings, which meeting will be virtual for 2024. All of the director nominees who were up for election at our 2023 annual shareholders meeting attended that meeting, which also was held virtually.
Evaluation of Board and Director Performance
The Corporate Governance Committee annually leads a self-evaluation by the directors of the performance of the Board of Directors in a number of categories, including board oversight, leadership, composition and independence, conduct of meetings, and committees. In this review, the board’s performance as a whole is assessed and areas in which the board believes performance could improve are identified.
The purpose of the review is to increase the effectiveness of the board and its committees, and the results are reviewed with the board and its committees. The results also are considered in connection with board refreshment efforts. In addition, each standing committee, other than the Executive Committee, conducts an annual self-evaluation, in accordance with its charter.
As illustrated below, the board also conducts an annual peer evaluation by which each director is afforded the opportunity to comment anonymously on each other board member’s performance. In order to help ensure the objectivity and integrity of this process, an outside law firm is engaged every year to conduct the peer review portion of this evaluation and compile the results.
Each independent director receives an evaluation survey for each other independent director	Directors forward completed surveys to an outside law firm that compiles results, maintaining confidentiality	The law firm provides compiled results to the Corporate Governance Committee Chair who discusses with the Chairman of the Board	The Corporate Governance Committee Chair and Chairman of the Board address specific issues directly with individual directors as needed	The full board discusses results and identifies areas in which the board’s performance can be improved and enhanced to increase board effectiveness
Our board annually reviews the individual performance, commitments and qualifications of each director who may wish to be considered for nomination for election for an additional term. The evaluations are reviewed by the Corporate Governance Committee, which makes
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Corporate Governance
recommendations to the board regarding nominees to stand for election as directors. Our board appreciates the importance of critically evaluating directors and their contributions to the board in connection with the re-nomination decision, including their collective skills, qualifications and experience, feedback from the annual board evaluation, and individual performance, attendance, participation, independence and outside board and other affiliations.
The Board’s Role in Risk Oversight
Risks are inherent in our business operations, including, among others, safety, health and operational risks, human capital risks, regulatory and compliance risks, climate and other environmental risks, cybersecurity risks, business and financial risks and reputational risks.
Sempra’s board has ultimate responsibility for risk oversight. Consistent with this responsibility, our Corporate Governance Guidelines provide that the specific functions of the Board of Directors include assessing and monitoring risks and risk management strategies.
The board reviews key aspects of our businesses, including, among others:
•	The appropriate capital structure for our businesses
•	Utility investment plans consistent with state policy objectives and regulatory review and approval of significant investments
•
Non-utility investment policies, including requiring contractual commitments from third parties to purchase a substantial portion of the capacity or output of major non-utility projects before commencing construction on the projects, subject to exceptions

•	An employee compensation program that encourages and rewards sustainable growth in our businesses and is within an acceptable risk profile
•	Commitment policies that require board review and/or approval above certain dollar thresholds
•	Reviews of the company’s high-performing culture with a focus on key areas of our operations, such as safety, sustainability, diversity and inclusion of our workforce and customer service
•
With respect to investments in which we do not operate or control the applicable entity, careful selection of business partners and representation on the entity’s board or equivalent governing body when possible

The board fulfills its risk oversight function by, among other things, reviewing reports provided to the board and to appropriate board committees, discussing material risks and opportunities with management, engaging outside experts, selecting director candidates with diverse experience and qualifications and staying informed about developments in our industry and other current events that may signal meaningful emerging or heightened risks or otherwise impact the company. The board also reviews and monitors strategic, financial and operating plans and goals intended to support sustainable long-term growth, and each of our principal operating companies is responsible for identifying and moderating risk in a manner consistent with these plans and goals. Additionally, the board utilizes various committees to focus on specific risk areas. Based on the foregoing, the board and its committees have established risk oversight and control mechanisms, policies and practices, which they monitor and change as needed.
The board believes that risk oversight requires more than any one committee. As a result, the board has diversified its risk oversight responsibilities across its membership, housing categories of risk oversight within standing board committees by topic and forming ad hoc committees to oversee certain specific risks as needed, which helps to focus committee members on specific risk areas and to direct risks by category to the committees and committee members best-suited to oversee them. For example, the responsibilities of the board’s Safety, Sustainability and Technology Committee, of which all members are independent directors, include oversight of the company’s overall safety and health practices, reinforcing our company’s strong commitment to robust safety practices. This committee also oversees a variety of sustainability matters, including climate change, human rights developments and other environmental and social issues affecting the company’s businesses. Additionally, this committee oversees cybersecurity and other information technology risks and keeps abreast of technology advancements important to our businesses and other current events or developments that could impact our cybersecurity risk. Any risk oversight that does not fall within the responsibility of a particular committee remains with the full board. The committee Chairs periodically report to the full board regarding their respective committees’ risk oversight roles. For additional information on the responsibilities of our standing board committees, see “Board Committees” below.
The board and its committees, as appropriate, regularly review and evaluate the material risks we face, including immediate-term, short-term and long-term risks of importance to our businesses, and prioritize their risk review based on likelihood of occurrence, magnitude of impact, immediacy and other factors they deem relevant.
In addition, management has developed an integrated risk management framework to assess, prioritize and monitor risks across our operations. This framework is managed by Sempra’s Chief Risk Officer, who regularly interacts with the board regarding the company’s risk management practices and policies and other related matters. Senior management presents its assessment of Sempra’s most material risks and mitigation strategies to the full board for its review regularly. In addition, the company has a robust internal audit function that reports directly to the Audit Committee.
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The Board’s Oversight of Sustainability Matters
The board recognizes the importance of overseeing risks and opportunities related to environmental stewardship, safety, stakeholder engagement, human capital and responsible governance consistent with our vision, mission and values.
As a general practice, the board monitors overall governance processes and delegates specific areas of focus to standing committees, including for sustainability matters. The board has mandated the Safety, Sustainability and Technology Committee with responsibility for the oversight of the company’s risk management and oversight programs and performance related to safety, safety culture, health, security, cybersecurity, technology, climate change, environment, sustainability, human rights, and other related matters. The board reviews annually and updates as necessary the Safety, Sustainability and Technology Committee’s charter with a view to further strengthen and clarify the way this committee oversees and considers sustainability and other related matters, including emerging risks. In addition, the board’s Compensation and Talent Development Committee is responsible for the oversight of the company’s programs and initiatives related to human capital matters, including our commitment to fostering a diverse and inclusive workplace, and also determines the executive compensation metrics related to safety and sustainability. Additional standing committees, such as the Audit Committee and Corporate Governance Committee also support in overseeing the integration and strengthening of sustainable business practices throughout the organization with respect to their specific areas of responsibility. These committees and the full board continue to strongly focus on the topics discussed below.
As described below under “Proposal 1: Election of the Nine Director Nominees Named in this Proxy Statement,” our board collectively possesses a broad and deep range of skills for effective oversight of business strategy and risk management, inclusive of sustainable business practices.
Our directors come from a variety of backgrounds including global companies, government service and public policy, financial institution leadership, and others, both within and outside of our industry. A number of our directors have had direct exposure to, and in many cases, direct oversight or decision-making responsibility for, key environmental, human capital, cybersecurity, and regulatory and government affairs matters. This includes experience and leadership in the global energy industry, including renewable energy, where sustainability and greenhouse gas emissions reduction have been a priority. Our directors also bring knowledge and insight from leadership on other public company boards, deepening our board’s collective understanding of cross-cutting matters relating to sustainable business practices. These diverse backgrounds, experiences and insights better equip our directors to guide the company in its assessment and management of evolving sustainability risks and opportunities.
High-Performance Culture
The board actively oversees management’s commitment to building a high-performance culture that is consistent with our company values – do the right thing, champion people and shape the future. Sempra’s high-performance culture has an unwavering focus on safety in everything we do, a commitment to ethical and sustainable business practices, leadership and employee development, and a recognition that diverse perspectives and an inclusive environment propel our workforce and performance for the markets we serve.

Safety
Health and safety are foundational to the Sempra family of companies. Safety is engrained in, and a key component of, our company’s culture and our employees and contractors are empowered to act in the interest of personal, public and infrastructure safety through training and awareness-building related to the importance of learning from near misses and sharing lessons learned. Comprehensive safety management plans that follow applicable safety laws, regulations and protocols are integral to our approach. Each of our operating companies manages the safe operation of its assets, with oversight provided by its board of directors as well as the Sempra board’s Safety, Sustainability and Technology Committee.
The Sempra board and its applicable committees oversee management’s efforts to uphold the safety culture of the Sempra organization through, among other things, the questions they ask, the focus they place on key organizational issues, the input they give to members of management during board and committee meetings and the overall compensation programs they approve, including basing a portion of executive compensation on the company’s performance on key safety measures.
Employee Development
Our board, primarily through its Compensation and Talent Development Committee, oversees initiatives in recruitment, development and retention of high-potential employees. We invest in a range of programs to advance a robust talent development pipeline, including internal and external mentoring and leadership training, virtual and in-person learning and networking opportunities, workshops and a tuition reimbursement program. In addition, we offer a variety of employee community service opportunities. At our U.S. operations, we support employees’ personal volunteering and charitable giving through the charitable matching program of the Sempra Foundation which is funded by Sempra.
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Performance through Inclusion and Belonging
Our board takes an active role, primarily through its Compensation and Talent Development Committee, in overseeing efforts to champion the markets we serve and maintain an engaged workforce that feels empowered to bring their whole, authentic selves to work. The board’s commitment to investing in our employees and advancing our high-performance culture underpins our efforts to deliver strong performance for all our stakeholders through an inclusive workplace where diverse views and lived experiences are embraced.
As part of our work to enhance our high-performance culture, the board oversees our action plan to improve inclusion and belonging across our enterprise, which centers on five strategies: lead from the top, accelerate engagement, create opportunity, drive conscious inclusion and partner with communities.
Since introducing our action plan, we have worked to make progress under each strategy. A portion of named executive officer compensation is linked to progress on certain objectives related to advancing the company’s high-performance culture.
Demand for Lower Carbon Energy
The board, primarily through its Safety, Sustainability and Technology Committee, takes an active role in providing oversight of Sempra’s strategies to drive resilient and safe operations while also making efforts to reduce the impact of company operations on the environment and support the demand for lower carbon energy, including our aim to have net-zero greenhouse gas emissions by 2050.(1) This includes reviewing business risks and opportunities in the context of local, national and global energy, economic and climate trends and regulations, as well as overseeing the company’s strategies to maintain a resilient energy infrastructure network to deliver energy safely and reliably. We have adopted an environmental policy to codify these principles and help us manage our implementation of these goals.

Supporting the demand for lower carbon energy will require industry leadership, technological advancements that are economically and technically feasible, and broad coordination and support from every level of government, among other factors. Following review by the Safety, Sustainability and Technology Committee, we issued our energy transition action plan in 2021, defining representative capabilities and investment opportunities to advance our aim to have net-zero greenhouse gas emissions by mid-century. These capabilities and investment opportunities include:
•	Decarbonize key market sectors, including power generation, industry and transportation;
•	Diversify energy networks, including the integration of distributed energy resources; and
•	Digitalize energy systems, including use of robotics and artificial intelligence.
A portion of named executive officer compensation is linked to achieving milestones in this area.
Transparency
The board recognizes the importance of transparent communication around the key sustainability risks and opportunities that we believe are most relevant to our shareholders and other stakeholders. Periodic assessments that solicit input from our stakeholders, including an update conducted in 2023 that we expect to publish in 2024, inform the topics on which we report. In many cases, our disclosures surpass the standards of our peers or expectations for our industry. The Safety, Sustainability and Technology Committee oversees many of these disclosures, including our annual corporate sustainability report, which addresses risks, opportunities, activities, targets and progress in the areas of greenhouse gas emissions (including emissions reductions), climate adaption and resilience, water stewardship, biodiversity, reliability, employee, contractor and public safety, affordability, employee recruitment and retention, labor standards and employment conditions, stakeholder engagement, community giving, responsible lobbying and advocacy and others. In our most recent corporate sustainability report, we included a section for each of our main operating companies, to provide greater insight into sustainable business practices in these areas at all levels of the company.
We prepare our sustainability disclosures to align with some of the leading sustainability frameworks, including the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD), both now incorporated under the International Sustainability Standards Board S1 and S2 reporting frameworks and the Global Reporting Initiative (GRI). We also report information to the CDP (formerly Carbon Disclosure Project) and publish the Edison Electric Institute and American Gas Association combined environmental, social and governance (ESG) template.
In addition to aligning our sustainability reporting with industry standards, we also listen carefully to our shareholders and seek to provide transparency on topics of particular focus for them. For example, after robust engagement with our shareholders in 2021 following our receipt of a
(1)
For this purpose, we expect that achievement of net-zero greenhouse gas emissions will be determined based on company operations in 2050 and greenhouse gas emissions will be calculated according to widely accepted emissions reporting guidelines or mandates at that time. Our emissions inventory as reported in our 2022 corporate sustainability report includes both consolidated operations and our Cameron LNG (proportionate ownership share) and TAG Norte Holding joint ventures, which are unconsolidated equity method investments. Where applicable, we try to work with our business partners to manage environmental impacts, including greenhouse gas emissions. Our net-zero aim does not include Oncor, which sets its own goals due to certain ring-fencing measures that limit Sempra’s ability to direct the management or activities of Oncor. In line with California greenhouse gas emissions targets, Sempra California has announced a slightly accelerated timeline and aims to have net-zero greenhouse gas emissions by 2045.

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shareholder proposal on the topic, we enhanced our disclosures on the alignment of our key trade associations with the Paris Agreement and Sempra’s climate positions. To assist in this endeavor, we developed and deployed a standardized trade association survey in consultation with shareholders and other key stakeholders and reported our findings from this survey in our last two annual corporate sustainability reports. As another example, we disclosed our company’s Equal Employment Opportunity-1 (EEO-1) data in 2021, which is available in the sustainability resource library on our website under the “Sustainability” tab. We also include detailed information about our efforts and goals to promote a high-performance culture in our workforce, including information about the gender and racial/ethnic make-up of our workforce, in our annual corporate sustainability report.
Robust Engagement Program
Shareholders
Sempra conducts regular engagement with our shareholders throughout the year, including spring engagement following our annual shareholders meetings and fall/winter “off-season” engagement. This cadence may be supplemented if the company wishes to gain additional feedback from shareholders on a particular matter. Recently, we have been engaging with shareholders more frequently throughout the year to maintain a steady conversation about their top priorities, and feedback from our engagement program is provided to our board on an ongoing basis. This regular dialogue with shareholders, which is separate from our investor relations team’s engagement efforts, provides Sempra’s board and management team with valuable insight into our shareholders’ priorities and feedback on matters of significance to the company and our shareholders.
Key topics discussed during 2023-2024 engagement cycle included:

• Executive compensation practices
• Energy transition initiatives
• Employee engagement and development
• Board composition, refreshment and leadership
• Corporate governance
• Safety culture
• Business strategy
• Approach to disclosure and transparency

Sempra participants included:

• Lead Independent Director(1)
• Executive Vice President and Chief Financial Officer
• Executive Vice President and Group President
• Chief Administrative Officer and Chief Human
Resources Officer
• Senior Vice President, Corporate Affairs and
Chief Sustainability Officer
• Vice President, Governance and Corporate Secretary
• Vice President, People and Culture
• Vice President, Investor Relations
• Senior Director, Compensation
• Director, Sustainability
• Director, Investor Relations

(1)	When appropriate, our Lead Independent Director may participate in our meetings with shareholders.
In total, our outreach to shareholders in our 2023-2024 engagement cycle, which included spring, summer and fall 2023 and January 2024 engagements, represented approximately 63% of our total outstanding shares of common stock, and we engaged with holders of approximately 56%(2) of our outstanding shares of common stock (a significant portion of our institutional share ownership). During our 2023-2024 engagement cycle, we also engaged with investors with substantial shareholdings outside our top 50 shareholders in addition to our regular outreach to our top 50 investors. This expanded scope of our engagement has provided a greater understanding of the viewpoints of a broader spectrum of our investors. See “Compensation Discussion and Analysis—Executive Summary—Shareholder Engagement” on page 50.
Other Stakeholders
In addition to shareholders, we engage with proxy advisory firms, ESG advocacy organizations, trade associations and other stakeholders who express an interest in our company and its operations. This further informs our practices and disclosures across corporate governance and sustainability matters.
(2)
Includes engagement with Newport Trust Company, the independent fiduciary for the Sempra Common Stock Fund. Newport Trust Company exercises its discretion on all matters to vote shares held in the Sempra Common Stock Fund under the Employee Savings Plans (as defined below) for which it receives no voting instructions. Newport Trust Company also votes shares held in the Sempra Common Stock Fund for which it receives timely voting instructions from the underlying shareholder in accordance with such instructions. We engaged with Newport Trust Company on behalf of the holders of shares held in the Sempra Common Stock Fund during our 2023-2024 engagement cycle, and we included the number of shares Newport Trust Company voted at our 2023 annual shareholders meeting (including shares voted on both a discretionary and shareholder-directed basis) in calculating these percentages, which was approximately 14,000,000.

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Corporate Governance
Succession Planning and Management Development
Our Compensation and Talent Development Committee oversees and regularly evaluates leadership succession planning practices and results. The committee reports annually to the Board of Directors on succession planning, including on principles for executive officer selection.
Review of Related Person Transactions
SEC rules require us to describe any transaction since the beginning of 2023 or any currently proposed transaction, in each case involving more than $120,000, in which we were or will be a participant and any of our directors, director nominees, executive officers, persons or entities known by us to be a beneficial owner of more than 5% of our common stock, or any member of their respective immediate families, had or will have a direct or indirect material interest. The charter of our Corporate Governance Committee requires the committee to review and approve any such “related person transaction” that is required to be disclosed. When evaluating any such transaction, the Corporate Governance Committee focuses on a variety of factors on a case-by-case basis, which may include, among other things, the identity of the related person, the nature and terms of the transaction, the interest of the related person in the transaction and the dollar amount involved.
There have been no transactions requiring such review since the beginning of 2023.
Director Orientation and Education Programs
Every new director participates in an orientation program and receives materials and briefings to acquaint him or her with our businesses, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to corporate facilities and other sources. Several directors, at the company’s expense, also attend third-party offered education courses and participate in the National Association of Corporate Directors (NACD), of which the company is a member.
Director Access to Senior Management, Independent Accountant and Counsel
Directors have complete access to our senior management and other employees and to our independent registered public accounting firm, as well as to any company information they may request. Directors also have complete access to counsel, advisors and experts of their choice to assist the board and its committees as needed in discharging their duties.
Retirement Policy
In accordance with our Corporate Governance Guidelines, directors should not be nominated to stand for election after attaining age 75.
Board Committees
Our standing board committees consist of the Audit Committee; Compensation and Talent Development Committee; Corporate Governance Committee; Safety, Sustainability and Technology Committee; and Executive Committee. In addition to these standing board committees, the board may, from time to time, establish ad hoc committees to address particular matters, transactions and projects.
Except for the Executive Committee, all members of all standing board committees are independent directors. The following table sets forth our standing board committees, 2023 meeting information for each committee and membership on each committee as of the mailing date of this proxy statement:
	Audit	Compensation and Talent Development	Corporate Governance	Safety, Sustainability and Technology	Executive
Andrés Conesa
Pablo A. Ferrero
Richard J. Mark
Jeffrey W. Martin
Bethany J. Mayer
Michael N. Mears
Jack T. Taylor
Cynthia J. Warner
James C. Yardley
Number of meetings held in 2023	5	4	8	4	0
  Committee Member    Committee Chair    Audit Committee Financial Expert
18	2024 Proxy Statement

Corporate Governance
Audit Committee
Our Audit Committee currently is, and at all times in 2023 was, entirely composed of independent directors under the independence standards for such a committee established by the NYSE and the SEC. It is directly responsible and has sole authority for the appointment, compensation, retention and oversight of our independent registered public accounting firm, which reports directly to the committee. The committee also prepares the report included in this proxy statement under “Audit Committee Report.” In addition, it assists the Board of Directors in fulfilling oversight responsibilities regarding, among other things:
•	The company’s internal controls over financial reporting
•	The integrity of our financial statements
•	Our compliance with legal and regulatory requirements
•	The independent registered public accounting firm’s qualifications and independence
•	The performance of our internal audit function and independent registered public accounting firm
The Audit Committee helps ensure the independence of our independent registered public accounting firm by, among other things, confirming the mandated rotation of the lead audit partner in accordance with SEC rules. The Audit Committee and its Chair are directly involved in the selection of the independent registered public accounting firm’s lead audit partner, including by meeting with the lead audit partner candidate and discussing among the committee members and with management. We most recently rotated our lead audit partner in 2019, with a new lead audit partner scheduled to start this year.
The board has determined that each member of the Audit Committee is financially literate. It also has determined that Mr. Taylor, who chairs the committee, is an audit committee financial expert as defined by the rules of the SEC.
Compensation and Talent Development Committee
Our Compensation and Talent Development Committee currently is, and at all times in 2023 was, entirely composed of independent directors under the independence standards for such a committee established by the NYSE and the SEC. It assists the board in the evaluation and compensation of our executives, and it establishes our compensation principles and policies and designs and oversees our executive compensation program. The committee’s responsibilities include, among others:
•	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation
•
Evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining and approving (and recommending for ratification by the board acting solely through the independent directors) his or her compensation level based on the committee’s performance evaluation

•	Determining and approving (and periodically reviewing with the board) other executive officer compensation
•	Making recommendations to the board with respect to incentive compensation plans and equity-based plans that are subject to board approval
•	Evaluating and overseeing risk in our compensation programs
•	Overseeing benefit plans and programs
•
Reviewing and discussing the Compensation Discussion and Analysis required to be included in the company’s proxy statement and annual report on Form 10-K with management and determining whether to recommend to the board that such disclosure be so included

•	Producing the report included in this proxy statement under “Compensation and Talent Development Committee Report”
•	Reporting to the board annually on succession planning together with the Chairman of the Board and Lead Independent Director, including on principles for executive officer selection
•
Reviewing reports on the company’s human capital management policies, initiatives and outcomes, including broader organizational leadership development and career progression and the company’s efforts to build a more diverse and inclusive workplace

2024 Proxy Statement	19

Corporate Governance
Corporate Governance Committee
Our Corporate Governance Committee currently is, and at all times in 2023 was, entirely composed of independent directors under the independence standards established by the NYSE. The committee’s responsibilities include, among others:
•	Identifying individuals qualified to become directors consistent with criteria approved by the board
•	Recommending to the board nominees to stand for election as directors and candidates to fill board vacancies
•	Overseeing the evaluation of the board and management
•	Recommending directors for appointment by the board as members of board committees
•	Developing and recommending to the board corporate governance guidelines
•	Reviewing public policy priorities on an annual basis, including charitable giving, political contributions and lobbying activities
The committee reviews with the board the skills and characteristics required of directors in the context of the board’s current composition and the needs of the board as a whole in light of the company’s long-term business strategy. It seeks a group of individuals who bring to the board a variety of complementary skills and a range of viewpoints, backgrounds, experiences and other individual qualities and attributes that contribute to overall board diversity. It solicits the names of director candidates from a variety of sources, including, at its discretion, members of the board and search firms. The committee also considers candidates submitted by shareholders pursuant to the process described in Question 32 under “Information About 2025 Shareholder Proposals and Director Nominations” below.
The committee reviews biographical data and other relevant information regarding potential board candidates, may request additional information from the candidates or other sources and, if the committee deems it appropriate, may interview candidates and consult references and others who may assist in candidate evaluation. The committee evaluates all candidates in the same manner, whether identified by shareholders or through other sources.
In considering potential director candidates, the committee evaluates each candidate’s character, integrity, independence, judgment, knowledge, experience, background and other relevant factors to develop an informed opinion of his or her qualifications and ability and dedication to meet the board’s expectations for directors as set forth in our Corporate Governance Guidelines. The committee’s deliberations reflect the board’s requirement that substantially all directors must be independent directors and that all director nominees must be financially literate or must become financially literate within a reasonable period of time after becoming a director. They also reflect the board’s views regarding the appropriate number of directors and the overall composition of the board, including its belief that the membership of the board should reflect diversity and be drawn from a pool of diverse, qualified candidates.
The committee assesses the effectiveness of these director nomination policies and practices as part of its annual review of board composition and board, committee and individual director performance and in its recommendations to the board of nominees to stand for election as directors at the next annual meeting of our shareholders.
The committee, in recommending nominees to stand for election as directors at the Annual Shareholders Meeting, and the board, in approving the director nominees named in this proxy statement, considered, among other things, the individual experience, background, qualifications, attributes and skills of each nominee (including his or her prior contributions to the board), with a view toward constituting a board that, as a whole, is well-qualified to oversee our businesses.
With respect to Dr. Conesa, the committee and the board also considered that he has been the Chief Executive Officer and a director of Grupo Aeroméxico S.A.B. de C.V. since 2005 and that Grupo Aeroméxico filed a voluntary petition under Chapter 11 of the U.S. federal bankruptcy laws in June 2020. The committee and the board concluded that this event does not reflect upon the integrity of Dr. Conesa or his ability and qualifications to serve on our board, but was a direct consequence of the unprecedented global COVID-19 pandemic that resulted in domestic and international travel restrictions and severely impacted the air travel industry.
For additional information about the nominees and their qualifications, see “Proposal 1: Election of the Nine Director Nominees Named in this Proxy Statement.”
20	2024 Proxy Statement

Corporate Governance
Safety, Sustainability and Technology Committee
Our Safety, Sustainability and Technology Committee currently is, and at all times in 2023 was, entirely composed of independent directors under the independence standards established by the NYSE. This committee’s responsibilities include, among others, assisting the board:
•
In overseeing the company’s risk management, oversight programs and performance related to safety, safety culture, health, security, cybersecurity, technology, climate change, sustainability, human rights and related matters affecting the company, including employees, customers and the communities in which the company operates (collectively, SST Matters)

•	In overseeing the policy, laws and regulations pertaining to SST Matters
•	In overseeing the integration of sustainable business practices into the company’s immediate- and longer-term business strategies and operations to address SST Matters
•	In reviewing management’s implementation of risk management protocols concerning cybersecurity issues, including breaches and attacks, privacy and infrastructure security
•	In reviewing with management and, if applicable, external advisors, the company’s annual corporate sustainability report
Executive Committee
Our Executive Committee meets on call by the Chairman of this committee to act on emergency or other time-sensitive issues during periods between meetings of the Board of Directors when scheduling or other requirements make it difficult to convene the full board.
Communications with the Board
The board has adopted a Director Communications Screening Policy to facilitate communications with the company’s Board of Directors, which is available on our website under the “Corporate governance” tab of the “Investors” tab. Under this policy, shareholders, employees and other interested parties who wish to communicate with the board, non-management directors as a group, a board committee or specific individual director may do so by writing to the board or the specific directors or group of directors in care of our Corporate Secretary. Any such communications regarding accounting, accounting policies, internal accounting controls and procedures, auditing matters, financial reporting processes or disclosure controls and procedures are relayed to the Audit Committee Chair.
All communications are reviewed by the Corporate Secretary and provided to the directors consistent with a screening policy providing that unsolicited marketing or advertising materials, routine items that can be appropriately addressed by management, and certain other items unrelated to the duties and responsibilities of the board are not relayed to directors. All communications, including any communication that is not relayed, is recorded in a log and made available to any director upon request.
The address to which communications to the board should be sent is:
C/O Corporate Secretary Board of Directors Sempra 488 8th Avenue San Diego, CA 92101
2024 Proxy Statement	21

Corporate Governance
Director Compensation
Overview
The Compensation and Talent Development Committee of the Sempra Board of Directors reviews non-employee director compensation on an annual basis. The committee’s independent compensation consultant, Exequity, annually provides the committee with a report that analyzes the competitiveness of Sempra’s director compensation in total and by component. Any changes to director compensation are approved by the Board of Directors.
Directors who also are employees of the company are not additionally compensated for service as a director. The compensation of Jeffrey W. Martin, our Chairman, Chief Executive Officer and President, is summarized in the 2023 Summary Compensation Table appearing under “Executive Compensation—Compensation Tables” below.
Our 2023 non-employee director compensation program is summarized in the table below.
2023 Non-Employee Director Compensation Program
Board Retainers:
Annual Base Retainer	$105,000
Lead Independent Director Retainer	$50,000
Committee Chair Retainers:
Audit Committee Chair Retainer	$20,000
Compensation and Talent Development Committee Chair Retainer	$15,000
Other Committee Chair Retainer(A)	$10,000
Committee Member Retainers:
Audit Committee Member Retainer	$20,000
Other Committee Member Retainer(B)	$10,000
Equity:
Mandatory Deferred Equity	$50,000
Annual Equity Award	$125,000
Initial Equity Award for New Director	$125,000
(A)	Applicable to the Corporate Governance Committee and Safety, Sustainability and Technology Committee.
(B)	Applicable to the Compensation and Talent Development Committee; Corporate Governance Committee; Safety, Sustainability and Technology Committee; and Executive Committee.
Retainers
Directors who are not employees of Sempra received annual retainers in 2023 as set forth in the table above. Directors could elect to receive their retainer in cash or to defer it into phantom investment funds (including a fund for which interest is credited at the higher of 110% of the Moody’s Corporate Bond Yield Average or the Moody’s Corporate Bond Yield Average plus 1%) or phantom shares of our common stock.
Equity
Each quarter in 2023, non-employee directors were credited with a number of vested phantom shares of our common stock having a market value of $12,500, which we refer to as Mandatory Deferred Equity, and are required to hold these phantom shares until retirement or other separation from the board. Following the director’s retirement or other separation from the board, the current market value of the shares credited to the director’s account (together with related reinvested dividend equivalents) is paid to the director in cash. Directors also received initial or annual equity awards, which are described below.
In our 2023 director compensation program, any newly appointed non-employee director would have received an initial equity award having a market value of $125,000 and vesting (together with related reinvested dividend equivalents) on the first anniversary of the grant date.
Thereafter, at each annual shareholders meeting (other than any annual meeting that is immediately following and in the same calendar year as the director’s initial appointment to the board), each non-employee director who continues to serve as a director receives an annual equity award having a market value of $125,000 that vests (together with related reinvested dividend equivalents) on the date of the next annual shareholders meeting. Directors could elect to receive the initial and annual equity awards in the form of restricted stock units or phantom shares of our common stock.
Unvested restricted stock units or phantom shares of our common stock immediately vest if the director’s service on the board terminates by reason of death, disability or removal without cause. Upon any other termination event, all unvested restricted stock units or phantom shares are forfeited.
22	2024 Proxy Statement

Corporate Governance
2023 Compensation Program Updates
Based on Exequity’s review of market data and in an effort to continue to provide competitive compensation, the following changes were made to our non-employee director compensation program in 2023:
•	The annual base retainer for all non-employee directors was increased from $90,000 to $105,000,
•	The additional annual retainer for our Lead Independent Director was increased from $40,000 to $50,000, and
•	The grant date market value of the annual equity award and initial equity award was increased from $115,000 to $125,000.
Director Compensation Table
We summarize below the 2023 compensation of our non-employee directors who served on our board during the year.
	Fees Earned or Paid in Cash	Stock Awards(B)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(C)	All Other Compensation(D)	Total
Alan L. Boeckmann(A)	$ 45,673	$ 18,269	$ 2,045	$25,000	$ 90,987
Andrés Conesa	$160,000	$175,085	$ 3,682	—	$338,767
Maria Contreras-Sweet(A)	$ 49,327	$ 18,269	$ 283	$ 4,000	$ 71,879
Pablo A. Ferrero	$125,000	$175,000	$ 887	—	$300,887
Richard J. Mark(A)	$ 48,791	$141,077	—	—	$189,868
Bethany J. Mayer	$147,747	$175,085	—	—	$322,832
Michael N. Mears	$137,747	$175,000	$ 5,922	$20,000	$338,669
Jack T. Taylor	$165,000	$175,000	$25,713	$14,000	$379,713
Cynthia L. Walker(A)	$101,250	$162,500	—	—	$263,750
Cynthia J. Warner	$188,626	$175,085	—	$25,000	$388,711
James C. Yardley	$125,000	$175,000	—	$25,000	$325,000
(A)
Mr. Boeckmann and Ms. Contreras-Sweet were not nominated to stand for reelection at our 2023 annual shareholders meeting and retired from the board effective May 12, 2023. Ms. Walker resigned from the board effective September 7, 2023. Mr. Mark joined the board on August 21, 2023.

(B)
Represents the grant date fair value of the equity awards of restricted stock units and phantom shares of our common stock granted during the year. These amounts represent our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the awards. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 10 of the Notes to Consolidated Financial Statements included in our 2023 Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. These awards were valued at the fair market value of our shares at the crediting date without reduction for non-transferability. The amounts set forth in this column are equal to the number of shares subject to 2023 awards multiplied by the grant date closing price of Sempra’s common stock. The restricted stock units are settled in shares of Sempra common stock upon vesting. The phantom shares are paid in cash in accordance with the director’s payout election under the terms of the company’s nonqualified deferred compensation plan following the director’s retirement or other separation from the board. Restricted stock unit awards are rounded up to the next whole number of units at grant, while phantom share awards are not rounded at grant but are rounded to the nearest whole number of shares solely for purposes of presentation in these tables.

The following table reflects the components of the stock awards granted to each non-employee director in 2023:
		Equity Grant
	Mandatory Deferred Equity	Phantom Shares	Restricted Stock Units	Total
Alan L. Boeckmann(1)	$18,269	—	—	$18,269
Andrés Conesa	$50,000	—	$125,085	$175,085
Maria Contreras-Sweet(1)	$18,269	—	—	$18,269
Pablo A. Ferrero	$50,000	$125,000	—	$175,000
Richard J. Mark(1)	$16,033	—	$125,044	$141,077
Bethany J. Mayer	$50,000	—	$125,085	$175,085
Michael N. Mears	$50,000	$125,000	—	$175,000
Jack T. Taylor	$50,000	$125,000	—	$175,000
Cynthia L. Walker(1)	$37,500	$125,000	—	$162,500
Cynthia J. Warner	$50,000	—	$125,085	$175,085
James C. Yardley	$50,000	$125,000	—	$175,000
(1)
Mandatory deferred equity was prorated for Mr. Boeckmann and Ms. Contreras-Sweet who retired from the board effective May 12, 2023 and for Mr. Mark who joined the board on August 21, 2023. Ms. Walker’s 2023 annual equity grant was forfeited due to her resignation from the board effective September 7, 2023.

2024 Proxy Statement	23

Corporate Governance
The following table summarizes outstanding equity balances for each non-employee director at December 31, 2023:
	Phantom Shares	Restricted Stock Units	Total
Alan L. Boeckmann	57,922	—	57,922
Andrés Conesa	9,237	1,659	10,896
Maria Contreras-Sweet	4,161	—	4,161
Pablo A. Ferrero	13,421	—	13,421
Richard J. Mark	246	1,822	2,068
Bethany J. Mayer	10,482	1,659	12,141
Michael N. Mears	14,480	—	14,480
Jack T. Taylor	33,901	—	33,901
Cynthia L. Walker	—	—	—
Cynthia J. Warner	7,441	1,659	9,100
James C. Yardley	33,358	—	33,358
(C)
Consists of above-market interest (interest in excess of 120% of the federal long-term rate) on deferred compensation for 2023. None of our directors are eligible for pension benefits so there was no aggregate change in the actuarial value of accumulated benefits under any defined benefit pension plan for any directors in 2023.

(D)
Consists of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of directors on a dollar-for-dollar basis up to an annual maximum match of $25,000 for each director.

In addition to the compensation for non-employee directors set forth above, Sempra has agreements with these directors that provide for indemnification for monetary damages to the fullest extent permissible under California law, which are intended to help mitigate concerns about personal liability in connection with their service for the company.
24	2024 Proxy Statement

Audit Committee Report
The Audit Committee of the Board of Directors is composed of the four directors named below, all of whom have been determined by the board to be independent directors. The board also has determined that all members of the committee are financially literate and that Mr. Taylor, the Chair of the committee, is an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission. The committee’s charter, adopted by the board, is posted on the company’s website at www.sempra.com under the “Corporate governance” tab of the “Investors” tab.
The committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting the board in providing oversight of the company’s financial reporting process. In fulfilling its oversight responsibilities, the committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal control and financial reporting matters.
It is not the committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States of America and applicable laws, rules and regulations. Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, as well as the company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting, disclosure controls and procedures, and risk management. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the company’s annual financial statements, expressing an opinion as to the conformity, in all material respects, of the annual financial statements with accounting principles generally accepted in the United States of America, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and performing reviews of the company’s quarterly financial statements.
The committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission, which require the independent registered public accounting firm to communicate information to the committee regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States of America, significant accounting policies, management judgments and estimates, any significant unusual transactions or audit adjustments, any disagreements with management and any difficulties encountered in performing the audit and other similar matters required to be discussed with the committee by those standards.
The committee also has received from Deloitte & Touche LLP a report providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Deloitte & Touche LLP also has discussed its independence with the committee and confirmed in the report that, in its professional judgment, it is independent of the company within the meaning of the federal securities laws. The committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates is compatible with its independence.
The committee also has reviewed and discussed with the company’s management the audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and management’s report on internal control over financial reporting. Management has confirmed to the committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal control over financial reporting. Deloitte & Touche LLP has expressed its professional opinions that the financial statements present fairly, in all material respects, the financial position and results of operations of the company in conformity with accounting principles generally accepted in the United States of America, and that management has maintained, in all material respects, an effective system of internal control over financial reporting. In addition, the company’s Chief Executive Officer and Chief Financial Officer have reviewed with the committee the certifications that each will file with the U.S. Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.
Based on these considerations, the Audit Committee has recommended to the Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the U.S. Securities and Exchange Commission.
Audit Committee Jack T. Taylor, Chair Andrés Conesa Richard J. Mark Bethany J. Mayer
2024 Proxy Statement	25

Share Ownership
The following table shows the number of shares of our common stock (rounded down to the nearest whole share where applicable) beneficially owned as of March 8, 2024, by each of our directors, by each of our executive officers named in the executive compensation tables in this proxy statement (named executive officers), and by all of our directors and executive officers as a group. The shares of common stock beneficially owned by each of our directors and named executive officers and by our directors and executive officers as a group in each case total less than 1% of our outstanding shares of common stock. In calculating these percentages, shares under the heading “Phantom Shares” are not included because these phantom shares (i) cannot be voted and (ii) may only be settled for cash or cannot be settled for shares of our common stock within 60 days after March 8, 2024. As of March 8, 2024, 632,535,806 shares of our common stock were outstanding.
Name	Shares of Sempra Common Stock(A)	Shares Subject to Exercisable Options(B)	Total Shares Beneficially Owned(C)	Phantom Shares(D)	Total Shares Beneficially Owned Plus Phantom Shares(E)
Andrés Conesa	17,406	—	17,406	9,475	26,881
Pablo A. Ferrero	11,233	—	11,233	12,021	23,254
Richard J. Mark	—	—	—	412	412
Jeffrey W. Martin	18,538	1,047,566	1,066,104	146,170	1,212,274
Bethany J. Mayer	1,357	—	1,357	10,730	12,087
Michael N. Mears	4,000	—	4,000	13,088	17,088
Trevor I. Mihalik	8,875	218,112	226,987	36,442	263,429
Kevin C. Sagara	49,332	129,810	179,142	28,923	208,065
Karen L. Sedgwick	33,607	—	33,607	—	33,607
Jack T. Taylor	262	—	262	32,663	32,925
Peter R. Wall	11,633	—	11,633	—	11,633
Cynthia J. Warner	4,691	—	4,691	7,866	12,557
James C. Yardley	—	—	—	32,115	32,115
Directors and Executive Officers as a Group (14 persons)	128,856	1,265,678	1,394,534	316,248	1,710,782
(A)
None of our directors or executive officers beneficially owned any shares of our 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, as of March 8, 2024; therefore, no such shares are shown in this table.

(B)	Shares that may be acquired through the exercise of stock options that currently are exercisable or will become exercisable within 60 days after March 8, 2024.
(C)
Except as otherwise indicated, we believe, based on information furnished to us, that the persons named in this table have sole voting and sole investment power with respect to all beneficially owned shares of our common stock, subject to applicable community property laws.

(D)
Phantom shares represent deferred compensation deemed invested in shares of our common stock. These phantom shares track the performance of our common stock but cannot be voted and may only be settled for cash, except for 10,627 phantom shares deferred by Mr. Mihalik and 495 phantom shares deferred by another executive officer, in each case in connection with the vesting of certain performance-based restricted stock units, which also cannot be voted but may only be settled for shares of our common stock following separation of service from the company. All phantom shares are either fully vested or will vest within 60 days after March 8, 2024.

(E)
Although we are not required to present this total of beneficially owned shares plus phantom shares because phantom shares are not considered beneficially owned by applicable SEC rules, we believe this information provides a more complete picture of the financial stake that our directors and executive officers have in our company, which is why we include these shares when determining compliance with our share ownership guidelines.

For information regarding share ownership guidelines applicable to our directors and officers, see “Corporate Governance—Board of Directors—Director Share Ownership Guideline” and “Executive Compensation—Compensation Discussion and Analysis—Share Ownership Guidelines,” respectively.
26	2024 Proxy Statement

Share Ownership
Based on a review through March 8, 2024 of filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), the following table shows each person or entity known by us to be a beneficial owner of more than 5% of our common stock:
Name and Address of Beneficial Owner	Shares of Sempra Common Stock	Percent of Class(E)
BlackRock, Inc.(A) 55 East 52nd Street New York, NY 10055	63,318,735	10.0%
The Vanguard Group(B) 100 Vanguard Blvd. Malvern, PA 19355	61,166,858	9.7%
Capital International Investors, division of Capital Research and Management Company(C) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	56,098,217	8.9%
State Street Corporation(D) State Street Financial Center 1 Lincoln Street Boston, MA 02111	34,247,325	5.4%
(A)
The information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024 reflecting shares of our common stock beneficially owned as of December 31, 2023 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 58,054,302 shares and sole dispositive power with respect to 63,318,735 shares.

(B)
The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 reflecting shares of our common stock beneficially owned as of December 29, 2023 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes shared voting power with respect to 1,084,351 shares, sole dispositive power with respect to 58,183,289 shares and shared dispositive power with respect to 2,983,569 shares.

(C)
The information regarding Capital International Investors, a division of Capital Research and Management Company, as well as certain of its investment management subsidiaries and affiliates (Capital), is based solely on a Schedule 13G/A filed by Capital with the SEC on February 9, 2024 reflecting shares of our common stock beneficially owned as of December 29, 2023 (the Capital 13G/A). According to the Capital 13G/A, includes sole voting power with respect to 55,764,521 shares of our common stock and sole dispositive power with respect to 56,098,217 shares.

(D)
The information regarding State Street Corporation is based solely on a Schedule 13G/A filed by State Street Corporation with the SEC on January 30, 2024 reflecting shares of our common stock beneficially owned as of December 31, 2023 (the State Street 13G/A). According to the State Street 13G/A, includes shared voting power with respect to 21,709,425 shares and shared dispositive power with respect to 34,147,957 shares.

(E)
The percentages are calculated based on (i) the number of shares of our common stock reflected as being beneficially owned by each beneficial owner as of December 29 or December 31, 2023, as applicable, in its filing made under Section 13(g) of the Exchange Act as described in the other footnotes to this table, and (ii) 632,535,806 shares of our common stock outstanding as of March 8, 2024.

2024 Proxy Statement	27

Proposals to be Voted On
Board of Directors Proposals
Proposals 1, 2 and 3 have been included in this proxy statement at the direction of the Board of Directors. The board recommends that you vote “FOR” each of the nine director nominees named in this proxy statement on Proposal 1 and “FOR” each of Proposals 2 and 3.
Proposal 1: Election of the Nine Director Nominees Named in this Proxy Statement
Directors are elected at each annual meeting of our shareholders for terms expiring at the next annual meeting of our shareholders. The Board of Directors has nominated the following individuals to stand for election as directors at the Annual Shareholders Meeting, all of whom are currently directors:
Andrés Conesa	Jeffrey W. Martin	Jack T. Taylor
Pablo A. Ferrero	Bethany J. Mayer	Cynthia J. Warner
Richard J. Mark	Michael N. Mears	James C. Yardley
Properly executed proxies will be voted “FOR” each of these nine nominees unless other voting instructions are provided. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board. In no event may the proxies be voted for more than nine nominees.
The board has determined that each non-employee nominee is an independent director under the NYSE independence standards. Information about director independence is described under “Corporate Governance—Board of Directors—Director Independence.”
Sempra has a strong track record of maintaining board diversity through its thoughtful board refreshment process. Of the director nominees named in this proxy statement, 56% are women or people of color; 22% have served less than five years (excluding Bethany J. Mayer from this group due to her service on our board prior to her current appointment), with an average tenure of 7 years; and 89% are independent directors under NYSE independence standards. Sempra’s refreshment process has enhanced the diversity of our board across key characteristics, including tenure, racial and ethnic and gender diversity. Since 2017 until changes in board composition in 2023, Sempra’s board has exceeded 30% gender diversity and 50% overall board diversity. As noted above, Sempra’s board is committed to reflecting diversity in its composition and considers this in its overall refreshment strategy.
The following summarizes the diversity, tenure and independence of our directors nominated to stand for election at the Annual Shareholders Meeting:

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Proposals to be Voted On
Our board possesses robust breadth and depth of experience and qualifications to oversee the company’s multiple businesses and global operations. The following sets forth the aggregate experience, skills and qualifications of the director nominees named in this proxy statement in areas of particular importance to our businesses:
Skills and Experience

2024 Proxy Statement	29

Proposals to be Voted On
Biographical information regarding each director nominee named in this proxy statement and his or her qualifications to serve as a director are set forth on the succeeding pages. In each biography below, unless otherwise indicated, the year shown as the beginning of each director’s tenure on the board is the year during which the director was first elected or appointed as a director of Sempra, and the age shown for each director is as of the mailing date of this proxy statement.
Andrés Conesa, Ph.D. | INDEPENDENT DIRECTOR Chief Executive Officer, Grupo Aeroméxico, S.A.B. de C.V.
Age: 54 Director since: 2017	Board committees: Compensation and Talent Development (Chair) | Audit | Executive Other public boards: Grupo Aeroméxico, S.A.B. de C.V

Contributions
Dr. Conesa has extensive knowledge of international business activities and has been a leader in promoting sustainable business practices in the air transportation industry. His deep experience with Mexican political, regulatory and financial stakeholders as well as leading organizations through significant political, technology and market change make him a valuable member of our board.

Experience
Dr. Conesa has been the Chief Executive Officer and a director of Grupo Aeroméxico, S.A.B. de C.V., an air transportation services company, since 2005.
Previously, Dr. Conesa held several positions in the Mexico Federal Government: from 2003 to 2005, he was Chairman of the Board of Directors of CINTRA (the holding company of Aeroméxico and Mexicana), and from 1991 to 2004, he served in various capacities at the Mexican Ministry of Finance, most recently as Deputy Undersecretary of Public Credit. He was a member of the Board of Governors of the International Air Transport Association from 2008 until 2018 and served as its Chairman during the 2015 term.
Dr. Conesa serves as the Chairman of SkyTeam, a global alliance of airlines. He is a former director of IEnova, Genomma Lab International and the Mexican Stock Exchange.

Pablo A. Ferrero | INDEPENDENT DIRECTOR Independent Energy Consultant
Age: 61 Director since: 2013	Board committees: Compensation and Talent Development | Corporate Governance Other public boards: None

Contributions
Mr. Ferrero has extensive executive and board experience in the global energy industry. He has a deep understanding of the energy industry and in particular international energy operations, utility practice and procedure and sustainable development, including clean energy technologies, finance and energy policy. This understanding of international energy operations coupled with his long tenure in roles through the energy industry value chain, make him a valuable member of our board.

Experience
Mr. Ferrero is an independent energy consultant and serves as executive director at MSU Energy, a private power generation company in Argentina.
From 2006 to 2011, Mr. Ferrero served as Executive Vice President for the Southern Cone at AEI Energy, a power generation and distribution and gas transmission and distribution company. From 2004 to 2006, he was the Chief Executive Officer of Transportadora de Gas del Sur S.A. Prior to that, he served in several executive functions at Perez Companc. He is a former director of Metrogas, Pampa Energía, RDA Renting, S.A., Petrobras Energía, EDESA Holding, Emgasud, Servicios Petroleros Argentina, Refinor, Oldelval, Termap, Chilquinta Energía (Chile), Luz del Sur (Peru), Petrolera Andina (Bolivia) and Promigas (Colombia). He was Chairman of the Board of Directors of TGS, Transener, Emdersa and EDEN.
Mr. Ferrero served as a member of the Board of Directors of the Argentine Business Council for Sustainable Development, a partner organization to the World Business Council for Sustainable Development, from 2004 to 2006.

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Proposals to be Voted On
Richard J. Mark | INDEPENDENT DIRECTOR Retired, Chairman and President, Ameren Illinois Company
Age: 68 Director since: 2023	Board committees: Audit | Compensation and Talent Development Other public boards: Tenet Healthcare Corporation
Contributions Mr. Mark brings extensive experience and leadership in the regulated electric and gas utility industry. This industry leadership experience makes him a valuable member of our board.
Experience
Mr. Mark served as Chairman and President of Ameren Illinois Company, an electric and gas regulated utility and wholly owned subsidiary of Ameren Corporation (AEE), from 2012 until 2022.
Mr. Mark joined Ameren in 2002 as Vice President of Customer Services and held a series of increasingly responsible management positions, including Senior Vice President, Customer Operations of Ameren Missouri where he oversaw electric and gas operations. Prior to joining Ameren, Mr. Mark was with Ancilla Systems Inc. where he served as President and Chief Executive Officer of St. Mary’s Hospital in East St. Louis, Illinois.
Mr. Mark is an NACD Board Leadership Fellow and a director of the Abraham Lincoln Presidential Library Foundation.
Mr. Mark is a director of Tenet Healthcare Corporation and a former director of Ameren Illinois Company.

Jeffrey W. Martin | CHAIRMAN OF THE BOARD Chief Executive Officer and President, Sempra
Age: 62 Director since: 2018	Board committees: Executive (Chair) Other public boards: Oncor

Contributions
Mr. Martin, in his position as Chairman and Chief Executive Officer of Sempra, oversees the management of all aspects of our businesses and leads the overall governance activities of the Board of Directors. His performance and leadership in previous senior executive positions at Sempra, his experience as an employee of the company and its subsidiaries for more than 19 years, and his broad understanding of finance, law and the energy industry, including renewables, emerging technologies and global energy policy, make him a valuable member and leader of our board.

Experience
Mr. Martin has served as a director and as the Chairman and Chief Executive Officer of Sempra since 2018, and since 2020 he also has served as Sempra’s President.
Previously, Mr. Martin served as Executive Vice President and Chief Financial Officer of the company from 2017 to 2018. Prior to that, he served as the Chief Executive Officer and a director at SDG&E beginning in 2014 and was appointed as President and Chairman in 2015, serving in each of these offices through 2016. From 2010 to 2013, Mr. Martin served as Chief Executive Officer and President of Sempra U.S. Gas & Power (USGP), a previous business unit of the company, and USGP’s predecessor organization, Sempra Generation. Earlier, he served as Vice President of Investor Relations for Sempra.
Prior to joining the company in 2004, Mr. Martin was Chief Financial Officer of NewEnergy, Inc. He also formerly served as corporate counsel at Unisource Energy Corporation and was an attorney at the law firm of Snell & Wilmer, LLP. Mr. Martin currently serves as a director of Oncor, which Sempra indirectly owns at the 80.25% level.
Mr. Martin serves on the board of directors of the American Petroleum Institute. He also is a governor of the Oil and Gas community and Electricity community for the World Economic Forum, and represents Sempra as part of the International Business Council of the World Economic Forum. He previously served on the boards of directors of SoCalGas, the Edison Electric Institute, Business Roundtable, California Chamber of Commerce and National Association of Manufacturers and on the board of trustees of the University of San Diego.

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Proposals to be Voted On
Bethany J. Mayer | INDEPENDENT DIRECTOR Executive Advisor, Siris Capital Group, LLC
Age: 62 Director since: 2019	Board committees: Safety, Sustainability and Technology (Chair) | Audit | Executive Other public boards: Box Inc., Hewlett Packard Enterprise and LAM Research Corporation

Contributions
Ms. Mayer has extensive public company board, executive management and technology experience. Her deep experience in network security, MSc in cybersecurity and experience leading digital transformation along with her leadership and governance experience make her a valuable member of our board.

Experience
Ms. Mayer previously served as a director of Sempra from February 2017 until October 2018 when she was appointed Executive Vice President – Corporate Development and Technology of the company from November 2018 to January 2019.
From January 2018 to May 2021, she was an Executive Partner at Siris Capital Group LLC, a private equity firm that invests in technology companies, and in May 2021 became an Executive Advisor to Siris. From April to December 2017, Ms. Mayer was the President of Ixia Solutions Group of Keysight Technologies, an electronics testing and measurement equipment and software manufacturing company. From 2014 until its acquisition by Keysight Technologies in 2017 she was the President and Chief Executive Officer and a director of Ixia, a provider of testing, visibility and security solutions for physical and virtual networks. Prior to joining Ixia, Ms. Mayer held several key executive roles at HP since 2010, including as Senior Vice President and General Manager of HP’s Network Business Unit. Prior to joining HP, Ms. Mayer served as Senior Vice President, Worldwide Marketing and Corporate Development at Blue Coat Systems and, before that, she held roles at Cisco Systems, Apple Computer and Lockheed Martin.
Ms. Mayer holds a Master of Science degree in cybersecurity risk and strategy from New York University, an executive Master of Business Administration from California State University, Monterey Bay, and a Bachelor of Science from Santa Clara University. She also has a certification in artificial intelligence from the University of California at Berkeley.
Ms. Mayer is the non-executive Chair of the board of Box Inc. and Chair of its compensation committee. Ms. Mayer also is a board member of Hewlett Packard Enterprise and LAM Research Corporation. She is a former director of Marvell Technology Group Ltd and Delphi Automotive plc.

Michael N. Mears | INDEPENDENT DIRECTOR Retired, Chairman, President and Chief Executive Officer, Magellan Midstream Partners, L.P.
Age: 61 Director since: 2018	Board committees: Corporate Governance (Chair) | Safety, Sustainability and Technology | Executive Other public boards: Devon Energy Corporation

Contributions
Mr. Mears possesses extensive executive and public company board and energy industry experience, including in midstream investments and operations. His commercial and operational expertise in the context of global energy markets and the energy transition make him a valuable member of our board.

Experience
Mr. Mears served as Chairman, President and Chief Executive Officer of Magellan Midstream Partners, L.P., which transports, stores and distributes petroleum and petroleum products, from 2011 to 2022. From 2008 through 2011, he served as Chief Operating Officer of Magellan. Mr. Mears was a Senior Vice President of Magellan GP, LLC, general partner of Magellan, from 2007 through 2008 and a Vice President from 2004 to 2007.
Prior to joining Magellan in 2004, he served as a Vice President of Subsidiaries of The Williams Companies, Inc. from 1996 to 2004. Mr. Mears also worked in various management positions with Williams Pipeline Company (now known as Magellan Pipeline Company, L.P.) since joining Williams in 1985.
Mr. Mears is a director of Devon Energy Corporation. He served as a member of the board of directors of the Association of Oil Pipelines from 2003 until 2022.

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Proposals to be Voted On
Jack T. Taylor | INDEPENDENT DIRECTOR Retired, Chief Operating Officer – Americas and Executive Vice Chair of U.S. Operations, KPMG LLP
Age: 72 Director since: 2013	Board committees: Audit (Chair) | Compensation and Talent Development | Executive Other public boards: Genesis Energy LP and Murphy USA Inc.

Contributions
Mr. Taylor has extensive experience with financial, capital markets and public accounting issues as well as a deep knowledge of the energy industry, including global energy markets and the clean energy sector. His experience with financial, capital markets and public accounting issues, together with his executive experience and knowledge of the energy industry, makes him a valuable member of our board.

Experience
Mr. Taylor was the Chief Operating Officer – Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010. Mr. Taylor sponsored formation of the KPMG Diversity Advisory Board in 2007 and served as its Chair until his retirement in 2010. From 2001 to 2005, he served as the Vice Chairman of U.S. Audit and Risk Advisory Services for KPMG.
He spent over 35 years as a public accountant at KPMG, many of which he worked in a leadership capacity.
Mr. Taylor is an NACD Board Leadership Fellow and a member of the NACD Audit Committee Chair Advisory Council.
Mr. Taylor is a director of Genesis Energy LP and Murphy USA Inc.

Cynthia J. Warner | LEAD INDEPENDENT DIRECTOR Retired, President and Chief Executive Officer, Renewable Energy Group, Inc.
Age: 65 Director since: 2019	Board committees: Corporate Governance | Safety, Sustainability and Technology | Executive Other public boards: Bloom Energy and Chevron Corporation

Contributions
Ms. Warner brings extensive experience and leadership in the global energy transition, particularly with respect to clean and renewable energy, as well as experience with carbon credits, offsets and other clean energy strategies. Her service as an advisor on key government policy task forces has deepened her expertise on these matters in a state and federal regulatory context. This industry leadership experience makes her a valuable member of our board.

Experience
Ms. Warner served as President and Chief Executive Officer of Renewable Energy Group, Inc. (REGI), an advanced biofuel producer, from January 2019 until its acquisition by Chevron Corporation in May 2022.
Ms. Warner is a senior operating partner at GVP Climate, LLP, an active investor in early stage clean technology climate solutions. She previously served as Executive Vice President of Operations for Andeavor (formerly Tesoro Corporation), a refiner and marketer of petroleum products, from 2016 until 2018, when Andeavor was acquired by Marathon Petroleum Corp. Prior to that, she served as Andeavor’s Executive Vice President of Strategy and Business Development from 2014 to 2016. Ms. Warner previously served as Chairman and Chief Executive Officer of Sapphire Energy, Inc. after a 25-year career at BP and Amoco, Inc. (prior to its acquisition by BP).
Ms. Warner is a member of the National Petroleum Council, Board of Visitors of Vanderbilt University School of Engineering, Executive Committee of the Advisory Board to the Columbia University Center for Global Energy Policy, and Board of Trustees for the University of the Incarnate Word. Ms. Warner previously served on President Obama’s Renewable Energy Task Force and currently serves on the Iowa Governor’s Carbon Sequestration Task Force.
Ms. Warner is a director of Bloom Energy and Chevron Corporation and is a former director of REGI and IDEX Corporation. She serves as our Lead Independent Director.

2024 Proxy Statement	33

Proposals to be Voted On
James C. Yardley | INDEPENDENT DIRECTOR Retired, Executive Vice President, El Paso Corporation
Age: 72 Director since: 2013	Board committees: Corporate Governance | Safety, Sustainability and Technology Other public boards: None

Contributions
Mr. Yardley has extensive executive and public company board experience in the energy industry, including natural gas and in particular the midstream portion of that industry. This specialized energy industry experience, together with Mr. Yardley’s executive and public company board experience, make him a valuable member of our board.

Experience
Mr. Yardley was Executive Vice President of El Paso Corporation, a natural gas pipeline company and oil and gas producer, and President of its Pipeline Group from 2006 through 2012. Mr. Yardley was also the President and Chief Executive Officer of El Paso Pipeline GP Company LLC, the general partner of El Paso Pipeline Partners, L.P., a master limited partnership that owned and operated interstate natural gas transportation pipelines, storage and other midstream assets, from 2007 through 2012.
From 1998 through 2006, he was the President of Southern Natural Gas Company, previously a unit of El Paso Corporation and now a unit held jointly by Kinder Morgan Inc. and The Southern Company.
Mr. Yardley is a former director of El Paso Pipeline GP Company LLC, and Scorpion Offshore Ltd.

34	2024 Proxy Statement

Proposals to be Voted On
Proposal to be Voted on, Board Recommendation and Vote Required
We are asking our shareholders to vote to elect each of the nine nominees named in this proxy statement as a director of our company. We have not received notice of any additional candidates to be nominated to stand for election as directors at the Annual Shareholders Meeting and the deadline for notice of the nomination of additional candidates has passed. Consequently, the election of directors will be an uncontested election and our bylaw provisions providing for majority voting in uncontested elections will apply. Under these provisions, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the shares represented and voting at the Annual Shareholders Meeting at which a quorum is present, and the approving majority also must represent more than 25% of our outstanding shares. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be reelected, the director will cease to be a director not later than 90 days following the certification of the election results, and the resulting vacancy on the board may be filled by the remaining directors. If a nominee receives sufficient “FOR” votes, he or she will be reelected to serve until our next annual shareholders meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.
The Board of Directors recommends that you vote “FOR” each of the nine nominees named in this proxy statement for election to the board on Proposal 1.
2024 Proxy Statement	35

Proposals to be Voted On
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has retained Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting for 2024. Deloitte & Touche LLP has served as our independent registered public accounting firm continuously since our inception in 1998. Deloitte & Touche LLP or its predecessors also have served as the independent registered public accounting firm of SDG&E and SoCalGas or their parent companies continuously since 1935 and 1937, respectively. Representatives of Deloitte & Touche LLP are expected to attend the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.
The following table shows fees paid to Deloitte & Touche LLP for services provided to Sempra in 2023 and 2022:
	2023		2022
(Dollars in Thousands)	Fees	% of Total	Fees	% of Total
Audit fees
Consolidated financial statements, internal controls audits and subsidiary audits	$11,808		$10,872
Regulatory filings and related services	$513		$290
Total audit fees	$12,321	81%	$11,162	83%
Audit-related fees
Employee benefit plan audits	$545		$520
Other audit-related services(A)	$1,643		$1,245
Total audit related fees	$2,188	14%	$1,765	13%
Tax fees(B)	$668	5%	$477	3%
All other fees(C)	$59	—	$94	1%
Total fees	$15,236	100%	$13,498	100%
(A)	Other audit-related services primarily relate to statutory audits and agreed upon procedures.
(B)	Tax fees relate to tax consulting and compliance services.
(C)	All other fees relate to training and conferences.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight, including the oversight of the audit fee negotiations, of our independent registered public accounting firm. Except where pre-approval is not required by SEC rules, the committee pre-approves all audit, audit-related and permissible non-audit services provided by Deloitte & Touche LLP for Sempra and its subsidiaries, including all services provided by Deloitte & Touche LLP for Sempra in 2023 and 2022. The committee’s pre-approval policies and procedures provide for the general pre-approval of specific types of services and give detailed guidance to management as to the services that are eligible for general pre-approval, and they require specific pre-approval of all other permitted services. For both types of pre-approval, the committee considers whether the services to be provided are consistent with maintaining the firm’s independence. The committee’s policies and procedures also delegate authority to the Chair of the committee to address any requests for pre-approval of services between committee meetings, with any pre-approval decisions to be reported to the committee at its next scheduled meeting.
The Audit Committee regularly meets in executive session with only committee members present and with Deloitte & Touche LLP’s lead audit partner present, in each case without members of management present. This provides an opportunity for the Audit Committee to assess Deloitte & Touche LLP’s effectiveness and independence for determining reappointment as well as consideration of rotating audit firms. The Audit Committee considers various factors in determining whether to reappoint Deloitte & Touche LLP, including the firm’s level and quality of service and professional integrity and objectivity in executing audits; professional qualifications; understanding of our businesses and industry; capability and expertise in handling the breadth and complexity of our businesses; and independence policies and processes for maintaining independence. The committee also considers external data such as peer reviews and recent Public Company Accounting Oversight Board reports on the firm, as well as the firm’s tenure in serving as our independent registered public accounting firm. Although auditor tenure is one data point to be considered, the Public Company Accounting Oversight Board has acknowledged that there is no conclusive linkage between tenure and audit quality. Deloitte & Touche LLP’s tenure as our independent registered public accounting firm has allowed it to gain institutional knowledge and a deep understanding of our businesses, accounting policies, and internal control over financial reporting, which the Audit Committee considers beneficial. In addition, the Audit Committee and its Chair are directly involved in the selection of the new lead audit partner in connection with the mandated five-year rotation of the audit firm’s lead audit partner, which most recently occurred in 2019 and is scheduled to occur again this year.
36	2024 Proxy Statement

Proposals to be Voted On
Proposal to be Voted On, Board Recommendation and Vote Required
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024. Ratification would be advisory only, but the Audit Committee may reconsider the appointment if it is not ratified. The members of the Audit Committee and the Board of Directors believe the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of our company and our shareholders. Ratification requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting at which a quorum is present, and the approving majority also must represent more than 25% of our outstanding shares.
The Board of Directors recommends that you vote “FOR” Proposal 2.
2024 Proxy Statement	37

Proposals to be Voted On
Proposal 3: Advisory Approval of Our Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory basis, a resolution on the compensation of the named executive officers as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our 2023 executive compensation program. We currently provide our shareholders the opportunity to vote on a say-on-pay proposal every year, and as a result, the next vote on a say-on-pay proposal following the Annual Shareholders Meeting is expected to occur at our 2025 annual shareholders meeting.
Proposal to be Voted on, Board Recommendation and Vote Required
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that, as an advisory matter, the shareholders of Sempra approve the compensation paid to the company’s named executive officers as disclosed in the company’s 2024 proxy statement pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Approval requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting at which a quorum is present, and the approving majority also must represent more than 25% of our outstanding shares.
Even though this say-on-pay vote is advisory and will not be binding on the company, the Compensation and Talent Development Committee and the Board of Directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns, and the Compensation and Talent Development Committee will evaluate and determine what actions may be necessary or appropriate to address those concerns when making future executive compensation decisions. However, shareholders should note that this advisory vote on executive compensation occurs well after the beginning of the current compensation year. In addition, the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another. Therefore, in many cases, it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.
The Board of Directors recommends that you vote “FOR” Proposal 3.
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Proposals to be Voted On
Shareholder Proposals
Proposals 4 and 5 were submitted for inclusion in this proxy statement at the direction of shareholders of the company and will be submitted to a vote at the Annual Shareholders Meeting if properly presented at the meeting. The board recommends that you vote “AGAINST” Proposal 4 and “AGAINST” Proposal 5. In accordance with SEC rules, the proposals and their supporting statements are being reprinted as they were submitted to Sempra by the applicable proponent and Sempra takes no responsibility for them. The proposals and their supporting statements may contain assertions about the company or other statements that we do not endorse or that we believe are incorrect, but the board has not attempted to refute all of these assertions. We have put a box around the proposal and its supporting statement as provided by each proponent so that readers can easily distinguish between material provided by the proponents and material provided by the company.
Proposal 4: Shareholder Proposal Requesting a Policy to Seek Shareholder Approval of Certain Severance Pay Arrangements
Proposal 4 was submitted by Mr. John Chevedden, who has advised us that he or a representative intends to introduce the proposal included below at the Annual Shareholders Meeting. Sempra has been advised that Mr. Chevedden is the owner of no fewer than 40 shares of Sempra common stock. The company will furnish the address of Mr. Chevedden promptly upon a shareholder’s oral or written request.
The Proposal
Proposal 4 — Shareholder Opportunity to Vote on Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target shortterm bonus. This proposal only applies to Named Executive Officers.

Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.
The topic of this proposal received and between 51 % and 65% support at:
FedEx Spirit AeroSystems Alaska Air Fiserv
Please vote yes:
Shareholder Opportunity to Vote on Excessive Golden Parachutes – Proposal 4
2024 Proxy Statement	39

Proposals to be Voted On
Board of Directors’ Statement Opposing the Shareholder Proposal Requesting a Policy to Seek Shareholder Approval of Certain Severance Pay Arrangements
The Board of Directors has carefully considered the foregoing shareholder proposal and recommends a vote “AGAINST” this proposal for the following reasons:

Sempra already has a policy that requires shareholder approval of any new severance arrangements with any executive officer that provides for cash severance payments exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus

The proposal would harm Sempra’s competitiveness as an employer and ability to attract, motivate and retain highly qualified executive talent
The proposal disincentivizes the use of equity-based incentives, and would undermine alignment between the interests of executives and shareholders
Sempra’s approach to severance benefits is disciplined, reasonable and appropriate, rendering this proposal unnecessary
Sempra offers shareholders opportunities to provide feedback on executive compensation and severance benefits
Shareholders have consistently endorsed Sempra’s executive compensation practices

Sempra already has a policy that requires shareholder approval of any new severance arrangements with any executive officer that provides for cash severance payments exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus
We believe our existing tailored policy—rather than the overly broad policy contemplated by this proposal—is the proper approach to align our executive compensation programs with long-term shareholder value creation. The proposed policy would be impractical to implement and would limit our ability to attract and retain qualified executive talent. In contrast, our current policy provides a reasonable limit on executive cash severance payments without unduly restricting our ability to establish severance arrangements with key executives that reflect market practices. For example, our policy allows certain reasonable exclusions to the types of compensation subject to the policy, such as (i) the grant, vesting, acceleration, settlement, payment or other handling of awards granted or purchased under shareholder-approved or inducement plans, (ii) payment of deferred compensation and retirement benefits pursuant to the terms of any plan, policy or agreement of the company or its affiliates governing these benefits and (iii) payment or provision of perquisites, insurance, disability, health and welfare plan coverage, outplacement or retraining, financial planning, and other benefits generally available to similarly-situated employees. A copy of the policy is set forth as Appendix E, and any description of the policy in this statement of opposition is qualified in its entirety by the terms of the policy.
The proposal would harm Sempra’s competitiveness as an employer and ability to attract, motivate and retain highly qualified executive talent
Implementing the proposal would require certain aspects of employment offers to be contingent upon shareholder approval. This requirement would put the company at a competitive disadvantage as an employer because the severance benefits implicated by the proposal are often raised by executives and prospective candidates when negotiating retention arrangements and employment offers. Although our existing policy requires shareholder approval for certain severance arrangements, it gives the company the flexibility to offer commonly used or negotiated severance terms such as acceleration of vesting of equity awards upon a change in control. With the proponent’s policy, on the other hand, shareholder approval would become the rule rather than the exception. Top candidates for key executive positions may be unwilling to wait for shareholder approval and may instead seek employment at peer companies that do not have onerous shareholder approval requirements. Further complicating matters is the fact that a prospective executive hire would be forced to resign from his or her current position or risk being terminated, given that our offer would need to be contingent on a public shareholder vote, which is a completely untenable position for many executives. As a result, the proposed policy would severely restrict our ability to attract highly qualified executives and develop competitive executive retention packages, particularly in periods of intense labor competition. Both of these effects could negatively impact our efforts to deliver shareholder value and achieve our long-term strategic objectives.
The proposal disincentivizes the use of equity-based incentives, and would undermine alignment between the interests of executives and shareholders
Long-term equity-based incentives in the form of restricted stock units and stock options are a critical component of our executive compensation programs. These equity awards align executives’ interests with shareholders’ interests by tying a substantial portion of executive compensation to the achievement of strong performance and sustained value creation. It is widespread market practice, particularly for highly sought-after executives, that employment or severance pay agreements provide for at least partial vesting of equity awards upon certain types of termination events, such as in connection with a change in control. By requiring shareholder approval for executives to realize the full value of their equity awards upon a qualifying termination, the proposed policy would effectively reduce the recruitment and retention value of long-term equity incentives in our executive compensation programs. As a result, the proposed policy would undermine the alignment of executive compensation with shareholders’ interests—one of the key goals of our executive compensation programs.
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Proposals to be Voted On
Sempra’s shareholder-approved, broad-based 2019 Long-Term Incentive Plan expressly provides for, or permits acceleration of, awards upon certain qualifying termination events. Implementing the proposal would require Sempra to choose between (i) the elimination of change in control provisions, which the board believes encourage our executive officers, who might otherwise be distracted by a potential loss of employment, to remain with the company and diligently work to achieve long-term strategic objectives, including completing a transformative transaction and any related transition process and (ii) making offers to highly qualified executives that are contingent on a lengthy and public shareholder approval process, an untenable position for many officers who would need a firm offer before resigning from their current employer.
Sempra’s approach to severance benefits is disciplined, reasonable and appropriate, rendering this proposal unnecessary
Our compensation programs are designed to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance. To align executives’ and shareholders’ incentives, our executive compensation programs do not provide for any excise tax gross-ups and require a qualifying termination following a change in control before any change in control cash severance payments. There are no “single-trigger” cash severance payments upon a change in control. See “Compensation Discussion and Analysis—Compensation Components—Severance and Change in Control Arrangements” for more information.
The benefits available under our severance pay agreements with our executive officers generally are in line with the arrangements offered by our peers. Please see the fulsome description of these severance payments under “Compensation Tables—Severance and Change in Control Benefits” below.
We believe our severance benefits are fair and reasonable in light of market practices in our industry, the contributions of our executives to our growth and financial performance and the value we expect to receive from retaining their continued services. Therefore, we believe this proposal is unnecessary.
Sempra offers shareholders opportunities to provide feedback on executive compensation and severance benefits
Our annual “say-on-pay” vote provides a regular opportunity for all our shareholders to assess and provide feedback on our executive compensation programs. The board and management value feedback from our shareholders, and we proactively engage with, and solicit additional input from, many of our shareholders regarding our current executive compensation programs and potential changes under consideration by the Compensation and Talent Development Committee. In our 2023-2024 engagement cycle, we contacted shareholders representing approximately 63% of our outstanding shares of common stock and held meetings with shareholders representing approximately 56% of our outstanding shares of common stock (a significant portion of our institutional share ownership), at which we discussed executive compensation and other matters. A summary of feedback from shareholders at these meetings is provided to management and the board, who routinely discuss shareholders’ assessments of our executive compensation programs. Our regular engagement with shareholders about our executive compensation programs makes the proposal’s overly burdensome shareholder approval requirements unnecessary.
Shareholders have consistently endorsed Sempra’s executive compensation practices
Over our last five annual shareholders meetings, we have received an average of approximately 94% support for the advisory “say-on-pay” vote to approve our executive compensation. Also, in 2019 we received over 95% support for the company’s 2019 Long-Term Incentive Plan, which authorizes awards to be accelerated upon termination in certain circumstances. These voting results demonstrate continued investor support for our executive compensation program design, including our severance benefits.
Conclusion
For the reasons described above, the board believes the policy requested by this proposal would be impractical to implement and inappropriate for Sempra. The proposal is not tailored to the design of our company’s executive compensation program and seeks to address a hypothetical issue not previously focused on by shareholders during our regular engagement that is already addressed by our existing policy to limit cash severance benefits. The board also believes that Sempra’s current severance benefits are reasonable and that the Compensation and Talent Development Committee—which is composed entirely of independent directors and which has retained its own independent compensation consultant—is best positioned to determine whether, and in what forms and amounts, severance benefits should be offered to our executive officers.
The Board of Directors recommends that you vote “AGAINST” Proposal 4.
2024 Proxy Statement	41

Proposals to be Voted On
Proposal 5: Shareholder Proposal Requesting a Report on Certain Safety and Environmental Matters
Proposal 5 was submitted by the Utility Workers Union of America (UWUA), who has advised us that a representative of the UWUA intends to introduce the proposal included below at the Annual Shareholders Meeting. Sempra has been advised that the UWUA is the owner of 364 shares of Sempra common stock. The company will furnish the address of the UWUA promptly upon a shareholder’s oral or written request.
The Proposal
Proposal 5 — Report to Shareholders on Steps taken to Reduce the Risks of Significant Environmental Hazards or Life-Threatening Incidents

RESOLVED: Shareholders of Sempra urge the Board of Directors or its Safety, Sustainability and Technology Committee (the “Committee”) to report to shareholders by the 2025 annual meeting, at reasonable cost and excluding proprietary and personal information, on the steps Sempra has taken to reduce the risks of significant environmental hazards or life-threatening safety incidents involving the operations of Sempra and its subsidiaries (collectively, the “Company”).

The report should describe the Board’s oversight of Company performance regarding environmental and safety risks and include an analysis of the underlying causes of any significant environmental incidents endangering public safety or life-threatening safety incidents during the preceding ten years.

Supporting Statement

Safe operation of Sempra’s utilities is of great importance to shareholders, and yet the Company has experienced catastrophic incidents in recent years endangering public safety and resulting in substantial damages and regulatory penalties.

In October 2015, for example, one of the wells at the Aliso Canyon gas storage field owned by Southern California Gas (“SoCalGas”) ruptured due to corrosion of the well casing from groundwater contact. The ensuing leak emitted 109,000 metric tons of methane over four months and caused nearly 20,000 people to evacuate from nearby homes until the Company was finally able to stop the leak.

Sempra estimates this leak has cost at least $3.5 billion as of 12/31/2022. Some of the legal and financial consequences so far include:
  • A $1.8 billion settlement by Sempra resolving 390 lawsuits involving 36,000 plaintiffs;
  • Over $200 million in penalties and other remedies in settlements with state and local regulators; and
  • A SoCalGas criminal misdemeanor no-contest plea for failing to promptly report the leak to local authorities.

In 2019, an independent root cause analysis ordered by the California Public Utilities Commission (“CPUC”) concluded that SoCalGas never conducted failure analyses for over 60 previous casing leaks at Aliso Canyon wells dating back to the 1970’s. The report also found the 2015 leak could have been successfully stopped as early as three weeks or even one day after the initial leak if SoCalGas had followed best industry practices for gas leak top-kill operations.

The Board of Directors has not issued any report to shareholders confirming whether Sempra concurs with this independent analysis, or alternatively whether the Company has performed or plans to perform its own analysis of underlying causes of the Aliso Canyon leak.

Regulators have also cited the Company for significant safety violations.

For example, the CPUC found in 2021 that SoCalGas failed to accurately determine the concentration and extent of migration of gas escaping from a 2019 pipeline rupture caused by a homeowner’s contractor. The ensuing explosion caused one employee death, injuries to firefighters and the general public, and widespread property damage.

We believe shareholders would benefit from a report by the Board or the Committee on the steps Sempra has taken to analyze the underlying causes of these sorts of incidents and therefore to help reduce their risks of recurrence. We urge shareholders to vote FOR this proposal.

Board of Directors’ Statement Opposing the Shareholder Proposal Requesting a Report on Certain Safety and Environmental Matters
The Board of Directors has carefully considered the foregoing shareholder proposal and recommends a vote “AGAINST” this proposal for the following reasons:
The Sempra and operating company boards are directly, regularly and meaningfully engaged in oversight of our businesses’ safety and environmental practices and performance
The company already provides extensive disclosures on its governance and performance related to safety and environmental matters, rendering this proposal unnecessary
Our operating companies have proven track records of implementing world-class safety systems and programs in response to prior safety and environmental incidents
The company has a practice of deep engagement and information sharing with shareholders and other stakeholders, including on the topics of operational and public safety and environmental performance
42	2024 Proxy Statement

Proposals to be Voted On
The Sempra and operating company boards are directly, regularly and meaningfully engaged in oversight of our businesses’ safety and environmental practices and performance
The Sempra Board of Directors oversees an extensive range of safety and environmental matters, including, among many others, the matters referenced in the proposal. Within Sempra’s shared governance model, the Sempra board’s Safety, Sustainability and Technology Committee was established more than 10 years ago to assist the board in overseeing management’s implementation of our risk management and oversight programs and the company’s performance related to health, safety, safety culture, climate change, environment, sustainability and other related matters. In fulfilling these duties, the committee regularly receives reports from management on safety and environmental topics and incidents affecting our businesses, including related risks and opportunities and the strategies taken by management to address them. In accordance with the Safety, Sustainability and Technology Committee charter, in the event of any fatality or life-threatening safety incident involving our operations, the committee holistically reviews the incident with management and discusses management’s development and implementation of appropriate responses. The committee also reviews with management compliance with safety, environmental and labor laws and discusses with management implementation and improvement of policies, programs and systems designed to mitigate the occurrence and extent of safety and environmental incidents, relying extensively on lessons learned from prior incidents. Examples of this are described below. The Safety, Sustainability and Technology Committee met quarterly in 2023 and reported on their discussions to the full Sempra board, with special attention paid to safety and environmental issues.
Sempra’s shared governance model is replicated at our operating companies. Their boards of directors and the dedicated safety and/or sustainability committees at the majority of our operating companies serve as an additional layer of oversight of safety and environmental matters, focusing on the applicable company’s specific operations and collectively helping Sempra’s board build a comprehensive approach to safety and environmental oversight and align our organization-wide safety and environmental efforts. Collectively, the operating company board committees that oversee safety and/or sustainability matters held meetings or conducted site visits at least 14 times in 2023 and regularly reported on their discussions to the full board of the applicable operating company, with any significant matters brought to the attention of the Safety, Sustainability and Technology Committee and the full Sempra board. Further, Sempra California companies have established external safety advisory councils composed of participants from the communities they serve, which meet quarterly and provide additional meaningful guidance to management that is shared with the applicable operating board-level safety committees.
The policies, programs and systems overseen at the respective boards of Sempra and our operating companies are foundational to our organization-wide safety and environmental commitment, directly or indirectly impacting every employee and contractor of the organization. These include, among many others, safety training programs, emergency management and response training for critical employees, safety-related scenario planning and simulation, operational contingency planning, emergency planning and preparedness in the communities we serve, reviewing safety plans and procedures with work crews regularly, benchmarking, review and analysis of safety trends, and sharing lessons learned from safety incidents and near misses across our businesses.
Sempra’s commitment to safety and responsible environmental stewardship and the effective implementation of policies, programs and systems designed to mitigate the occurrence and extent of safety and environmental incidents is so integral to our businesses that a substantial percentage of the annual incentive compensation for certain executives is based on the achievement of specified safety and environmental metrics that are carefully selected annually by the applicable board of directors or its relevant committees, with a significant portion of every Sempra executive officer’s annual incentive compensation tied to the achievement of such metrics. See the “Compensation Discussion and Analysis” in this proxy statement for more information about Sempra’s executive compensation program.
The company already provides extensive disclosures on its governance and performance related to safety and environmental matters, rendering this proposal unnecessary
Sempra has robust disclosures that reflect our commitment to sustainable business practices, including our prioritization of safety and environmental matters. These disclosures demonstrate how Sempra and our businesses manage our operations to mitigate safety risk and protect the environment and the communities where we operate.
For 16 consecutive years, we have published our annual corporate sustainability report discussing our targets and key performance metrics for improving workplace and public safety and energy reliability and resiliency. The preparation and content of this report is overseen by the Safety, Sustainability and Technology committee, which reviews with management both the report and our controls and procedures for creating it. The report includes extensive disclosures and detailed metrics about numerous safety and environmental topics and the results we have achieved by implementing the following initiatives, among many others:
•	Periodic reviews and refreshes of the company’s safety and environmental policies
•	Internal compliance assessments and audits
•	Emergency management and response plans, which are regularly practiced and reviewed with an emphasis on collaboration across operating companies and functions
•	Reinforcement of a “stop the job” mentality across our workforce to actively build and enhance safety by:
•	Integrating safety management systems, applicable health and safety rules and regulations, and company policies
•	Sharing lessons learned from safety incidents and near misses
•	Training employees and contractors on a wide range of safety-related topics
•	Creating forums to review and discuss safety protocols and potential risks
2024 Proxy Statement	43

Proposals to be Voted On
•	Analysis of key trends, including for the following categories of data reported in our annual corporate sustainability report:
•	Employee and contractor injury and lost work-time incidents
•	Scopes 1, 2 and 3 greenhouse gas emissions
•	Nitrogen oxide and sulfur dioxide emissions from power generation
•	Energy generation
•	Water usage
•	Hazardous waste management
•	Social and workforce demographics, including workforce data according to U.S. Equal Employment Opportunity Commission job categories
•	Regular engagement with industry peers to incorporate best practices
These initiatives are designed to proactively prepare for and avoid safety and environmental incidents and, if and when such incidents do occur, mitigate their impacts and continuously improve our response. As discussed further below, two key examples of this are with respect to the SoCalGas Aliso Canyon natural gas storage facility and SDG&E’s wildfire mitigation and prevention initiatives.
Importantly, Sempra California’s initiatives in response to the Aliso Canyon storage facility leak and the 2007 San Diego wildfires have been discussed extensively in the timely public disclosures that we make to our stakeholders, including in our previous corporate sustainability reports. These examples of the robust disclosures we regularly make about our safety and environmental initiatives and performance demonstrate that the report requested by the proposal is unnecessary.
Our operating companies have proven track records of implementing world-class safety systems and programs in response to prior safety and environmental incidents
Beginning in 2016, SoCalGas undertook an extensive suite of safety enhancements at the Aliso Canyon underground storage facility, including replacing steel tubing in storage wells and reconfiguring the operations to provide for a dual barrier to the underground formation, as well as performing a comprehensive set of tests to validate the wells’ integrity, all under the oversight of the California Department of Conservation Geologic Energy Management Division (formerly the Division of Oil, Gas and Geothermal Resources) (CalGEM), in consultation with experts from three DOE National Laboratories. Following what we believe was among the most rigorous safety reviews of a natural gas storage facility in the United States at the time, in 2017 CalGEM and the California Public Utilities Commission confirmed the facility was safe to operate. In May 2022, the California Air Resources Board affirmed that SoCalGas had met, and in fact exceeded, its environmental mitigation obligations related to the Aliso Canyon incident. Ongoing steps to promote infrastructure and public safety at SoCalGas’ Aliso Canyon facility include:
•	Real-time pressure monitoring of all wells
•	Multiple daily visual inspections of each well
•	Daily infrared thermal imaging scans of each well
•	Operation of a fence-line methane-monitoring system
•	Community engagement through a community advisory council
Commencing in 2017, SoCalGas began implementing many of the safety enhancements already in place at its Aliso Canyon facility at its three other natural gas storage fields.
SoCalGas’ investment in new leak detection technologies to support public and infrastructure safety extends well beyond its storage facilities, including, among many other programs, accelerating leak discovery and repairs by using drones and an aerial methane mapping program, shortening its leak survey cycles for certain types of pipe, and using Advanced Metering gas consumption analytics at residential customer meters to help detect, investigate and mitigate leaks.
Similarly, since the San Diego wildfires in 2007, SDG&E has built and continued to improve an industry-leading wildfire prevention and mitigation program as a critical part of our strategy to improve the climate resilience of our infrastructure and safeguard communities. The company has invested approximately $6.0 billion in wildfire prevention, mitigation and related operation and maintenance activities since 2007 (through 2023), including in its Fire Science and Climate Adaptation department comprising meteorologists, community resiliency experts and fire coordinators and its award-winning Wildfire Next Generation System (WiNGS), a cutting-edge cloud-based tool that combines visual representations of SDG&E’s infrastructure with real-time weather data and information from wildfire mitigation initiatives.
The company has a practice of deep engagement and information sharing with shareholders and other stakeholders, including on the topics of operational and public safety and environmental performance
As described in our stakeholder engagement policy, Sempra has a practice of direct and transparent two-way communication with its stakeholders regarding its efforts to drive safe and resilient operations, support workforce and public safety, and protect the environment. We strive to understand our stakeholders’ changing needs through repeated engagement about material safety and environmental matters. These engagements help provide perspective and inform Sempra’s efforts to deliver on our goals and achieve outcomes that support the safe and resilient operation of our infrastructure.
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Proposals to be Voted On
Stakeholder engagement begins with Sempra’s active involvement in the communities where we do business and occurs at multiple levels, leveraging various means to foster dialogue. These include, among others, participation in civic affairs through advisory councils, major customer panels, town hall meetings, open houses, and policy and legislative engagements and collection of direct feedback through customer and employee satisfaction surveys, phone calls, and social media interactions. We also engage regularly with our represented workforce through the collective bargaining process and the channels established by our collective bargaining agreements. Additionally, as discussed elsewhere in this proxy statement, we routinely engage with our shareholders through meetings where safety and environmental matters are discussed with context and information sharing.
Every level of engagement with our stakeholders plays an important role in refining and enhancing how Sempra helps protect the environment, our workforce and the communities where we operate. These relationships, as well as the feedback and perspective we receive through these interactions, inform the disclosures we make about these topics in our annual corporate sustainability reports and the various other sources we use to communicate with our stakeholders and are woven into how Sempra responsibly conducts business with safety and environmental protection at the forefront.
Conclusion
Safety is foundational to our businesses, and we strive to foster a safe work environment while advancing energy reliability, resiliency and public safety in the communities we serve. Our commitment to safety and environmental stewardship starts with the Sempra board and its Safety, Sustainability and Technology Committee and extends to the boards of our operating companies and the board-level safety and/or sustainability committees at the majority of these companies and management’s implementation of our programs, policies and systems designed to address these matters, directly or indirectly impacting every employee and contractor in our organization. This shared governance of safety and environmental matters includes oversight of our robust public disclosures on these topics, including our annual corporate sustainability report and various other sources, which already provide extensive discussions of our safety culture, programs and systems designed to protect employees, contractors, customers and communities, our initiatives, targets and performance on key environmental metrics, as well as our significant efforts to continue to strengthen these critical areas of our business. In light of our commitment to sustainable business practices, the steps we are taking to invest in and improve our safety and environmental performance, and our robust disclosures and engagement on these matters, the board believes the report requested by this proposal would be redundant and would divert management’s attention from our efforts to achieve world-class safety in our business operations.
The Board of Directors recommends that you vote “AGAINST” Proposal 5.
2024 Proxy Statement	45

Executive Compensation
Compensation Discussion and Analysis
Executive Summary
In this Compensation Discussion and Analysis, we:
•	Outline our compensation philosophy and program goals
•	Discuss how the Compensation and Talent Development Committee determines executive pay
•	Describe each element of executive pay, including base salaries, short-term and long-term incentives and executive benefits
•	Describe the rationale for each element of executive pay in the context of our compensation philosophy and program goals
46	2024 Proxy Statement

Executive Compensation
This Compensation Discussion and Analysis focuses on the compensation of the following individuals, who we collectively refer to as our named executive officers:
Named Executive Officer	Title as of December 31, 2023
Jeffrey W. Martin	Chairman, Chief Executive Officer and President
Trevor I. Mihalik(1)	Executive Vice President and Chief Financial Officer
Karen L. Sedgwick(2)	Chief Administrative Officer and Chief Human Resources Officer
Peter R. Wall	Senior Vice President, Controller and Chief Accounting Officer
Kevin C. Sagara(3)	Former Executive Vice President and Group President
Table 1
(1)
Mr. Mihalik was promoted to Executive Vice President and Group President effective January 1, 2024. In his new role, Mr. Mihalik oversees Sempra California as well as certain corporate functions, including human resources, compliance, risk management, insurance and internal audit.

(2)	Ms. Sedgwick was promoted to Executive Vice President and Chief Financial Officer effective January 1, 2024.
(3)	Mr. Sagara retired effective December 1, 2023.
All share and per share information in this Compensation Discussion and Analysis and the following Compensation Tables reflects the two-for-one split of our common stock in the form of a 100% stock dividend that was distributed to shareholders on August 21, 2023.
Business Overview and Strategy
Sempra’s management team has set a clear mission to be North America’s premier energy infrastructure company. In alignment with this, we have:
•	Simplified our business model in order to improve execution, build scale and deliver improved financial results
•
Continued our strategic focus on investing in transmission and distribution infrastructure, which is the portion of the energy value chain where we believe there is an attractive risk/reward profile for our owners

•
Positioned our three integrated growth platforms in highly attractive and contiguous markets in North America to better serve tens of millions of consumers in both the United States and abroad to help enable the energy transition

Our investments are focused on opportunities across our platforms that are backed by regulated returns or long-term contracts, which improves our visibility to our earnings and helps mitigate the risk profile of our businesses.
While the majority of our operations are focused on regulated utilities, we also have a strong non-utility infrastructure business and therefore evaluate our performance against both the S&P 500 Utilities Index and the broader market, including the S&P 500 Index. Our labor market for senior management talent also extends beyond the utility industry, as discussed under “Labor Market Reviews.”
Some significant business achievements over the past five years include:
•
Advancing major infrastructure projects at SDG&E and SoCalGas, such as the deployment of utility-owned energy storage technologies, investments in grid resiliency and mitigation of climate-related vulnerabilities, including wildfires and methane leaks, and the advancement of innovative proposals to help support the energy transition, including the Angeles Link clean, renewable hydrogen pipeline system in early development in the Los Angeles, California region

•	Increasing Oncor’s rate base from $12.6 billion to $23.1 billion from 2018 through 2023 through significant capital investment with a focus on safety, resiliency and reliability
•
Establishing our Sempra Infrastructure platform, which develops infrastructure projects in North America across three business lines — LNG, Energy Networks and Low-Carbon Solutions — and has a portfolio of LNG opportunities strategically located in the Pacific and Gulf coasts of North America, and completing the sales of a 20% and a 10% noncontrolling interest in Sempra Infrastructure Partners to an affiliate of Kohlberg Kravis Roberts & Co. L.P. (KKR) and to the Abu Dhabi Investment Authority (ADIA), respectively, for an aggregate of $4.9 billion in cash (including post-closing adjustments and net of transaction costs).

We strive to deliver solid growth across our businesses, which we believe should provide us with a broad spectrum of opportunities to deploy capital on attractive terms. Further, we remain focused on delivering shareholder value by growing earnings and privileging the return of capital to shareholders.
2024 Proxy Statement	47

Executive Compensation
Performance
Financial Performance Highlights
Sempra’s business strategy helped the company deliver a series of record financial results in 2023. These 2023 achievements build on our strong long-term financial performance, which has contributed to our robust long-term growth and shareholder value creation. Our total shareholder return has outpaced the return of the S&P 500 Utilities Index during the past one, three and five years. In addition, our market capitalization more than doubled over the past 10 years from $22 billion at the end of 2013 to $47 billion at the end of 2023 and we have a long track record of returning value to shareholders:
•	Strong Dividend Growth: The CAGR of our common stock dividend exceeded the median CAGR for companies in the S&P 500 Utilities Index over the past five, 10 and 20 years.
•
14 Consecutive Years of Dividend Increases: From 2010 to 2023, we increased our annual dividend from $0.78 to $2.38 per common share. The Board of Directors raised the dividend for the fourteenth consecutive year in 2024, increasing the dividend to $2.48 per common share on an annualized basis.

Long-Term Growth[1]

GAAP Earnings

$1.0
$0.9
$3.0
2013
2018
2023

Adjusted Earnings[2]

$1.0
$1.5
$2.9
2013
2018
2023

Annual Dividends

$1.26
$1.79
$2.38
2013
2018
2023

Market Capitalization[3]

$22
$30
$47
2013
2018
2023

Figures 1 and 2
(1)	As of or for the years ended December 31, 2013, 2018 and 2023, as the context requires. Dollars in billions, except annual dividends.
(2)
Adjusted Earnings is a non-GAAP financial measure. Adjusted Earnings for the years ended December 31, 2013 and 2018 have been updated from their original presentation to exclude additional items to conform to the presentation for the year ended December 31, 2023. For a reconciliation of GAAP Earnings to Adjusted Earnings, see Appendix A to this proxy statement.

(3)	For periods ended December 31, 2023.
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Executive Compensation
Strategic Performance Highlights
Key strategic and operational accomplishments are highlighted below:

(1)
Refers to the increase from our 2023-2027 capital plan to our 2024-2028 capital plan, which includes Sempra’s proportionate ownership interest in projected capital expenditures at unconsolidated entities, while excluding Sempra’s projected capital contributions to those entities, and excludes noncontrolling interest’s proportionate ownership interest in projected capital expenditures at Sempra and at unconsolidated entities. Sempra’s capital plan is based on a number of assumptions, the failure of which to be accurate could materially impact Sempra’s actual capital expenditures.

(2)
Adjusted EPS and adjusted EPS CAGR are non-GAAP financial measures. Adjusted EPS for the year ended December 31, 2018 was updated from its original presentation to exclude additional items to conform to the presentation for the year ended December 31, 2023. For a reconciliation of GAAP EPS to adjusted EPS, see Appendix A to this proxy statement.

(3)
Amount approximated based on calculation of fugitive emissions (leaks and vented emissions) through 2022. Methane emissions reduction results are currently under review by the CPUC and CARB. Applicable California law and regulations require California gas corporations to reduce methane emissions by 20% below 2015 baseline by 2025 and 40% below 2015 baseline by 2030. Utilities’ progress toward state goals are tracked and reported via CPUC-mandated annual reports.

(4)	All financial and operating metrics represent 100% of Oncor’s 2023 year-end results.
2024 Proxy Statement	49

Executive Compensation
Shareholder Engagement
Incorporating shareholder feedback into the decision-making process is a critical component of our compensation program and our overall corporate governance philosophy. Our board and management have a long-standing commitment to engaging our shareholders and listening to their perspectives on, among other matters, key performance, governance and compensation matters. With respect to compensation matters, we engage extensively with shareholders to gather feedback on our current compensation program and any potential changes to the program the Compensation and Talent Development Committee is considering. Our Lead Independent Director, who also has served on the Compensation and Talent Development Committee, participates in these shareholder engagement efforts, including attending many of the meetings with our shareholders, to strengthen the communication of shareholder feedback directly to the board.
During the shareholder engagement cycle beginning in spring 2023 and continuing through January 2024, which was in addition to our normal investor relations outreach, we reached out to shareholders representing approximately 63% of our total outstanding shares of common stock and held telephonic or videoconference meetings with shareholders representing approximately 56% of our total outstanding shares of common stock (a significant portion of our institutional share ownership). During these meetings, we reviewed our executive compensation program and a variety of other topics as discussed under “Corporate Governance—Board of Directors—Robust Engagement Program” above, gathered shareholder feedback on our program and gained insight into their views and priorities with respect to these matters.
The Compensation and Talent Development Committee considered insights gained during our shareholder engagement meetings when they incorporated the Sustainability Measures into the performance-based annual bonus plan in 2021 and when they continued to enhance these measures in 2022 and 2023. During our 2023-2024 shareholder engagement cycle, shareholder feedback on our executive compensation program was generally supportive and most shareholders did not express any concerns about our executive compensation program design or the quantum of pay. Key themes included:
•	Annual bonus plan:
•
Feedback on the company’s financial performance and the 80% weighting for the ABP Earnings measure was generally positive and shareholders generally supported our annual bonus plan performance measures and their weightings.

•
Sustainability and the energy transition were key discussion topics and shareholders generally supported including sustainability measures in our annual bonus plan and the use of an evaluation framework (see Table 9) to determine performance results.

•	Our high-performance culture was another key discussion topic and shareholders generally supported including performance measures related to employee engagement and culture in the annual bonus plan.
•	Several shareholders discussed the importance of safety and generally supported including safety measures in the annual bonus plan.
•	Long-term incentive plan:
•
Shareholders generally supported our annual LTIP award design and our emphasis on performance-based equity. A few shareholders, however, expressed a preference for long-term time-based equity. In 2023 we delivered time-based equity awards to all our named executive officers, some in the form of service-based stock options and others in the form of service-based restricted stock units, that vest in equal installments over a three-year period, which the committee believes satisfies the retention aims generally served by long-term time-based awards.

•	Shareholders generally supported our use of relative performance measures.
Our shareholders presently have the opportunity to cast an advisory vote on our executive compensation, or a “say-on-pay” vote, once every year at our annual shareholders meetings. Based on discussions with shareholders during our 2023-2024 shareholder engagement cycle and the approval of our executive compensation in the most recent say-on-pay vote, the Compensation and Talent Development Committee believes this approval affirms our shareholders’ support for our approach to executive compensation, and therefore the committee did not significantly alter our compensation policies or practices for 2023.
50	2024 Proxy Statement

Executive Compensation
2023 Compensation Program Overview
Our executive compensation program is designed to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance. The three components of total direct compensation delivered in our program are: (1) base salary; (2) performance-based annual bonus; and (3) long-term equity-based incentives. We place an emphasis on variable performance-based pay, with each component designed to promote value creation and alignment of our management team’s compensation with our long-term strategic objectives.
Type	Component	Form	Key Characteristics
Fixed	Base Salary	Cash	• Base salary is targeted to generally align to the median of comparably sized general industry peers (excluding financial services companies)
Variable	Performance-Based Annual Bonus	Cash
• Based on ABP Earnings (weighted at 80%), Safety Measures (weighted at 12%) and
Sustainability Measures (weighted at 8%)
• No bonus payment unless company meets threshold performance level for the year and maximum payouts are capped

	Long-Term Equity-Based Incentives	Equity
• Performance-Based Restricted Stock Units (weighted at two-thirds collectively)
  • Relative TSR Performance-Based Restricted Stock Units (weighted at one-third):
3-year relative TSR, allocated evenly between:
   – Relative TSR measured against S&P 500 Utilities Index; maximum payout requires performance at 90th percentile of S&P 500 Utilities Index peers
   – Relative TSR measured against S&P 500 Index; maximum payout requires performance at 90th percentile of S&P 500 Index peers
  • EPS Growth Performance-Based Restricted Stock Units (weighted at one-third):
3-year EPS CAGR, with payout scale set based on forward consensus estimates of EPS CAGR of S&P 500 Utilities Index peers; maximum payout requires performance at the 90th percentile of estimates for S&P 500 Utilities Index peers
  • 3-year performance period for each performance measure
  • For all of our performance-based restricted stock unit awards, performance below threshold results in zero payout
• Stock Options and/or Service-Based Restricted Stock Units (weighted at one-third)(1) Vest ratably over three years

Table 2
(1)
Stock options were weighted at one-third for Messrs. Martin, Mihalik, and Sagara. Service-based restricted stock units were weighted at one-third for Ms. Sedgwick and Mr. Wall. The 2023 annual LTIP award for Messrs. Martin, Mihalik and Sagara did not include service-based restricted stock units, and the 2023 annual LTIP award for Ms. Sedgwick and Mr. Wall did not include stock options.

Note: Based on 2023 annual base salary, 2023 target performance-based annual bonus and the target grant date value of 2023 long-term equity-based incentives.
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The relative value of Mr. Martin’s 2023 total direct pay opportunity for each of the three components of total direct compensation at target company performance is shown below in Figure 3.

Figure 3
Note: Based on 2023 annual base salary, 2023 target performance-based annual bonus and the target grant date value of 2023 long-term equity-based incentives.
Our pay mix is designed to align our executives’ interests with our shareholders’ interests by providing a greater proportion of target annual compensation through performance-based annual bonuses and long-term equity-based incentives rather than base salary. This means that most pay is intended to be variable and increase or decrease based on company performance. As shown in Figure 3, over 70% of Mr. Martin’s target total direct pay opportunity in 2023 was in the form of performance-based equity awards (comprising two-thirds performance-based restricted stock units and one-third nonqualified stock options) and 90% was in the form of at-risk variable incentive pay.
Actual pay mix may vary substantially from target pay mix. This may occur as a result of company performance, which greatly affects annual bonuses and payout percentages for EPS growth-based LTIP awards, and stock performance, which significantly impacts payout percentages for TSR-based LTIP awards and the ultimate value realized for all equity awards. Figure 4 shows the percentage of each component of the total 2023 direct pay opportunity as of December 31, 2023 at target company performance for each of our named executive officers, excluding Mr. Sagara who retired effective December 1, 2023.

Figure 4
Note: Based on annual base salary and target performance-based annual bonus as of December 31, 2023 and the target grant date value of the 2023 annual long-term incentive plan award for each named executive officer, excluding Mr. Sagara who retired effective December 1, 2023.
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Target Compensation Summary
The table below summarizes 2023 base salaries, the target value of 2023 performance-based annual bonuses, and the target value of 2023 annual LTIP awards for the named executive officers.
In setting 2023 compensation, the Compensation and Talent Development Committee considered the company’s and each named executive officer’s performance, the experience they bring to their roles, the desire to retain seasoned, high-performing senior leadership and market compensation data and market positioning relative to general industry data and utility peers that are most similar to Sempra. See “Labor Market Reviews” below for additional information on how the committee uses external market data.
Based on its review, the committee approved increases to the target total direct compensation for Messrs. Martin and Mihalik and Ms. Sedgwick from 2022 to 2023.
Of this year-over-year increase, over 95% for Mr. Martin and over 90% for Mr. Mihalik and Ms. Sedgwick was in the form of at-risk annual and long-term incentive compensation.
The committee believes these adjustments are appropriate in the context of broader market trends and each individual’s roles, responsibilities and contributions to advancing our strategic priorities. With respect to Mr. Martin, in approving the adjustment to his target total direct compensation, the committee recognized his performance and leadership during his tenure as our Chief Executive Officer, noting Sempra’s significant long-term growth and shareholder value creation, including Sempra outperforming the S&P 500 Utilities Index over this period. The committee also considered Mr. Martin’s leadership during his tenure as Chief Executive Officer in advancing the company's strategy, including establishing our Sempra Texas platform through the acquisition of Oncor and InfraREIT, Inc.; establishing our Sempra Infrastructure platform and completing sales of noncontrolling interests to KKR and ADIA; and divesting our South American utilities and utilizing the proceeds to advance major infrastructure projects across all three of our business platforms. The committee’s decision to increase Mr. Martin’s target compensation, with emphasis on long-term at-risk pay, appropriately balances momentum under Mr. Martin’s leadership while continuing to incentivize strong future performance.
Name	Base Salary	Target Value of 2023 Performance-Based Annual Bonus	Target 2023 LTIP Award Value	Target 2023 Total Direct Compensation
Jeffrey W. Martin	$1,500,000	$2,625,000	$11,500,000	$15,625,000
Trevor I. Mihalik	$900,000	$ 900,000	$ 3,400,000	$ 5,200,000
Karen L. Sedgwick	$560,000	$ 392,000	$ 1,548,000	$ 2,500,000
Peter R. Wall	$435,000	$ 217,500	$ 650,000	$ 1,302,500
Kevin C. Sagara(1)	$880,000	$ 880,000	$ 2,240,000	$ 4,000,000
Table 3
(1)	Mr. Sagara’s actual 2023 performance-based annual bonus award was prorated to reflect his retirement effective December 1, 2023.
Target total direct compensation will differ from the total compensation figures shown in the 2023 Summary Compensation Table appearing under “Executive Compensation—Compensation Tables” below. Target total direct compensation is a measure of total compensation opportunity provided in a given year. The Compensation and Talent Development Committee reviews target total direct compensation in its annual market review because it allows pay comparisons to be made across multiple organizations that may have dissimilar pay programs and different performance outcomes. Conversely, total compensation figures shown in the 2023 Summary Compensation Table combine performance outcomes of cash programs with grant date values of equity awards and include items such as the incremental, actuarial change in value of pension programs. The latter can experience extreme annual volatility based on factors such as interest rates or participants achieving vesting milestones based on age or service. For these reasons, the Compensation and Talent Development Committee believes target total direct compensation provides for more consistent annual compensation comparisons.
Pay-for-Performance Alignment
The Compensation and Talent Development Committee believes that pay should be structured to align executive compensation with company performance and with the interests of our shareholders. As a result, our incentive plans are designed to deliver payouts that are aligned with company performance. Our LTIP awards measure TSR performance relative to companies in the S&P 500 Utilities Index and S&P 500 Index and the payout scale for our EPS growth-based LTIP awards is based on forward consensus estimates of EPS growth for our S&P 500 Utilities Index peers.
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This is demonstrated in June 2022 by comparing the LTIP payouts for our TSR-based and EPS growth-based annual LTIP awards granted from 2012 through 2021. Although our LTIP design and weighting of award components varied over this 10-year period, our TSR-based and EPS growth-based annual LTIP awards, collectively comprised two-thirds to 100% of the total of each year’s annual LTIP grant date award value (with the remainder consisting of stock options or service-based restricted stock units, which are not reflected in the table below).
The 10-year average realized payout for these awards was 99% of target, with five years of above-target payouts and five years of below-target payouts.
Award Cycle	Realized Payout
2012-2015	150% of Target
2013-2016	38% of Target
2014-2017	40% of Target
2015-2017	40% of Target
2016-2018	40% of Target
2017-2019	151% of Target
2018-2020	137% of Target
2019-2021	89% of Target
2020-2022	140% of Target
2021-2023	163% of Target
Ten-Year Average	99% of Target
Table 4
Rigor of Incentive Targets
At the start of each year, our Compensation and Talent Development Committee sets challenging yet achievable incentive targets, designed to motivate our team to drive strong performance and sustained value creation and to closely align executives’ interests with those of our shareholders.
Performance-Based Annual Bonus Plan
For 2023, the Compensation and Talent Development Committee selected earnings, weighted at 80%, safety, weighted at 12% and environmental, culture and governance, weighted at 8%, for the measurement of annual company performance under the performance-based annual bonus plan. The committee utilizes earnings as the basis of the primary annual bonus metric because it believes this measure provides an accurate and comprehensive picture of annual company financial performance that plan participants, shareholders, analysts and other parties can clearly understand. The committee makes certain predefined adjustments to GAAP earnings as described in Appendix D to this proxy statement to calculate ABP Earnings.
The committee set a challenging 2023 ABP Earnings target of $2,784 million based on the company’s financial plan. The financial plan also informs the company’s GAAP EPS guidance range and adjusted EPS guidance range. The 2023 target reflected an increase of $127 million, or 5%, over our 2022 target ABP Earnings of $2,657 million. 2022 was a historic year that produced record earnings across all three growth platforms. In approving a 2023 ABP Earnings target that it believed was challenging but attainable, the committee considered several company events and specific market conditions that impacted expectations and created operating environment uncertainty in both 2022 and 2023. The 2023 ABP Earnings target was lower than 2022 adjusted earnings due to several factors, including: the minority interest sale of Sempra Infrastructure Partners to ADIA in June 2022; the impact of higher natural gas prices in 2022; discrete tax matters that impacted 2022 earnings; the Cost of Capital decision of the CPUC and the trigger of the Cost of Capital adjustment mechanism in 2022, which lowered the authorized Cost of Capital for the California utilities in 2023; the forecasted 2023 interest rate environment; and increased development costs at Sempra Infrastructure to support new growth projects in 2023.
The $223 million range between the 2023 ABP Earnings target and maximum goals continues the trend of broadening this range, which was $159 million in 2022. The range between the target and maximum ABP Earnings goals has expanded each of the past five years and has more than tripled from $68 million in 2019 to $223 million in 2023.
Our 2023 ABP Earnings of $2,977 million was between our ABP Earnings target of $2,784 million and our ABP Earnings maximum goal of $3,007 million. Our above-target performance was driven by strong financial performance across all operating companies. More specifically, Sempra Infrastructure benefited from higher transportation tariffs going into effect as well as from changes in natural gas prices and optimization of transportation contracts. We exceeded the top end of both our 2023 GAAP EPS guidance range and 2023 adjusted EPS guidance range.
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Adjustments to GAAP earnings were predefined at the time the Compensation and Talent Development Committee determined the 2023 annual bonus plan goals. For a reconciliation of GAAP earnings to ABP Earnings, see “Reconciliation of 2023 GAAP Earnings to ABP Earnings” below and Appendix D to this proxy statement. For detailed information about the component measurements of annual company performance under the performance-based annual bonus plan, see “Annual Bonus Performance Results” below and Appendix D to this proxy statement.
Long-Term Equity-Based Incentives
The 2023 annual LTIP award design for Messrs. Martin, Mihalik and Sagara was 100% performance based, with two-thirds in performance-based restricted stock units and one-third in nonqualified stock options, which the Compensation and Talent Development Committee views as performance-based because their value depends on our stock price increasing over time. The 2023 annual LTIP award design for Ms. Sedgwick and Mr. Wall was two-thirds performance-based restricted stock units and one-third service-based restricted stock units. The performance measures and weightings for the 2023 annual long-term incentive plan awards were:

Figures 5 and 6
Note: The TSR portion of the awards includes two equally weighted components: one that measures TSR relative to the S&P 500 Utilities Index and one that measures TSR relative to our S&P 500 Index peers.
The 2023 annual long-term incentive plan awards include two performance measures — relative total shareholder return (weighted at one-third of the total award value, half of which is based on performance against the S&P 500 Utilities Index and half of which is based on performance against the S&P 500 Index) and EPS growth (weighted at one-third of the total award value). The Compensation and Talent Development Committee measures performance against challenging targets in order to drive long-term growth and closely align executives’ interests with those of our shareholders.
In the event that Sempra’s total shareholder return is below the 25th percentile of the relevant index (S&P 500 Utilities Index or S&P 500 Index), participants receive zero shares for that portion of the award. To achieve the maximum payout, performance must be at or above the 90th percentile of the relevant index (S&P 500 Utilities Index or S&P 500 Index). For the EPS growth portion of the annual LTIP award, no payout is made if our EPS CAGR is below the 25th percentile of consensus expectations for our S&P 500 Utilities Index peers. To achieve maximum payout, performance must be at or above the 90th percentile of consensus expectations for our S&P 500 Utilities Index peers.
Actual payouts for performance-based restricted stock unit awards for the past ten completed award cycles ranged from 38% of target to 163% of target, with five cycles paying out below target and five cycles paying out above target.
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Executive Compensation
Compensation Governance
We believe our compensation practices, which are highlighted below, reflect our pay-for performance philosophy and program goals and our commitment to sound corporate governance:

What we do	What we don’t do

• Incorporate shareholder feedback in our compensation program design
• Multiple, and complementary, LTIP award and annual bonus plan performance measures
• Annual review of external market compensation data
• LTIPs include “double-trigger” equity vesting upon a change in control(1)
• Cash severance payments policy
• Clawback policy
• Share ownership guidelines (8x base salary for Chief Executive Officer)
• Independent advisors conduct risk assessment of compensation program

• No excise tax gross-ups for named executive officers
• No employment contracts for named executive officers
• No stock option repricing(2)
• No stock options granted below fair market value
• No hedging or pledging of shares
• No uncapped incentives
• No single-trigger cash severance payments upon a change in control(1)
• No excessive perquisites; all have a specific business rationale

(1)	See “Severance and Change in Control Arrangements” for additional information.
(2)	Long-term incentive plan awards are granted from a shareholder-approved plan that prohibits stock option repricing and cash buyouts without shareholder approval.
Compensation Philosophy and Program Goals
Compensation Philosophy
The Compensation and Talent Development Committee of our Board of Directors sets the company’s executive pay philosophy, which emphasizes four key areas:

Sempra’s Executive Compensation Philosophy
Performance-based incentives aligned with shareholder value creation	Alignment of pay with short-term and long-term company performance
Balance between short-term and long-term incentives	More pay tied to performance at higher levels of responsibility

We believe this compensation philosophy enables us to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance.
Executive Compensation Program Goals
Our executive compensation program goals include:
•	Aligning executive compensation with shareholders’ interests
•	Linking executive compensation to both annual and long-term business and individual performance
•	Motivating executives to achieve superior performance
•	Attracting and retaining executives with outstanding ability and experience who demonstrate high standards of integrity and ethics
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Labor Market Reviews
Labor Market
The Compensation and Talent Development Committee uses external pay data to help align executive compensation levels with the labor market. The committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries, and the committee recognizes that this labor market varies by position. The committee’s use of both general industry and utility industry compensation data reflects the competitive labor market from which we recruit executives.
Sempra’s 17 officers as of December 31, 2023 were hired from a broad range of industries, including accounting and finance, consulting, energy, law and utilities.

Figure 7
Market Review
The Compensation and Talent Development Committee seeks to provide compensation opportunities for our executives that are commensurate with the competitive labor market. The committee considers general industry survey data as its primary source of external market data because it reflects the labor market from which officer roles are recruited. The committee reviews compensation data at the 25th, 50th and 75th percentiles of the general industry survey data, in total and by component (base salaries, target performance-based annual bonuses and target long-term equity-based incentives), and generally targets alignment with the 50th percentile. However, positioning relative to the 50th percentile may vary based on factors such as the comparability of market survey positions to the scope and structure of our positions, performance, experience, time in position and succession planning considerations.
Based on the November 2022 market review, 2023 target total compensation for Messrs. Martin, Mihalik, Wall and Sagara fell within the third quartile (between the 50th and 75th percentiles). As shown in Tables 5 and 6 below, Sempra falls in the third quartile of these benchmark companies in terms of revenue and market capitalization, and in the top quartile in terms of earnings, indicating a broader organizational size and scope of general corporate responsibility at Sempra that suggests greater compensation opportunity is appropriate. This market positioning reflects that they are seasoned, high-performing leaders with a number of years of experience in their roles and also reflects the Compensation and Talent Development Committee’s consideration of the scope of their roles. For example, in addition to his duties as Chief Financial Officer, Mr. Mihalik was Chairman of the Board of Sempra Infrastructure, overseeing that business; he served on the board of Oncor; and he led the company’s strategy and corporate development department. Mr. Wall oversees our tax department in addition to his duties as Controller and Chief Accounting Officer. Target total compensation for 2023 for Ms. Sedgwick, who was promoted to Chief Administrative Officer and Chief Human Resources Officer in December 2021, approximated the 50th percentile of the chief human resources officer market data and fell within the second quartile of the chief administrative officer data.
Actual compensation may be higher or lower than target compensation, as it reflects actual performance and payouts under our performance-based annual bonus plan and our long-term incentive plan.
General Industry Compensation Data
When determining executive pay, the Compensation and Talent Development Committee first reviews general industry market pay data from the Radford Global Compensation Database for non-financial services Fortune 500 companies with revenues between $7.5 billion and $30.25 billion. The November 2022 market review, which informed 2023 compensation decisions, consisted of 187 companies, which are listed on Appendix B to this proxy statement, and are referred to in this Compensation Discussion and Analysis as our “general industry peer group.”
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Table 5 summarizes the market capitalization, earnings and revenue of the general industry peer group compared to Sempra.
(Dollars in Millions)	Market Capitalization(1)	Earnings(2)	Revenue(2)
Sempra	$47,030	$3,030	$16,720
Sempra Percentile Rank	74th	83rd	64th
75th Percentile	$47,771	$2,344	$20,066
Median	$21,076	$1,107	$14,368
25th Percentile	$10,314	$447	$9,872
Table 5
(1)
Market capitalization is calculated using the common stock closing price on December 31, 2023 and the number of outstanding shares of common stock based on publicly reported information available as of December 31, 2023.

(2)	Earnings and revenue for the general industry peer group companies are for fiscal year 2023 unless otherwise noted in Appendix B to this proxy statement.
Utilities Industry Compensation Data
The Compensation and Talent Development Committee also reviews pay and performance data in proxy statements and other public filings of energy and utility companies. This peer group is composed of the 27 companies that make up the S&P 500 Utilities Index and are not water companies. These companies are listed in Appendix C to this proxy statement and are referred to in this Compensation Discussion and Analysis as our “utilities peer group” or our “S&P 500 Utilities Index peers.” We used the companies in the utilities peer group as comparators for the EPS-growth and one of the two relative TSR components of the 2023 annual LTIP award.
Table 6 summarizes the market capitalization, earnings and revenue of the utilities peer group compared to Sempra.
(Dollars in Millions)	Market Capitalization(1)	Earnings(2)	Revenue(2)
Sempra	$47,030	$3,030	$16,720
Sempra Percentile Rank	89th	93rd	74th
75th Percentile	$34,950	$2,268	$17,660
Median	$21,560	$1,197	$12,668
25th Percentile	$17,212	$736	$7,887
Table 6
(1)
Market capitalization is calculated using the common stock closing price on December 31, 2023 and the number of outstanding shares of common stock based on publicly reported information available as of December 31, 2023.

(2)	Earnings and revenue for the utilities peer group companies are for fiscal year 2023.
Role of Internal Pay Equity
The Compensation and Talent Development Committee uses internal pay equity principles to determine the compensation for positions that are unique or difficult to compare to market data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.
Compensation Components
Primary Components of Executive Compensation Program
The primary components of our executive compensation program are:
•	Base salaries
•	Performance-based annual bonuses
•	Long-term equity-based incentives
Additional benefits include participation in health and welfare programs and retirement and savings plans, as well as personal benefits and severance pay agreements.
All of our named executive officers generally participate in the same compensation program. However, compensation levels for named executive officers vary substantially based on the roles and responsibilities of the individual officers.
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1. Base Salaries
Our executive compensation program emphasizes performance-based pay. This includes annual cash bonuses and long-term equity-based incentives. However, base salaries remain a common and necessary element of compensation for attracting and retaining outstanding employees at all levels.
The Compensation and Talent Development Committee annually reviews base salaries for executive officers. The committee considers the following factors, among others, in its annual review:
Factors Considered in Determining Base Salaries
Peer group salary data	Complexity of roles and responsibilities	Reporting relationships
Individual contributions and performance	Succession planning	Internal pay equity
Labor market conditions	Retention needs	Experience

The Compensation and Talent Development Committee also may review and adjust base salaries during the year (between annual reviews) for various reasons, including in the event of promotions or other job title changes, modifications to reporting relationships or job functions, or changes to any of the other factors described above or other circumstances considered relevant by the committee.
2023 Adjustments to Base Salaries
Based on its review in consideration of the factors noted above, the Compensation and Talent Development Committee approved the following: Mr. Martin received an annual salary planning increase of 7.1% and Messrs. Mihalik, Wall and Sagara received increases of 8.4%, 6.1% and 6.0%, respectively. With respect to Mr. Martin, in approving the adjustment to his target total direct compensation, the committee recognized his performance and leadership during his tenure as our Chief Executive Officer, noting Sempra’s significant business achievements and robust long-term growth and shareholder value creation, including Sempra outperforming the S&P 500 Utilities Index during this period. Ms. Sedgwick, who was promoted to Chief Administrative Officer in December 2021, received a 21.7% increase, reflecting the Compensation and Talent Development Committee’s philosophy of generally setting initial compensation conservatively when an executive is promoted into a new role (which it did with Ms. Sedgwick’s initial compensation upon her promotion in December 2021) and, depending on performance, increasing compensation over time.
2. Performance-Based Annual Bonuses
Performance Guidelines
Each year the Compensation and Talent Development Committee establishes performance measures and dollar guidelines for performance-based cash bonus payments. The committee strives to select financial and operational performance measures that are linked to our business strategy and shareholder interests.
Consistent with our pay-for-performance philosophy, the performance measures do not provide for any bonus payment unless the company meets the threshold (minimum) performance level for the year. Bonus opportunities increase from 40% of target for performance at the threshold level to 200% of target for performance at the maximum level.
The committee may apply discretion in determining awards, including determining the results of performance measures and taking into consideration the contributions of each named executive officer or other factors it deems relevant.
Bonus Opportunities for Named Executive Officers
Target bonus opportunities as of December 31, 2023 are expressed as a percentage of each named executive officer’s base salary and as a dollar value below.
Named Executive Officer	Target %	Target Value
Jeffrey W. Martin	175%	$2,625,000
Trevor I. Mihalik	100%	$ 900,000
Karen L. Sedgwick	70%	$ 392,000
Peter R. Wall	50%	$ 217,500
Kevin C. Sagara(1)	100%	$ 880,000
Table 7
(1)	Actual award was prorated to reflect Mr. Sagara’s retirement effective December 1, 2023.
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Executive Compensation
Annual Bonus Plan Performance Measures
For 2023, the Compensation and Talent Development Committee selected earnings, employee and public safety, and environmental, culture and governance criteria for the measurement of annual company performance. The ABP Earnings measure was weighted at 80%, Safety Measures were weighted at 12% and Sustainability Measures were weighted at 8%. For annual bonus plan purposes, ABP Earnings are Sempra’s GAAP net income, excluding earnings attributable to noncontrolling interests and preferred stock dividends and subject to certain other predefined adjustments. ABP Earnings may be higher or lower than earnings reported in our financial statements due to these adjustments, which are described in “Reconciliation of GAAP Earnings to ABP Earnings” below and in Appendix D to this proxy statement. The specific components of the Safety Measures and the Sustainability Measures are described in Tables 9 and 10 below and in Appendix D to this proxy statement.
Rationale for Selection of Performance Measures
The Compensation and Talent Development Committee selected earnings as the basis of the primary annual bonus plan metric for 2023, weighted at 80%, because it believes this measure continues to provide an accurate and comprehensive picture of annual company financial performance that plan participants, shareholders, analysts and other parties can clearly understand. Safety measures, which historically have been included in the annual bonus plan, are also included for 2023, weighted at 12%, because the committee believes that strong safety performance is critical to our infrastructure-intensive businesses. Performance measures include employee safety metrics as well as metrics that promote public safety and safe operations.
The committee added further Sustainability measures to the annual bonus plan in 2021 and continued their use in 2023 to incentivize progress on the company’s key sustainability commitments, including:
•	Advancing a clean energy future
•	Fostering our high-performance culture by promoting an inclusive work environment that embraces diverse backgrounds and perspectives
•	Making a difference in the communities we serve
•	Maintaining strong corporate governance practices
During our shareholder engagement meetings, we solicit shareholders’ input on the performance measures and other aspects of our incentive plans. Some shareholders expressed a preference for the use of multiple performance measures in annual bonus plans, including a financial performance measure (there was not a clear preference for earnings or EPS), and for the use of different performance measures in our annual bonus and long-term incentive plans. Shareholder feedback related to our annual bonus plan performance measures and structure generally has been positive and shareholders generally support the incorporation of sustainability measures into the plan.
ABP Earnings Goal Determination
Table 8 shows the ABP Earnings criteria for 2023 performance-based annual bonuses:
Financial Performance Measure (Dollars in Millions)	Threshold	Target	Maximum
ABP Earnings (Attributable to Common Shares)	$2,561	$2,784	$3,007
Table 8
The committee set a challenging 2023 ABP Earnings target of $2,784 million based on the company’s financial plan. The financial plan also informs the company’s GAAP EPS guidance range and adjusted EPS guidance range. The 2023 target reflected an increase of $127 million, or 5%, over our 2022 target ABP Earnings of $2,657 million. 2022 was a historic year that produced record earnings across all three growth platforms. In approving a 2023 ABP Earnings target that it believed was challenging but attainable, the committee considered several company events and specific market conditions that impacted expectations and created operating environment uncertainty in both 2022 and 2023. The 2023 ABP Earnings target was lower than 2022 adjusted earnings due to several factors, including: the minority interest sale of Sempra Infrastructure Partners to ADIA in June 2022; the impact of higher natural gas prices in 2022; discrete tax matters that impacted 2022 earnings; the Cost of Capital decision of the CPUC and the trigger of the Cost of Capital adjustment mechanism in 2022, which lowered the authorized Cost of Capital for the California utilities in 2023; the forecasted 2023 interest rate environment; and increased development costs at Sempra Infrastructure to support new growth projects in 2023.
The $223 million range between the 2023 ABP Earnings target and maximum goals continues the trend of broadening this range, which was $159 million in 2022. The range between the target and maximum ABP Earnings goals has expanded each of the past five years and has more than tripled from $68 million in 2019 to $223 million in 2023.
Consistent with the approach taken in prior years, the Compensation and Talent Development Committee also determined when it set earnings goals that the earnings calculation for 2023 annual bonus plan purposes would be adjusted by excluding the impact of major changes in accounting rules, certain items related to acquisitions and divestitures, the impact of legacy litigation matters and other adjustments as described in Appendix D to this proxy statement. In addition, the Compensation and Talent Development Committee has, but did not use, discretion to adjust earnings for other unplanned or unforeseen items that may occur during the course of the year.
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Safety Measures and Sustainability Measures Goal Determination
Safety Measures
The Compensation and Talent Development Committee included safety measures in our annual performance-based bonus plan because our strong commitment to robust safety practices is foundational to our company’s culture and success of our infrastructure-intensive businesses. The Safety Measures included in the 2023 performance-based annual bonus plan, which are collectively weighted at 12%, include metrics focused on employee and contractor safety as well measures that promote public safety and safe operations. Additional detail about these Safety Measures and 2023 performance results on these measures is provided below in Table 10.
Sustainability Measures
The 2023 Sustainability Measures are collectively weighted at 8% and the Compensation and Talent Development Committee’s selection of these measures reflects the company’s key sustainability priorities and initiatives. Expectations for progress on these priorities were discussed with management at the beginning of the year and management provided performance updates to the Compensation and Talent Development Committee over the course of the year. The committee determined the performance results using the evaluation framework set forth below in Table 9. The 2023 Sustainability Measures reflect a more direct and simplified approach compared to prior years to allow greater focus on the most impactful areas and also add measures of our culture that the committee believes are key indicators of our performance. Additional detail about the Sustainability Measures and 2023 performance results on these measures is provided in Appendix D to this proxy statement.
The Compensation and Talent Development Committee reviewed the performance results for the Sustainability Measures and, using the framework shown below, determined the overall payout of 150% of target for these measures as shown in Table 9 below.
	Below Target 0% - 50%	Approximating Target 50% - 100%	Above Target 100% - 150%	Significantly Above Target 150% - 200%
Environmental (One-Third)	1-2 goals achieved.	3 goals achieved.	4 goals achieved.	All 5 goals achieved.
Actual Performance
Culture (One-Third)	1-2 goals achieved.	3 goals achieved.	4 goals achieved.	All 5 goals achieved.
Actual Performance
Governance (One-Third)	1-2 goals achieved.	3 goals achieved.	4 goals achieved.	All 5 goals achieved.
Actual Performance
Overall Payout = 150% of Target
Table 9
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Annual Bonus Performance Results
Overall company performance on the 2023 annual bonus plan performance measures was at 176.43% of target performance. A summary of the plan metrics and results is provided in Table 10 below.
		Goals				Percent of Target Achieved
2023 Performance Measures	Weight	Threshold	Target	Maximum	Actual
Financial:
ABP Earnings (Dollars in Millions)	80.0%	$2,561	$2,784	$3,007	$2,977	187%
Safety Measures:
Public Safety:
SDG&E – Wildfire and Public Safety Power Shutoff (PSPS) System Hardening (Miles)	1.5%	140	160	180	169	146%
SDG&E – Damage Prevention (Damages per USA Ticket Rate)	1.5%	1.35	1.27	1.25	1.19	200%
SoCalGas – A1 Gas Leak Order Response Time	1.5%	92.6%	93.0%	93.5%	93.6%	200%
SoCalGas – Damage Prevention (Damages per USA Ticket Rate)	1.5%	2.53	2.30	2.19	2.11	200%
Employee and Contractor Safety:(1)
Total Recordable Incident Rate – Employees	2.0%	1.72	1.56	1.40	1.91	0%
Total Recordable Incident Rate – Contractors(2)	2.0%	0.62	0.51	0.40	0.34	200%
Lost Time Incident Rate – Employees	2.0%	0.47	0.39	0.30	0.49	0%
Sustainability Measures:
Environmental, Culture and Governance	8.0%	See Appendix D for Detail				150%
TOTAL	100.0%					176.43%
Table 10
(1)	Employee data includes Sempra, SDG&E, SoCalGas, Sempra Infrastructure and Oncor. Contractor data includes Sempra, SDG&E, SoCalGas and Sempra Infrastructure.
(2)
Although the formulaic performance for the contractor safety measure exceeded the maximum goal, the committee exercised negative discretion to reduce the payout for this measure to zero in light of a contractor fatality.

Reconciliation of GAAP Earnings to ABP Earnings
A reconciliation of 2023 GAAP earnings to ABP Earnings is provided in Table 11. For additional information about the adjustments made to GAAP earnings to calculate ABP Earnings, see Appendix D to this proxy statement.
(Dollars in Millions)	Reconciliation
GAAP Earnings	$3,030
Predefined Adjustments:
Exclude variance from plan of foreign exchange gains or losses, unrealized mark-to-market gains/losses on certain derivatives at Sempra Infrastructure, the net loss associated with an interest rate contingent swap, a change in accounting methodology, unplanned rabbi trust investment returns (related to nonqualified pension and deferred compensation) in excess of specified limits, California Assembly Bill 1054 wildfire fund impairments, impact associated with decommissioning the San Onofre Nuclear Generating Station (SONGS), and an unplanned LTIP tax shortfall	(57)
Exclude the impact of an unplanned Oncor regulatory disallowance	44
Exclude gains or losses related to legacy litigation matters related to RBS Sempra Commodities	(40)
ABP Earnings	$2,977
Table 11
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2023 Bonus Payouts
Based on overall performance and its consideration of the contributions of each named executive officer in 2023, the Compensation and Talent Development Committee approved the payment of the annual bonuses shown in Table 12.
Named Executive Officer	Base Salary at Year-End 2023	X	Bonus Target	X	Performance Score(1)	=	Bonus Payout(2)
Jeffrey W. Martin	$1,500,000		175%		176%		$4,631,300
Trevor I. Mihalik	$900,000		100%		176%		$1,587,900
Karen L. Sedgwick	$560,000		70%		176%		$691,700
Peter R. Wall	$435,000		50%		176%		$383,800
Kevin C. Sagara(3)	$880,000		92%		176%		$1,420,800
Table 12
(1)	The actual performance score of 176.43% is rounded in this Table 12.
(2)	Final award payouts are rounded up to the nearest hundred dollars.
(3)	Mr. Sagara’s award was prorated to reflect his retirement effective December 1, 2023.
3. Long-Term Equity-Based Incentives
Long-term equity-based incentives are the largest single component of each named executive officer’s target total direct compensation package comprising approximately half or more of each named executive officer’s target total direct compensation in 2023. See Figure 4 for these percentages. In accordance with our pay-for-performance philosophy, performance-based restricted stock units constitute two-thirds of the 2023 annual long-term incentive plan awards and stock options (for Messrs. Martin, Mihalik and Sagara) or service-based restricted stock units (for Ms. Sedgwick and Mr. Wall) constitute the remaining one-third of the awards.
Rationale for 2023 Annual LTIP Award Design
The Compensation and Talent Development Committee has implemented what it believes is a balanced equity incentive award design that is based one-third on relative total shareholder return, one-third on relative EPS growth and one-third on either nonqualified stock options (for Messrs. Martin, Mihalik and Sagara) or service-based restricted stock units (for Ms. Sedgwick and Mr. Wall). The committee believes this design creates a strong alignment with shareholder interests and with our growth strategy that is simple and easily communicated to participants, shareholders and other stakeholders. The committee approved this equity award structure after considering many variables, including alignment with shareholder interests, retention, plan expense, share usage, market trends and feedback from our shareholder engagement.
In determining the design of the performance-based components of our 2023 annual LTIP awards, the Compensation and Talent Development Committee sought a direct link to long-term performance in comparison to indices and peers. To achieve this result, the committee used performance-based restricted stock units based on relative total shareholder return over a three-year performance period (constituting one-third of the target grant date award value, equally allocated between performance relative to the S&P 500 Utilities Index and performance relative to the S&P 500 Index). The link between pay and long-term earnings performance is further strengthened by the use of a second performance measure based on relative long-term EPS growth over a three-year performance period (constituting one-third of the target grant date award value). Stock options (weighted at one-third of the target grant date award value for Messrs. Martin, Mihalik and Sagara) also are aligned with the company’s strategic focus on long-term growth, and service-based restricted stock units (weighted at one-third for Ms. Sedgwick and Mr. Wall) promote retention.
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Executive Compensation

Figures 8 and 9
Determining Individual Equity Award Grants
In granting the 2023 awards, the Compensation and Talent Development Committee:
•	Specified a target dollar value and other terms for each named executive officer’s award; and
•	Calculated the number of shares underlying the awards using the specified target dollar value for each named executive officer, as opposed to using a fixed number of shares.
This approach allows maintenance of a pay mix the committee believes to be optimal.
On the grant date, we calculated the precise number of shares to be granted to each named executive officer by dividing the target dollar value of each named executive officer’s award by the grant date closing price of Sempra common stock for the performance-based and service-based restricted stock units and by the Black-Scholes value for nonqualified stock options.
These target grant values are presented in Table 13 below and differ from the values reported in “Compensation Tables—Summary Compensation Table” and “Compensation Tables—Grants of Plan-Based Awards” with respect to awards based on relative total shareholder return, which are reported in those compensation tables based on a Monte Carlo valuation that is used to calculate the grant date fair value.
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Target Value of Long-Term Equity-Based Incentives
The target values for the 2023 annual long-term incentive plan awards are summarized below in Table 13. In determining target award values for each named executive officer, the Compensation and Talent Development Committee took into account factors including competitive market data, each individual’s responsibilities and contributions, and the company’s retention objectives. The target values of 2023 LTIP awards also reflect the committee’s focus on delivering the most substantial portion of pay in the form of long-term, performance-based incentives.
The committee feels it is important that the Chief Executive Officer is highly aligned with shareholder value creation through meaningful and competitive performance-based equity awards. Specifically, for Mr. Martin’s long-term incentive plan awards, which were granted in January 2023, the committee considered the following factors:
•	Recognition of the company-record operating performance and shareholder value achieved in 2022,
•	A desire to denominate the vast majority of Mr. Martin’s compensation in performance-based equity pay that is multi-year in nature and aligned with shareholder value creation,
•	Providing compensation opportunity aligned with Sempra’s size and performance relative to the benchmark data considered, and
•	An overall assessment of Mr. Martin’s execution of the company’s strategic plan.
The ultimate value of long-term equity-based incentives depends on (i) for stock options, the absolute growth of the stock, (ii) for TSR-based performance-based restricted stock units, the relative growth of the stock against both general industry and utility companies, and (iii) for EPS growth-based performance-based restricted stock units, whether the company outperforms analyst estimates for EPS growth. No element of the program provides value if performance standards are not achieved.
Target Value of 2023 Annual LTIP Award
Jeffrey W. Martin	$11,500,000
Trevor I. Mihalik	$3,400,000
Karen L. Sedgwick	$1,548,000
Peter R. Wall	$650,000
Kevin C. Sagara	$2,240,000
Table 13
The actual amounts realized by equity award recipients will depend on future stock price performance, common stock dividend payouts and our EPS performance and the degree to which the established performance measures are achieved. The amounts ultimately realized will not necessarily align with the target values at grant.
Performance Goals for the 2023 Performance-Based Restricted Stock Units
The 2023 annual long-term incentive plan awards included two performance measures — relative total shareholder return and EPS growth, each weighted at one-third of the total target award value. The portion of the awards linked to relative total shareholder return is equally weighted between total shareholder return relative to our S&P 500 Utilities Index peers and total shareholder return relative to the S&P 500 Index.
1. Relative Total Shareholder Return
Each TSR-based performance-based restricted stock unit represents the right to receive between zero and two shares of Sempra common stock based on the company’s three-year cumulative total shareholder return compared to our S&P 500 Utilities Index peers or the S&P 500 Index, as applicable. We measure our total shareholder return against both the S&P 500 Utilities Index and the S&P 500 Index because our operations extend beyond those of a typical utility and we have significant international and non-utility energy infrastructure assets and operations.
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If the company’s performance is at the target performance level (the 50th percentile of the applicable index), participants will earn one share for each restricted stock unit. Participants have the opportunity to earn up to two shares for each restricted stock unit if performance exceeds the target performance level. Participants earn a partial share for performance between the threshold and target performance levels and between one and two shares for performance between target and maximum performance levels, as shown below. No shares are earned for performance below the 25th percentile of the applicable index.
Cumulative Total Shareholder Return Percentile Rank vs. S&P 500 Utilities Index or S&P 500 Index (Measured Independently in Separate Award Components)	Sempra Common Stock Shares Received for Each Restricted Stock Unit(1)
90th Percentile or higher (Maximum)	2.0
70th Percentile	1.5
50th Percentile (Target)	1.0
40th Percentile	0.7
30th Percentile	0.4
25th Percentile (Threshold)	0.25
Below 25th Percentile	0.0
Table 14
(1)
Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note: If performance falls between the tiers shown in Table 14, the payout is calculated using linear interpolation.
2. EPS Growth
The 2023 annual long-term incentive plan awards also included a performance-based restricted stock unit award linked to relative EPS growth. The award measures the CAGR of our EPS for the three-year period ending on December 31, 2025. The payout scale is based on the December 31, 2022 analyst consensus three-year EPS growth estimates for our S&P 500 Utilities Index peers. The target payout level is based on the 50th percentile of the analyst consensus estimates and the threshold and maximum payout levels are based on the 25th and 90th percentiles, respectively.
The Compensation and Talent Development Committee bases the payout scale for our EPS growth-based awards on analyst consensus three-year estimates for our S&P 500 Utilities Index peers because:
•	Our strategic goal is to deliver higher earnings growth than our utility peers while maintaining a commensurate risk profile
•
Our 2023 annual LTIP award design aligns with this strategic goal by measuring our EPS growth against a payout scale that is based on analyst consensus estimates, compiled by an independent third party, for our S&P 500 Utilities Index peers

•
The earnings growth in the financial plan is not linear from year to year due, in part, to our investment in large-scale, capital-intensive development projects that take multiple years to construct and multiple years for earnings to be generated

If the company’s EPS CAGR is at the 50th percentile of the analyst consensus estimates for the S&P 500 Utilities Index, participants will earn one share for each restricted stock unit. Participants have the opportunity to earn up to two shares for each restricted stock unit if performance exceeds the 50th percentile. Participants earn a partial share for performance between the 25th and 50th percentiles and between one and two shares for performance between the 50th and 90th percentiles of the analyst consensus estimates, as shown below. No shares are earned for performance below the 25th percentile of the analyst consensus estimates. The EPS CAGR excludes the impact of share repurchases not contemplated in our financial plans publicly communicated prior to the grant date of such awards.
Percentile of Analyst Consensus Estimates for S&P 500 Utilities Index EPS CAGR	Sempra Common Stock Shares Received for Each Restricted Stock Unit(1)
90th Percentile or higher (9.1% or higher)	2.0
75th Percentile (7.9%)	1.5
50th Percentile (6.5%)	1.0
25th Percentile (6.2%)	0.25
Below 25th Percentile (Below 6.2%)	0.0
Table 15
(1)
Participants also receive additional shares for dividend equivalents, which are reinvested to purchase additional units that become subject to the same vesting conditions as the restricted stock units to which the dividends relate.

Note: If performance falls between the tiers shown in Table 15, the payout is calculated using linear interpolation.
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For purposes of the 2023 annual long-term incentive awards, the calculation of EPS may, at the Compensation and Talent Development Committee’s discretion, include the same types of adjustments made to ABP Earnings, as described in Appendix D to this proxy statement, as well as adjustments related to, among other things, other unusual or non-operating items as determined by the Compensation and Talent Development Committee.
Results for the 2021-2023 Award Cycle
The performance period of our 2021-2023 award cycle concluded on January 2, 2024 (for the TSR-based awards, which collectively were weighted at 33.3% of the award value) and December 31, 2023 (for the EPS growth-based awards, which were weighted at 33.3% of the award value).
Our 2021-2023 relative total shareholder return was at the 67.8th percentile of the S&P 500 Utilities Index, resulting in vesting at 144.50% of target for the S&P 500 Utilities Index-based award component. Our relative total shareholder return was at the 53.5th percentile of the S&P 500 Index, resulting in vesting at 108.75% of target for the S&P 500 Index-based award component.
The 2021-2023 awards based on EPS growth vested at 200% of target based on an EPS CAGR (as adjusted for LTIP purposes) of 9.6%. Table 16 below shows the predefined adjustments to GAAP EPS used to calculate EPS growth for purposes of the 2021 annual LTIP award, as well as an additional adjustment to exclude the impact of a $300 million share repurchase in 2021 and an additional $450 million of share repurchases in the first and second quarters of 2022. For additional information, see “Compensation Tables—Outstanding Equity Awards at Year-End” and “Compensation Tables—Option Exercises and Stock Vested.”
EPS Growth (Diluted) for 2021-2023 Award Cycle	2020	2023
GAAP EPS	$6.44	$4.79
Excluding $300 million share repurchase in 2021, $450 million of share repurchases in 2022, IEnova tender offers impact and $144 million in net proceeds from the sale of common stock in November 2023 pursuant to the exercise of the underwriters’ overallotment option(1)	$(0.03)	$0.04
Predefined Adjustments:
Acquisitions and divestitures (other than Oncor): gains and losses on sales, related impairments and costs, and related earnings impacts	$(3.33)	—
Legacy litigation matters	$0.57	$(0.06)
Impact of an unplanned Oncor regulatory disallowance	—	$0.07
Foreign exchange gains or losses, unrealized mark-to-market gains/losses on certain derivatives at Sempra Infrastructure, the net loss associated with a contingent interest rate swap, a change in accounting methodology, changes in tax law, certain unplanned items related to unplanned rabbi trust investment returns (related to nonqualified pension and deferred compensation) in excess of specified limits, nonqualified pension settlement costs, California Assembly Bill 1054 wildfire fund impairments, costs associated with the decommissioning of SONGS and LTIP tax shortfall	$(0.05)	$(0.09)
EPS for 2021-2023 LTIP Award Cycle Purposes	$3.60	$4.75
EPS CAGR for 2021-2023 LTIP Award Cycle Purposes		9.6%
Table 16
(1)
The impact of share repurchases that were not contemplated in our financial plans publicly communicated prior to the grant date of the award, common stock offerings, and the IEnova tender offers are excluded in accordance with the terms of the award. The impact of the November 2023 equity offering is weighted for the portion of the year that the shares were outstanding.

Special Awards Granted to Named Executive Officers in 2023
Special equity awards also may be granted with the Compensation and Talent Development Committee’s approval upon the hiring or promotion of named executive officers or, in limited instances, to reward extraordinary performance or promote retention. None of our named executive officers received special equity awards in 2023.
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4. Benefit Plans
Our named executive officers also participate in certain benefit plans including: (1) health, life insurance and disability plans and other executive benefits; and (2) savings and retirement plans.
1. Health, Life Insurance and Disability Plans and Other Executive Benefits
Plan Type	Plan	Description
Health & Welfare	Basic Group Plans
Our named executive officers participate in life, disability, medical, dental and vision insurance group plans that are generally available to all employees. These are common benefits that we believe are essential to attracting a high-performing workforce.

Other Health & Welfare Benefits
In addition to the basic group health and welfare plans, Mr. Martin participates in a life insurance plan providing additional life insurance death benefits (target death benefit is two times base salary and bonus while he is employed and 1.5 times base salary and bonus following his retirement). The company funds the post-retirement benefit in the year following a qualified retirement under the plan (retirement at age 62 or older with five or more years of service).
This plan was closed to new participants in 2012.
Messrs. Martin and Mihalik and Ms. Sedgwick participate, and prior to his retirement Mr. Sagara participated, in a long-term disability plan providing additional protection upon disability (60% of base salary and average bonus) and restoring benefits otherwise capped under the company’s basic long-term disability plan.

Other Executive Benefits
We provide certain other benefits to our named executive officers. The Compensation and Talent Development Committee reviews the level and types of these executive benefits each year. The committee believes that these benefits are important in attracting and retaining executive talent. These executive benefits include financial and estate planning services, excess personal liability insurance, and programs that match charitable contributions by each named executive officer, including contributions of up to $25,000 by each of Messrs. Martin, Mihalik and Sagara and up to $15,000 by each of Ms. Sedgwick and Mr. Wall and certain additional programs in which all Sempra employees are eligible to participate, such as special charitable giving campaigns that provide additional charitable matching contributions not subject to the limits set forth above. The Chief Executive Officer also has an executive security specialist for personal and business driving in the context of an overall security plan.
An annual executive benefit program allowance of $40,000 for Mr. Martin and $30,000 for Messrs. Mihalik and Sagara may be used to cover out-of-pocket costs for health and welfare benefits as well as the cost of the financial and estate planning services and excess personal liability insurance discussed above. Any unused allowance is paid out at year-end.
None of the benefits described above includes a tax gross-up provision.

Table 17
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2. Savings and Retirement Plans
All of our named executive officers may elect to participate in our savings plans, consisting of a broad-based, tax-qualified 401(k) savings plan generally available to all employees and a deferred compensation plan available to officers and certain other key management employees.
Our named executive officers also participate in our pension plans, consisting of our Cash Balance Plan in which all named executive officers participate, a Supplemental Executive Retirement Plan in which Messrs. Martin and Mihalik and Ms. Sedgwick participate and Mr. Sagara participated prior to his retirement, and a Cash Balance Restoration Plan in which Mr. Wall participates. These plans are described in Tables 18 and 19 below.
Plan Type	Plan	Description
Savings Plans	Sempra Savings Plan (401(k) Savings Plan)
Employees may contribute a portion of their eligible pay to a tax-qualified 401(k) savings plan, the Sempra Savings Plan. Contributions to the plan may be invested on a tax-deferred or after-tax basis (including a Roth option). The Internal Revenue Code limits the amount of compensation eligible for deferral under tax-qualified plans.
Employees may receive company contributions of up to 4% of eligible pay. Eligible pay generally includes base salary and performance-based annual bonus, net of any amounts contributed under the deferred compensation plan. The basic company matching contribution is equal to one-half of the first 6% of the employee’s contributions. In addition, employees receive a “stretch match” equal to one-fifth of the next 5% of the employee’s contributions.
All employee contributions and related investment earnings in the 401(k) savings plan vest immediately. Employees are eligible to participate in the plan and receive company matching contributions upon hire. Company matching contributions (including related earnings) vest after one year of service.

Employee and Director Savings Plan (Deferred Compensation Plan)
Our executive officers and other key management employees also may defer up to 85% of their base salary and performance-based annual bonus under a nonqualified deferred compensation plan, the Employee and Director Savings Plan. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.
Participants can direct these deferrals into:
 • Funds that mirror the investments available under our 401(k) savings plan, including a Sempra phantom stock account
 • A fund providing interest at the greater of 110% of the Moody’s Corporate Bond Yield or the Moody’s Corporate Bond Yield plus 1%
Deferrals of performance-based restricted stock unit awards must be directed into the Sempra phantom stock account and cannot be transferred into other investments and are paid out in shares of common stock at some time after separation of employment in accordance with the participant’s payout elections.
The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) savings plan. Because of these limits, the company makes matching contributions for deferred compensation plan participants through the deferred compensation plan. The deferred compensation matching contribution is equal to one-half of the first 6% of the employee’s contributions plus one-fifth of the next 5% of the employee’s contributions less an offset for 401(k) savings plan matching contributions. There are no company matching contributions on deferrals of performance-based restricted stock unit awards.
All employee contributions and related earnings in the deferred compensation plan vest immediately. New participants are immediately eligible for company matching contributions and company matching contributions (including related earnings) vest after one year of service.

Table 18
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Plan Type	Plan	Description
Pension	Cash Balance Plan	The Cash Balance Plan is a tax-qualified pension plan generally available to all U.S.-based company employees.
	Cash Balance Restoration Plan	The Cash Balance Restoration Plan restores the benefits that would otherwise be provided under the Cash Balance Plan but for Internal Revenue Service limits applicable to tax-qualified pension plans.
Supplemental Executive Retirement Plan
The Compensation and Talent Development Committee believes that retirement, savings and deferred compensation plans, in general, and the Supplemental Executive Retirement Plan, in particular, are important elements of an overall compensation package. This package is designed to recruit and retain executive talent, especially mid-career executives, and to retain longer-term executive participants.
Our Supplemental Executive Retirement Plan, or SERP, provides a participating named executive officer with retirement benefits based on the executive’s:
 • Final average pay(1)
 • Actual years of service
 • Age at retirement
SERP benefits are reduced by benefits payable under the broad-based Cash Balance Plan.
The Cash Balance Plan, the Cash Balance Restoration Plan and the SERP use only base salary and performance-based annual bonuses in calculating benefits. The value of long-term incentive plan awards is not included.

Table 19
(1)
Final average pay is the average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement.

Severance and Change in Control Arrangements
None of our executive officers has an employment agreement, but our named executive officers have severance pay agreements that include change-in-control features.
Rationale for Providing Severance Pay Agreements
The Compensation and Talent Development Committee believes severance pay agreements, which are a prevalent market practice, are effective in:
•	Attracting executives who are leaving an existing employer
•	Mitigating legal issues upon an employment separation
•	Retaining talent during uncertain times
By mitigating the risks associated with potential job loss, severance pay agreements can reinforce management continuity, objectivity and focus on shareholder value. This can be particularly critical in actual or potential change in control situations.
Severance Pay Agreement Benefits
The severance pay agreements provide for cash payments and the continuation of certain other benefits for a limited period when:
•	The company terminates an executive’s employment for reasons other than cause, or
•	The executive resigns for “good reason”
Payments are not required under the terms of the severance pay agreements when:
•	A termination is for cause, or
•	The executive voluntarily resigns other than for “good reason”
A termination other than for cause generally excludes terminations based on willful and continued failure by the executive to perform his or her duties for the company. These provisions are intended to provide for benefits upon the company’s unilateral decision to terminate employment for reasons unrelated to the executive’s performance of his or her job functions.
A resignation for “good reason” may occur if there is an adverse change in scope of duties or in compensation and benefit opportunities and, following a change in control, changes in employment location. These provisions are intended to provide safeguards against arbitrary actions that may effectively force an executive to resign.
The agreements provide for additional benefits if the termination of employment were to occur within two years following (or such termination was deemed to have occurred, in cases of certain involuntary terminations, in connection with or in anticipation of) a change in control of the company.
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The agreements do not contain any excise tax gross-up provisions. In addition, in order to receive some of the benefits provided for in the agreement, the executive must, upon termination, enter into a general release in favor of the company, provide consulting services for the company for two years following the date of termination if requested, and agree to abide by certain contractual confidentiality and non-solicitation obligations. See “Compensation Tables—Severance and Change in Control Benefits” below for additional information about the terms of each named executive officer’s severance pay agreement.
Cash Severance Payments Policy
The Compensation and Talent Development Committee has adopted a policy that requires shareholder approval or ratification of any new severance arrangement providing for severance benefits to a Sempra executive officer in excess of 2.99 times the sum of the executive officer’s annual base salary and target performance-based annual bonus, subject to exclusions for certain types of benefits such as, among others, acceleration of equity awards, retirement benefits and deferred compensation. The Compensation and Talent Development Committee believes this is an important additional feature of our executive compensation program that places meaningful limits on the amount of severance benefits our executives are eligible to receive and empowers shareholders with respect to the severance benefits we offer. See “Proposal 4: Shareholder Proposal Requesting a Policy to Seek Shareholder Approval of Certain Severance Pay Arrangements” and Appendix E to this proxy statement for more information.
Outstanding Equity Award Treatment Upon Certain Terminations or a Change in Control
All long-term incentive awards are subject to double-trigger change in control vesting provisions. This means that awards do not automatically vest upon a change in control. Rather, except under limited circumstances, vesting is only accelerated upon a termination of employment that meets certain conditions following a change in control. In the event of a termination of employment other than in connection with a change in control, equity awards are generally forfeited to the extent they are not vested at the time of termination, subject to accelerated vesting or non-forfeiture upon termination in certain specific circumstances. See “Compensation Tables—Severance and Change in Control Benefits” below for additional information.
The Compensation and Talent Development Committee utilizes double-trigger vesting provisions in connection with a change in control because it believes double-trigger vesting more accurately reflects current market practices while still providing appropriate benefits to executives in the event of a termination in connection with a change in control, and is thus in the best interests of our company and our shareholders.
Compensation and Talent Development Committee Roles and Responsibilities
Overview
The Compensation and Talent Development Committee’s primary role is to establish our compensation principles and policies and design and oversee our executive compensation program. The Compensation and Talent Development Committee reviews, determines and approves the compensation levels, including base salary and performance standards and levels of awards under annual and long-term incentive plans, for our Chief Executive Officer and other executive officers.
The Compensation and Talent Development Committee typically holds three regularly scheduled meetings each year and additional meetings when needed. The committee’s Chair approves the agenda prior to each meeting. Four directors currently sit on the committee. Each member of the committee is required to be:
•	An independent director under NYSE’s independence standards and applicable SEC rules
•	A non-employee director under Rule 16b-3 under the Exchange Act
The Compensation and Talent Development Committee:
•	Sets its regular meeting dates and standing agenda items annually
•	Considers standing agenda items and other topics at each meeting
•	Holds an executive session without management present at each regular meeting
•	Retains its own independent compensation advisor
•	Recommends changes to its charter for approval by the board as needed
•	Conducts an annual self-assessment of its effectiveness in compliance with its charter
•	Provides regular updates to the full board regarding its proceedings, recommendations and decisions
The Compensation and Talent Development Committee’s charter is available on our website at www.sempra.com under the “Corporate governance” tab of the “Investors” tab. The Compensation and Talent Development Committee’s major responsibilities are discussed under “Corporate Governance—Board Committees—Compensation and Talent Development Committee” above.
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Tally Sheets
In addition to other information it considers relevant, the Compensation and Talent Development Committee uses tally sheets to review and evaluate our executive compensation and benefit programs as a whole. These tally sheets, along with information prepared annually for our proxy statement, provide:
•
Information for analyzing the design, operation and effectiveness of our executive compensation program The total dollar value of executives’ accumulated compensation and benefits, including holdings of our common stock and realized and unrealized gains under equity-based compensation awards,

•	estimated pension benefits and deferred compensation balances
•	Information on change in control scenarios
The committee does not rely on tally sheets to establish specific pay levels. Instead, pay levels are based primarily on external market data and other considerations described under “Labor Market Reviews” above.
The Compensation and Talent Development Committee’s Advisors
The Compensation and Talent Development Committee retains an independent advisor to assist with executive compensation matters.
The committee has the sole authority to select, compensate and terminate its external advisors and is directly responsible for the oversight of the work of any such advisors.
In 2023, the committee retained Exequity as its independent compensation consultant. The committee has assessed Exequity’s independence pursuant to NYSE and SEC rules and concluded that there are no conflicts of interest. Exequity is a nationally recognized independent provider of executive compensation advisory services and it is not affiliated with any of the company’s other service providers.
An Exequity representative attended and met in executive session with committee members at all of the 2023 regular meetings of the Compensation and Talent Development Committee. Exequity’s role and responsibilities in assisting the committee in 2023 were as follows:
•	Providing competitive data on compensation and relative performance of peer group companies
•	Recommending pay programs and salary increase budgets
•	Conducting a risk assessment of incentive programs
•	Making presentations on regulatory and legislative matters affecting executive compensation
•	Providing opinions on the reasonableness of compensation
•	Consulting on other related matters as needed
Exequity and its affiliates do not perform any work for the company outside of its advisory role to the Compensation and Talent Development Committee. The total amount paid to Exequity in 2023 was $136,902.
Management’s Role
Our Chief Executive Officer and/or Chief Human Resources Officer attend the non-executive session of each Compensation and Talent Development Committee meeting. Our human resources department assists the committee by preparing tally sheets and other compensation information and analyses for its consideration. Our accounting, finance and law departments also support the committee with respect to compensation-related matters, including issues related to broad-based benefit plans and regulatory reporting and compliance. The committee members and their independent compensation consultant, Exequity, generally receive presentation materials in advance of committee meetings.
Our executive officers do not determine or approve any element or component of their own compensation, nor are they present during the committee’s deliberations regarding their own compensation. This includes base salary, performance-based annual bonus, long-term equity-based incentives and all other aspects of compensation. Our Chief Executive Officer does not meet separately with the committee’s independent compensation consultant.
The Compensation and Talent Development Committee seeks our Chief Executive Officer’s views on the performance of our other executive officers, and the Chief Executive Officer makes pay recommendations for these officers. In addition, the committee frequently requests input from the Chief Executive Officer on what compensation programs and goals he believes might be most appropriate given the company’s strategic direction. The committee considers this input in addition to input received from its independent compensation consultant in setting goals, pay levels and program design.
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Executive Compensation
Managing Risk in Compensation Plans
Managing Risk
The Compensation and Talent Development Committee seeks to mitigate risk in our executive compensation program through the following policies and features:
Compensation Program Risk Mitigation
Balance of short-term and long-term incentives Higher proportion of total compensation linked to long- term incentives Other elements of our incentive plan design and performance measure selection	Stock ownership guidelines Cash severance payments policy Clawback policy Anti-hedging policy Independent third-party risk assessment

Risk Mitigation Features in our Incentive Plan Design and Performance Measure Selection
Our 2023 performance-based annual bonus plan includes the following risk mitigation features:
•	Limiting the payout at the maximum performance level to 200% of target
•
Using a company financial performance measure that is based on the earnings reported in our financial statements, with certain adjustments that are limited and predefined and the potential for others related to unplanned or unforeseen items, all of which are made only after thoughtful consideration by the Compensation and Talent Development Committee

•	Incorporating Safety Measures and Sustainability Measures, which are performance measures important to our business operations, in addition to the company financial performance measure
•	Providing the Compensation and Talent Development Committee with discretion over certain incentive plan payouts
Our 2023 annual long-term incentive plan awards include the following risk mitigation features:
•
Using a balanced mix of multiple types of awards and performance measures, consisting of a market-based performance measure (relative total shareholder return), a company financial performance measure (long-term EPS growth), a service-based measure (service-based restricted stock units) and stock options

•
Measuring our total shareholder return against the S&P 500 Index and the S&P 500 Utilities Index rather than against peer groups selected by the company, which reduces subjectivity in the determination of peer groups

•	Using multi-year performance periods to promote a longer-term performance horizon
•	Providing zero payouts for performance-based awards if performance is below the 25th percentile threshold level
•	Limiting the maximum payout level for performance-based restricted stock unit awards to 200% of the target number of units (including reinvested dividend equivalents)
Clawback Policy
Our clawback policy requires the recovery of certain (i) erroneously paid performance-based incentive compensation received by our executive officers on or after October 2, 2023, as required by new rules of the SEC and NYSE implemented pursuant to the Dodd-Frank Act and (ii) incentive compensation received by the Chief Executive Officer, as required under the Sarbanes-Oxley Act of 2002, in each case in the event of certain qualifying accounting restatements.
In addition, under our clawback policy, the Compensation and Talent Development Committee may require the recovery of compensation from awards made under the 2019 Long-Term Incentive Plan, including time-based awards and annual incentive awards, if the recipient of such an award’s fraudulent or intentional misconduct materially affected the operations or financial results of the company or its subsidiaries, even if such misconduct did not result in an accounting restatement.
Anti-Hedging and Pledging Policies
Pursuant to the company’s Insider Trading and Information Confidentiality Policy, all employees, including all officers, of Sempra and any subsidiary or other entity as to which Sempra has majority ownership and control and all directors of Sempra are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market
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Executive Compensation
value of any equity security of Sempra or any such subsidiary or other entity, and are also prohibited from selling “short” any securities of those companies. These prohibitions also apply to family members living in the same household as any such employee, officer or director, as well as entities directly or indirectly controlled by the employee, officer or director.
Sempra officers and directors also are prohibited from pledging any securities of Sempra or any subsidiary or other entity as to which Sempra has majority ownership and control.
Independent Third-Party Risk Assessment
The Compensation and Talent Development Committee’s independent compensation consultant, Exequity, conducted a risk assessment of our 2023 compensation programs. Exequity’s findings concluded that our compensation programs do not create risks that are likely to have a material adverse impact on the company. The committee concurs with these findings. Specific examples of safeguards and risk mitigation features found in our executive compensation programs are listed above.
Share Ownership Guidelines
Our Board of Directors has established share ownership guidelines for officers of Sempra and its subsidiaries to further strengthen the link between executive and shareholder interests. The guidelines set minimum levels of share ownership that these officers must achieve and maintain. For officers, the guidelines are:
Executive Level	Share Ownership
Chief Executive Officer	8x base salary
Corporate Group Presidents and Executive Vice Presidents	4x base salary
Subsidiary Chief Executive Officers, U.S.-based Presidents and Chief Operating Officers	3x base salary
Chief Administrative Officer, Chief Human Resources Officer and U.S.-based Senior Vice Presidents	2x base salary
Vice Presidents and non-U.S.-based Officers	1x base salary
We believe our share ownership guidelines are robust relative to prevalent market practices. Based on Exequity’s review of data for our S&P 500 Utilities Index peers as disclosed in their 2023 proxy statements, Chief Executive Officer share ownership guidelines ranged from five times to eight times base salary and 89% of these peers had a Chief Executive Officer share ownership guideline of six times base salary or less.
For purposes of the guidelines, we include shares owned directly and through our 401(k) savings plan. We also include phantom shares of our common stock into which compensation has been deferred, deferred restricted stock units that have vested, unvested service-based restricted stock units, and the in-the-money value of service-based stock options.
We expect officers to meet these guidelines within five years after hire or promotion to an officer-level position or promotion to a role with a higher share ownership guideline. Until such time as the applicable share ownership guideline is met, executive officers are expected to retain (and not sell) a number of shares equal to at least 50% of the net after-tax shares acquired through equity compensation awards.
As of March 13, 2024, the record date for the Annual Shareholders Meeting, (i) Mr. Martin’s stock ownership was over 12 times his base salary (and over seven times his base salary excluding the in-the-money value of service-based stock options) and (ii) the other named executive officers, excluding Mr. Sagara who retired December 1, 2023 and is no longer subject to these guidelines, met or exceeded their respective stock ownership guidelines (with or without including the in-the-money value of service-based stock options).
Impact of Regulatory Requirements
Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the annual amount of compensation that publicly held companies may deduct for federal income tax purposes for “covered employees.” The Compensation and Talent Development Committee believes that tax deductibility is one important factor in designing and evaluating our executive compensation program. In light of the elimination of the exception for performance-based compensation under Section 162(m), providing compensation that is not fully tax deductible is required by competitive and other circumstances. Accordingly, since the elimination of the exception for performance-based compensation, the Compensation and Talent Development Committee has determined it to be in the best interest of the company and our shareholders to provide a portion of compensation that is not fully tax deductible by the company.
Other Tax, Accounting and Regulatory Considerations
Many other Internal Revenue Code provisions, SEC regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are intended to comply with these requirements and that our Compensation and Talent Development Committee believes are effective and in the best interests of our company and our shareholders.
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Executive Compensation
Compensation and Talent Development Committee Report
The Compensation and Talent Development Committee of Sempra’s Board of Directors has reviewed and discussed with the company’s management the Compensation Discussion and Analysis included in this proxy statement and, based on that review and discussion, recommended to the board that it be so included.
Compensation and Talent Development Committee
Andrés Conesa, Chair
Pablo Ferrero
Richard J. Mark
Jack T. Taylor
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Compensation Tables
In determining compensation for the named executive officers each year, the Compensation and Talent Development Committee uses target total direct compensation to measure the compensation opportunity provided to each executive in a given year. A summary of the 2023 target total direct compensation established by the Compensation and Talent Development Committee for each named executive officer is set forth on page 53.
Summary Compensation Table
2023 SUMMARY COMPENSATION TABLE
In the table below, we summarize the compensation for the past three years for each of our named executive officers, which compensation is in part subject to performance and vesting requirements.
			Stock Awards(E)	Option Awards(E)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(F)
	Year	Salary(D)	Restricted Stock Units	Service- Based Options	Performance- Based Annual Cash Bonus	Pension Accruals and Above-Market Interest on Non-qualified Deferred Compensation	All Other Compensation(G)	Total
Jeffrey W. Martin Chairman, Chief Executive Officer and President	2023	$1,500,000	$8,252,705	$3,833,364	$4,631,300	$8,369,692	$834,820	$27,421,881
	2022	$ 1,400,000	$7,018,343	$ 3,166,681	$4,296,100	$1,933,702	$793,268	$ 18,608,094
	2021	$ 1,350,000	$6,083,529	$2,833,344	$3,952,300	$9,954,196	$502,613	$ 24,675,982
Trevor I. Mihalik(A) Executive Vice President and Chief Financial Officer	2023	$900,000	$2,440,119	$ 1,133,361	$1,587,900	$1,589,254	$169,472	$7,820,106
	2022	$830,000	$1,921,195	$866,671	$1,512,300	$ 16,122	$154,236	$5,300,524
	2021	$780,000	$1,659,131	$772,678	$1,370,100	$2,531,389	$142,583	$7,255,881
Karen L. Sedgwick(B) Chief Administrative Officer and Chief Human Resources Officer	2023	$560,000	$1,627,040	—	$ 691,700	$5,047,785	$ 63,671	$7,990,196
	2022	$460,000	$789,340	—	$ 529,400	$ 12,011	$ 49,284	$1,840,035
	2021	$392,301	$491,430	—	$ 390,000	$ 72,993	$ 30,528	$1,377,252
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer	2023	$435,000	$683,312	—	$ 383,800	$ 124,265	$ 46,226	$1,672,603
	2022	$410,000	$740,097	—	$ 393,200	$ 19,189	$ 47,373	$1,609,859
	2021	$390,000	$1,140,578	—	$ 380,600	$ 53,949	$ 48,123	$2,013,250
Kevin C. Sagara(C) Former Executive Vice President and Group President	2023	$872,953	$1,607,553	$746,687	$1,420,800	$4,115,720	$ 97,227	$8,860,940
	2022	$830,000	$1,773,307	$800,006	$1,512,300	$2,923,949	$ 98,900	$7,938,462
	2021	$780,000	$1,373,004	$639,341	$1,370,100	$3,979,997	$119,966	$8,262,408
(A)	Mr. Mihalik was promoted to Executive Vice President and Group President effective January 1, 2024.
(B)	Ms. Sedgwick was promoted to Executive Vice President and Chief Financial Officer effective January 1, 2024.
(C)	Mr. Sagara retired from the company effective December 1, 2023.
(D)	The salary reported for Mr. Sagara is prorated based upon his December 1, 2023 retirement date and includes $67,692 for the payout of accrued vacation.
(E)
Represents the grant date fair value of stock and option awards granted during the year. These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the awards. They are calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 10 of the Notes to Consolidated Financial Statements included in our 2023 Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions.

Stock awards consist of performance-based and service-based restricted stock units. For the performance-based restricted stock units with a performance measure based on total shareholder return, a Monte Carlo valuation model is used to calculate grant date fair value. For the performance-based restricted stock units with a performance measure based on EPS growth (as adjusted for LTIP purposes), the amounts included in this table assume the target level of performance conditions were achieved. The maximum values for these EPS growth-based awards granted in 2023, assuming the highest level of performance conditions were achieved, would be $7,666,748 for Mr. Martin; $2,266,916 for Mr. Mihalik; $1,032,008 for Ms. Sedgwick; $433,462 for Mr. Wall; and $1,493,446 for Mr. Sagara. For the service-based restricted stock units, the awards were valued at the fair market value of shares of our common stock at the crediting date without reduction for non-transferability, and the amounts included in this table are equal to the number of shares subject to such awards multiplied by the grant
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date closing price of our common stock. All performance-based and service-based restricted stock units will be settled in shares of Sempra common stock upon vesting, unless deferred in accordance with the terms of the Employee and Director Savings Plan in the case of performance-based restricted stock units, in which case they will be settled in shares of Sempra common stock following separation of service from the company.
Option awards consist solely of service-based nonqualified stock options. A Black-Scholes valuation model is used to calculate their grant date fair value.
The value actually realized by executives from stock and option awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award upon vesting and sale.
For additional information regarding stock and option awards, see “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” below.
(F)
Represents (i) the aggregate change in the actuarial present value of accumulated benefits under pension plans at year-end over the prior year-end and (ii) above-market interest (interest in excess of 120% of the federal long-term rate) on compensation deferred on a basis that is not tax-qualified. The 2023 amounts are:

	Change in Accumulated Benefits(1)	Above-Market Interest	Total
Jeffrey W. Martin	$8,259,934	$109,758	$8,369,692
Trevor I. Mihalik	$1,553,079	$36,175	$1,589,254
Karen L. Sedgwick	$5,028,845	$18,940	$5,047,785
Peter R. Wall	$117,821	$6,444	$124,265
Kevin C. Sagara	$4,024,996	$90,724	$4,115,720
(1)
The SERP is a traditional defined benefit pension plan. Defined benefit plans are extremely sensitive to interest rate changes and other economic assumptions. The actuarial value of the pension benefit fluctuates significantly from year to year depending on a number of factors, including changes in pay, the accrual of additional age and service, interest rates and changes in actuarial assumptions such as mortality. Under the defined benefit formula, final average pay is the average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement. Final average pay does not include long-term equity-based incentives. For Mr. Martin, the year-over-year change was driven primarily by an additional year of age and service and pay changes. For additional information regarding pension benefits and deferred compensation, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

(G)	All Other Compensation amounts for 2023 are:
	Company 401(k) and Deferred Compensation Plan Contributions	Insurance Premiums(1)(2)	Matching of Charitable Contributions(3)	Other(2)(4)	Total
Jeffrey W. Martin	$231,767	$64,011	$143,333	$395,709	$834,820
Trevor I. Mihalik	$96,438	$9,658	$25,000	$38,376	$169,472
Karen L. Sedgwick	$43,499	$2,892	$7,280	$10,000	$63,671
Peter R. Wall	$33,109	$2,892	$225	$10,000	$46,226
Kevin C. Sagara	$38,628	$10,808	$8,500	$39,291	$97,227
(1)
Amounts consist of premiums for supplemental disability benefits for Messrs. Martin, Mihalik and Sagara, excess personal liability insurance benefits for Ms. Sedgwick and Mr. Wall, and life insurance premiums of $54,278 for Mr. Martin. Information on these programs is provided under “Compensation Discussion and Analysis—Compensation Components—Benefit Plans—Health, Life Insurance and Disability Plans and Other Executive Benefits.”

(2)	Excess personal liability insurance benefits for Messrs. Martin, Mihalik and Sagara are included within their executive benefit program allowances reported in this table under “Other.”
(3)
Amounts consist of our contributions to charitable, educational and other non-profit organizations to match the personal contributions of each named executive officer on a dollar-for-dollar basis up to an annual maximum match of $25,000 for Messrs. Martin, Mihalik and Sagara and $15,000 for Ms. Sedgwick and Mr. Wall, plus for Mr. Martin an additional $143,333, for Ms. Sedgwick an additional $6,000 and for Mr. Sagara an additional $4,000 in contributions under the special double-match program of the Sempra Foundation, which foundation is funded by Sempra and which double-match program was available to all employees.

(4)
For Messrs. Martin, Mihalik and Sagara, amounts include the incremental cost to the company attributable to security-related services, including the use of a car and security personnel, such as a security driver, for Messrs. Martin, Mihalik and Sagara, home and cyber-security assessments for Mr. Mihalik, and personal use of the company’s aircraft service for Mr. Martin (in the amount of $337,439, with the incremental cost calculated based on the amounts invoiced to the company for the applicable flights), which use, in lieu of flying commercial, was encouraged for Mr. Martin by our Board of Directors for security, health and safety reasons. The company considers costs for these services to be business expenses rather than personal benefits because they mitigate the risk to the company by supporting the security, health and safety of our top executives; however, disclosure regulations require certain security expenses to be reported as personal benefits. On rare occasions, family members and guests travel on non-commercial aircraft when the aircraft is already going to a specific destination for a business purpose. This use has a nominal incremental cost to the company and, if calculable, this nominal amount is included in the amounts shown in this column. Amounts also include financial and estate planning services, an executive benefit program allowance of $40,000 for Mr. Martin and $30,000 for Messrs. Mihalik and Sagara, and the cost of a retirement gift for Mr. Sagara. Amounts do not include parking at company offices and the occasional personal use by executive officers of company property and services (including entertainment events which would not otherwise be used for the business purposes for which they were obtained) for which we incur no more than nominal incremental cost or for which we are reimbursed by the executive for the incremental cost of personal use.

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SUMMARY OF TOTAL DIRECT COMPENSATION (BASE SALARY, STOCK AWARDS, OPTION AWARDS AND NON-EQUITY INCENTIVE PLAN COMPENSATION)
The table below presents an alternative version of the 2023 Summary Compensation Table that excludes the change in actuarial value of pension benefits, nonqualified deferred compensation earnings and the amounts in the “All Other Compensation” column. The purpose of this table is to provide readers with a view of the elements of total direct compensation that are reviewed and determined annually by the Compensation and Talent Development Committee. This table is not a substitute for the 2023 Summary Compensation Table and related footnotes shown above.
			Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation
	Year	Salary	Restricted Stock Units	Service- Based Options	Performance- Based Annual Cash Bonus	Total Direct Compensation
Jeffrey W. Martin Chairman, Chief Executive Officer and President	2023	$1,500,000	$8,252,705	$3,833,364	$4,631,300	$18,217,369
	2022	$1,400,000	$7,018,343	$3,166,681	$4,296,100	$15,881,124
	2021	$1,350,000	$6,083,529	$2,833,344	$3,952,300	$14,219,173
Trevor I. Mihalik Executive Vice President and Chief Financial Officer	2023	$900,000	$2,440,119	$1,133,361	$1,587,900	$6,061,380
	2022	$830,000	$1,921,195	$866,671	$1,512,300	$5,130,166
	2021	$780,000	$1,659,131	$772,678	$1,370,100	$4,581,909
Karen L. Sedgwick Chief Administrative Officer and Chief Human Resources Officer	2023	$560,000	$1,627,040	—	$691,700	$2,878,740
	2022	$460,000	$789,340	—	$529,400	$1,778,740
	2021	$392,301	$491,430	—	$390,000	$1,273,731
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer	2023	$435,000	$683,312	—	$383,800	$1,502,112
	2022	$410,000	$740,097	—	$393,200	$1,543,297
	2021	$390,000	$1,140,578	—	$380,600	$1,911,178
Kevin C. Sagara Former Executive Vice President and Group President	2023	$872,953	$1,607,553	$746,687	$1,420,800	$4,647,993
	2022	$830,000	$1,773,307	$800,006	$1,512,300	$4,915,613
	2021	$780,000	$1,373,004	$639,341	$1,370,100	$4,162,445
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Executive Compensation
Grants of Plan-Based Awards
Our named executive officers participated in incentive compensation plans that are designed to encourage high levels of performance on both a short-term and a long-term basis. Performance-based annual cash bonuses were provided under our annual bonus plan. Long-term equity-based incentives were provided under our 2019 Long-Term Incentive Plan.
We summarize below our 2023 grants of plan-based awards for each of our executive officers named in the 2023 Summary Compensation Table.
2023 GRANTS OF PLAN-BASED AWARDS
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus)(B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares)(C)(E)			All Other Stock Awards Number of Shares (D)(E)	Option Awards (Service-Based Stock Options)(F)
	Grant Date(A)	Authori- zation Date(A)	Threshold	Target	Maximum	Threshold	Target	Maximum		Number of Shares	Exercise Price per Share	Grant Date Fair Value of Stock and Option Awards(G)
Jeffrey W. Martin
Performance-based Restricted Stock Units (PBRSU) based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				6,235	24,940	49,880				$ 2,049,532
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				6,235	24,940	49,880				$ 2,369,799
PBRSU based on EPS growth	1/03/23	12/14/22				12,470	49,878	99,756				$ 3,833,374
Nonqualified Stock Options	1/03/23	12/14/22								219,112	$ 76.855	$ 3,833,364
Performance-Based Annual Bonus			$ 1,050,000	$ 2,625,000	$ 5,250,000
Trevor I. Mihalik
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				1,844	7,374	14,748				$605,984
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				1,844	7,374	14,748				$700,677
PBRSU based on EPS growth	1/03/23	12/14/22				3,687	14,748	29,496				$ 1,133,458
Nonqualified Stock Options	1/03/23	12/14/22								64,782	$76.855	$1,133,361
Performance-Based Annual Bonus			$360,000	$900,000	$ 1,800,000
Karen L. Sedgwick
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				840	3,358	6,716				$275,955
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				840	3,358	6,716				$319,077
PBRSU based on EPS growth	1/03/23	12/14/22				1,679	6,714	13,428				$516,004
Service-based Restricted Stock Units	1/03/23	12/14/22							6,714			$516,004
Performance-Based Annual Bonus			$156,800	$392,000	$784,000
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			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Performance-Based Annual Bonus)(B)			Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares)(C)(E)			All Other Stock Awards Number of Shares (D)(E)	Option Awards (Service-Based Stock Options)(F)
	Grant Date(A)	Authori- zation Date(A)	Threshold	Target	Maximum	Threshold	Target	Maximum		Number of Shares	Exercise Price per Share	Grant Date Fair Value of Stock and Option Awards(G)
Peter R. Wall
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				353	1,410	2,820				$115,872
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				353	1,410	2,820				$133,978
PBRSU based on EPS growth	1/03/23	12/14/22				705	2,820	5,640				$216,731
Service-based Restricted Stock Units	1/03/23	12/14/22							2,820			$216,731
Performance-Based Annual Bonus			$87,000	$217,500	$435,000
Kevin C. Sagara
PBRSU based on TSR vs. S&P 500 Utilities Index	1/03/23	12/14/22				1,215	4,858	9,716				$ 399,223
PBRSU based on TSR vs. S&P 500 Index	1/03/23	12/14/22				1,215	4,858	9,716				$461,607
PBRSU based on EPS growth	1/03/23	12/14/22				2,429	9,716	19,432				$746,723
Nonqualified Stock Options	1/03/23	12/14/22								42,680	$76.855	$746,687
Performance-Based Annual Bonus			$322,120	$805,300	$1,610,600
(A)
Grant and authorization dates are applicable to equity incentive awards, which consist of performance-based and service-based restricted stock units and nonqualified stock options. The Compensation and Talent Development Committee authorizes these awards as part of annual compensation planning that is typically completed in December with salary adjustments becoming effective on January 1 and awards granted on the first trading day of January. The Compensation and Talent Development Committee approves a dollar value and the other terms for the awards to be granted to each named executive officer. Special equity awards also may be granted at other times, including upon the hiring or promotion of executive officers, to reward extraordinary performance, or to promote retention. In accordance with the terms approved by the Compensation and Talent Development Committee, on the grant date of each award, the precise number of shares to be granted to each named executive officer was calculated using the closing price for shares of our common stock on that date (or, for the nonqualified stock options, a Black-Scholes valuation).

(B)
Non-equity incentive plan awards consisted of performance-based annual bonuses payable under our annual bonus plan. Amounts reported in the table represent estimates at the beginning of 2023 of bonuses expected to be paid under financial and operational performance measures established by the Compensation and Talent Development Committee. Outstanding company or individual performance may result in the payment of bonuses that exceed the target amounts. In no event will actual payouts exceed the maximum bonuses established under the plan for each executive.

Performance measures for 2023 were based on an ABP Earnings target of $2,784 million, Safety Measures and Sustainability Measures. For information about the predefined adjustments to earnings for annual bonus plan purposes, please refer to Appendix D to this proxy statement. No bonuses were payable for ABP Earnings of less than $2,561 million and maximum bonuses were payable for ABP Earnings of $3,007 million or more. Target bonuses were set at levels ranging from 175% of base salary for Mr. Martin to 50% of base salary for Mr. Wall, with maximum bonuses ranging from 350% to 100% of base salary, respectively. ABP Earnings for 2023 were $2,977 million and performance for the Safety Measures and Sustainability Measures exceeded target performance as set forth in Table 8 under “Compensation Discussion and Analysis—Compensation Components—Performance-Based Annual Bonuses—ABP Earnings Goal Determination” and in Appendix D to this proxy statement. Accordingly, in February 2024, the Compensation and Talent Development Committee authorized the payment of bonuses to the named executive officers in the amounts reported in the 2023 Summary Compensation Table as non-equity incentive plan compensation earned in 2023.
(C)
Equity incentive plan awards consisted of performance-based restricted stock units. Shares subject to the performance-based restricted stock units generally will vest, in whole or in part, or be forfeited in early 2026 to the extent certified by the Compensation and Talent Development Committee based on our total shareholder return compared to market and peer group indices for the three-year period ending on the first NYSE trading day in 2026 and EPS growth (as adjusted for LTIP purposes) for the three-year period ending December 31, 2025. For information about the treatment of performance-based restricted stock units in the event of a termination of employment before the end of the performance period or a change in control, see “Severance and Change in Control Benefits” below.

For the two components of performance-based restricted stock units with a total shareholder return performance measure, the target number of shares will vest if we have achieved a cumulative three-year total shareholder return that places us among the top 50% of the companies in the S&P 500 Utilities Index or S&P 500 Index, as applicable, with additional shares vesting ratably for performance above the 50th percentile of the applicable index to the maximum number (200% of the target number) of shares for performance at or above the 90th percentile of that index. If our performance does not place us among the top 50%, but is at or above the 25th percentile of the companies in the applicable index, the number of shares that will vest declines from the target number of shares at the 50th percentile to 25% of the target number of shares at the 25th percentile and zero shares below the 25th percentile.
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For the performance-based restricted stock units with an EPS growth performance measure, the target number of shares will vest, subject to the Compensation and Talent Development Committee’s discretion (to make adjustments to earnings), if we have achieved a three-year EPS CAGR of 6.5%.
If performance is at 7.9%, 150% of the target number of shares will vest, and if performance is at 9.1% or higher, the maximum number (200% of the target number) of shares will vest. If our three-year EPS CAGR is less than 6.5%, the number of shares that will vest declines from the target number of shares at 6.5% to 25% of the target number of shares at 6.2% and zero shares below 6.2%.
(D)
These awards represent service-based restricted stock units that vest ratably over three years. For information about the treatment of service-based restricted stock units in the event of a termination of employment before the end of the service period or a change in control, see “Severance and Change in Control Benefits” below.

(E)
During the performance or service periods, dividends paid or that would have been paid on the shares subject to the award are deemed reinvested to purchase additional shares, at their fair market value, which become subject to the same forfeiture and vesting conditions (including performance criteria, if applicable) as the shares to which the dividends relate. Due to the inability to forecast stock prices at which future dividends would be reinvested, the amounts shown in the table do not include such dividends.

Unless the named executive officer instructs otherwise, the company will withhold a sufficient number of shares to which the participant would otherwise be entitled to pay the minimum amount of withholding taxes that become payable.
(F)
Stock options are nonqualified, service-based options to purchase shares of our common stock. They were granted at an exercise price equal to the grant date closing price of our common stock and have a 10-year term, subject to earlier expiration following termination of employment, subject to certain exceptions. They generally vest and become exercisable ratably over three years. For information about the treatment of stock options in the event of a termination of employment before the end of the vesting period or a change in control, see “Severance and Change in Control Benefits” below.

(G)
These amounts reflect our grant date estimate of the aggregate compensation expense that we will recognize over the service period of the award. They are calculated in accordance with GAAP based on the assumptions described in Note 10 of the Notes to Consolidated Financial Statements included in our 2023 Annual Report to Shareholders but disregarding estimates of forfeitures related to service-based vesting conditions. The value actually realized by executives from stock and option awards will depend upon the extent to which performance and service-based vesting conditions are satisfied and the market value of the shares subject to the award upon vesting and sale.

2024 Proxy Statement	81

Executive Compensation
Outstanding Equity Awards at Year-End
We summarize below our grants of equity awards that were outstanding at December 31, 2023, for each of our executive officers named in the 2023 Summary Compensation Table. These awards consist of nonqualified stock options and performance-based and service-based restricted stock units.
2023 OUTSTANDING EQUITY AWARDS AT YEAR-END
						Stock Awards
		Option Awards (Service-Based Stock Options)(A)				Equity Incentive Plan Awards (Performance-Based Restricted Stock Units)(B)		Other Stock Awards (Service-Based Restricted Stock Units)(C)
	Grant Date	Number of Shares Underlying Unexercised Options		Exercise Price	Expiration Date	Number of Unearned/ Unvested Shares(D)	Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares(D)	Market Value of Unearned/ Unvested Shares
		Exercisable	Unexercisable
Jeffrey W. Martin	01/03/23	—	219,112	$76.855	01/01/33
	01/03/23					23,862	$1,783,206
	01/03/23					8,840	660,588
	01/03/23					51,094	3,818,274
	01/03/22	96,048	192,094	$65.995	01/01/32
	01/03/22					50,604	3,781,655
	01/03/22					43,520	3,252,224
	01/03/22					50,604	3,781,655
	01/04/21	198,102	99,050	$61.900	01/01/31
	01/04/21					36,043	2,693,468 (F)
	01/04/21					27,126	2,027,091(F)
	01/04/21					99,768	7,455,640 (G)
	01/02/20	212,552	—	$74.560	01/01/30
	01/02/19	272,728	—	$53.380	01/01/29
		779,430	510,256	$65.640(E)		391,461	$29,253,801	—	$—
Trevor I. Mihalik	01/03/23	—	64,782	$76.855	01/01/33
	01/03/23					7,055	$527,240
	01/03/23					2,614	195,316
	01/03/23					15,108	1,128,993
	01/03/22	26,288	52,572	$65.995	01/01/32
	01/03/22					13,853	1,035,258
	01/03/22					11,914	890,322
	01/03/22					13,851	1,035,101
	01/04/21	54,024	27,012	$61.900	01/01/31	—	—
	01/04/21					9,830	734,561(F)
	01/04/21					7,398	552,827(F)
	01/04/21					27,210	2,033,386 (G)
	01/02/20	31,884	—	$74.560	01/01/30
	01/02/19	31,024	—	$53.380	01/01/29
		143,220	144,366	$66.876(E)		108,833	$8,133,004	—	$—
Karen L. Sedgwick	01/03/23					3,213	$240,096
	01/03/23					1,190	88,944
	01/03/23					6,878	513,972
	01/03/23							6,878	$ 513,972(H)
	01/03/22					3,923	293,176
	01/03/22					3,374	252,131
	01/03/22					3,921	293,018
	01/03/22							2,613	195,293(I)
	01/04/21					1,987	148,513(F)
	01/04/21					1,496	111,770(F)
	01/04/21					5,497	410,782(G)
	01/04/21							915	68,409(J)
		—	—	—(E)		31,479	$2,352,402	10,406	$777,674
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Executive Compensation
						Stock Awards
		Option Awards (Service-Based Stock Options)(A)				Equity Incentive Plan Awards (Performance-Based Restricted Stock Units)(B)		Other Stock Awards (Service-Based Restricted Stock Units)(C)
	Grant Date	Number of Shares Underlying Unexercised Options		Exercise Price	Expiration Date	Number of Unearned/ Unvested Shares(D)	Market Value of Unearned/ Unvested Shares	Number of Unearned/ Unvested Shares(D)	Market Value of Unearned/ Unvested Shares
		Exercisable	Unexercisable
Peter R. Wall	01/03/23					1,349	$100,815
	01/03/23					500	37,347
	01/03/23					2,889	215,877
	01/03/23							2,889	$ 215,877(H)
	01/03/22					3,678	274,892
	01/03/22					3,163	236,407
	01/03/22					3,676	274,734
	01/03/22							2,451	183,156(I)
	01/04/21					2,186	163,340(F)
	01/04/21					1,645	122,929(F)
	01/04/21					6,046	451,827(G)
	01/04/21							1,007	75,250(J)
	01/04/21							5,281	394,657(K)
		—	—	—(E)		25,132	$ 1,878,168	11,628	$868,940
Kevin C. Sagara	01/03/23	—	42,680	$ 76.855	01/01/33
	01/03/23					4,648	$347,346
	01/03/23					1,722	128,674
	01/03/23					9,953	743,782
	01/03/22	24,266	48,528	$ 65.995	01/01/32
	01/03/22					12,786	955,502
	01/03/22					10,996	821,731
	01/03/22					12,786	955,502
	01/04/21	44,702	22,350	$ 61.900	01/01/31
	01/04/21					8,135	607,937(F)
	01/04/21					6,122	457,530(F)
	01/04/21					22,515	1,682,544(G)
		68,968	113,558	$67.030(E)		89,663	$ 6,700,548	—	$—
(A)
Stock options generally vest and become exercisable ratably over three years and they remain exercisable until they expire at the end of the 10-year term, subject to earlier expiration following termination of employment (subject to certain exceptions). For information about the treatment of stock options in the event of a termination of employment before the end of the vesting period or a change in control, see “Severance and Change in Control Benefits” below.

(B)
Performance-based restricted stock units generally will vest, in whole or in part, or be forfeited at the end of a three-year performance period to the extent certified by the Compensation and Talent Development Committee based on our total shareholder return compared to market and peer group indices and our EPS growth (as adjusted for LTIP purposes). For information about the treatment of performance-based restricted stock units in the event of a termination of employment before the end of the performance period or a change in control, see “Severance and Change in Control Benefits” below.

For total shareholder return-based awards, we have reported the number and market value of shares subject to the awards (together with reinvested dividends and dividend equivalents) that would have vested at December 31, 2023 had the applicable performance and service periods ended at that date. As of December 31, 2023, the performance for these awards as a percentage of target was:
Total Shareholder Return-Based Awards	Performance as of December 31, 2023
01/03/23 Award (TSR vs. S&P 500 Utilities Index)	93.40%
01/03/23 Award (TSR vs. S&P 500 Index)	34.60%
01/03/22 Award (TSR vs. S&P 500 Utilities Index)	200.00%
01/03/22 Award (TSR vs. S&P 500 Index)	172.00%
01/04/21 Award (TSR vs. S&P 500 Utilities Index)	144.50%
01/04/21 Award (TSR vs. S&P 500 Index)	108.75%
On January 25, 2024, the January 4, 2021 awards based on total shareholder return compared to the S&P 500 Utilities Index vested at 144.5% of target and the January 4, 2021 awards based on total shareholder return compared to the S&P 500 Index vested at 108.75% of target.
The EPS growth-based awards granted on January 3, 2022 and January 3, 2023 (together with related reinvested dividend equivalents) are reported based on target performance, as the applicable performance period has not yet ended and the EPS (as adjusted for LTIP purposes) for the final year(s) of the performance period has not yet been determined. The number of shares that ultimately vest will depend upon the extent to which the performance measures have been satisfied at the actual end of the applicable performance period and may be fewer or greater than the number reported in the table.
2024 Proxy Statement	83

Executive Compensation
On February 21, 2024, the January 4, 2021 awards based on EPS growth (as adjusted for LTIP purposes) with a performance period that ended on December 31, 2023 vested at 200% of target, or maximum performance. These awards are reported based on the final performance result of 200% of target. For additional detail, see Note B to the 2023 Option Exercises and Stock Vested table below.
(C)
The awards granted on January 3, 2023, January 3, 2022 and January 4, 2021 represent service-based restricted stock units that vest ratably over the three years following the grant date of the applicable award on the first NYSE trading day of each year, except that the special award granted to Mr. Wall on January 4, 2021 vests ratably over four years. For information about the treatment of service-based restricted stock units in the event of a termination of employment before the end of the service period or a change in control, see “Severance and Change in Control Benefits” below.

(D)
Includes shares deemed purchased with reinvested dividends and dividend equivalents that become subject to the same forfeiture conditions as the shares to which the dividends relate. Does not include reinvested dividends and dividend equivalents with a record date of December 6, 2023, which were paid on January 15, 2024.

(E)
The weighted-average exercise price for outstanding options as of December 31, 2023 was (1) $65.64 for Mr. Martin, $66.88 for Mr. Mihalik and $67.03 for Mr. Sagara for all outstanding options; (2) $69.86 for Mr. Martin, $70.10 for Mr. Mihalik and $69.27 for Mr. Sagara for all unexercisable options and (3) $62.88 for Mr. Martin, $63.62 for Mr. Mihalik and $63.34 for Mr. Sagara for all exercisable options.

(F)
These awards vested on January 25, 2024, immediately following the Compensation and Talent Development Committee’s determination and certification of the total shareholder return results. The value realized upon the vesting of these shares is set forth in Note B to the 2023 Option Exercises and Stock Vested table below.

(G)
These awards vested on February 21, 2024, immediately following the Compensation and Talent Development Committee’s determination and certification of the EPS growth (as adjusted for LTIP purposes) results. The value realized upon the vesting of these shares is set forth in Note B to the 2023 Option Exercises and Stock Vested table below.

(H)	The first of three annual installments of these awards vested on January 2, 2024.
(I)	The second of three annual installments of these awards vested on January 2, 2024.
(J)	The third of three annual installments of these awards vested on January 2, 2024.
(K)	The third of four annual installments of Mr. Wall’s special January 4, 2021 award vested on January 2, 2024.
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Executive Compensation
Option Exercises and Stock Vested
We summarize below the restricted stock units that vested during 2023 for each of our executive officers named in the 2023 Summary Compensation Table. No named executive officers exercised stock options in 2023.
2023 OPTION EXERCISES AND STOCK VESTED
	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(A)(B)
Jeffrey W. Martin	100,993	$7,999,789
Trevor I. Mihalik	31,849	$2,519,167
Karen L. Sedgwick	6,908	$541,105
Peter R. Wall	11,803	$922,351
Kevin C. Sagara	16,988	$1,341,956

(A)
Market value of vesting stock (including reinvested dividends) at the vesting date, determined by multiplying the number of shares vested by the closing price of our common stock on the vesting date. Also includes the dividend equivalent with a record date of December 22, 2022, that was paid on January 15, 2023.

(B)
The performance-based restricted stock unit awards granted in January 2020 and April 2020 that measured total shareholder return performance against the S&P 500 Utilities Index companies and the S&P 500 Index companies vested on January 26, 2023 at 130.5% of target performance and 80.8% of target performance, respectively. The performance-based restricted stock unit awards granted in January 2020 and April 2020 based on EPS growth (as adjusted for LTIP purposes) vested on February 21, 2023 at 200% of target performance. Service-based restricted stock unit awards that vested on January 3, 2023 consisted of the third of three annual installments of the annual awards granted to Messrs. Mihalik, Sagara and Wall and Ms. Sedgwick on January 2, 2020 and to Mr. Wall on April 1, 2020; the second of three annual installments of the annual awards granted to Ms. Sedgwick and Mr. Wall on January 4, 2021; the first of three annual installments of the annual awards granted to Ms. Sedgwick and Mr. Wall on January 3, 2022; and the second of four annual installments of the special award granted to Mr. Wall on January 4, 2021.

The performance-based restricted stock unit awards granted in January 2021 that measured total shareholder return performance against the S&P 500 Utilities Index companies and the S&P 500 Index companies vested on January 25, 2024 at 144.5% of target performance and 108.75% of target performance, respectively. The performance-based restricted stock unit awards granted in January 2021 based on EPS growth (as adjusted for LTIP purposes) vested on February 21, 2024 at 200% of target performance. Service-based restricted stock unit awards that vested on January 2, 2024 consisted of the third of three annual installments of the annual awards granted to Ms. Sedgwick and Mr. Wall on January 4, 2021; the second of three annual installments of the annual awards granted to Ms. Sedgwick and Mr. Wall on January 3, 2022; the first of three annual installments of the annual awards granted to Ms. Sedgwick and Mr. Wall on January 3, 2023; and the third of four annual installments of the special award granted to Mr. Wall on January 4, 2021. The number of shares acquired upon the vesting of these awards and their market value (including the units and the value of the dividend equivalent with a record date of December 6, 2023, which was paid on January 15, 2024), none of which are reflected in this table due to the vesting of the applicable awards after December 31, 2023, were 164,232 shares and $11,739,842 for Mr. Martin; 44,791 shares and $3,201,768 for Mr. Mihalik; 13,603 shares and $992,081 for Ms. Sedgwick; 15,839 shares and $1,157,676 for Mr. Wall; and 37,065 shares and $2,649,529 for Mr. Sagara.
2024 Proxy Statement	85

Executive Compensation
Pension Benefits
Our named executive officers participate in our Cash Balance Plan, a broad-based tax-qualified retirement plan that is subject to certain limits under the Internal Revenue Code. Under the plan, we annually credit to a notional account for each participant an amount equal to 7.5% of the participant’s salary and performance-based annual bonus. Account balances earn interest and are fully vested after three years of service.
In addition to the Cash Balance Plan, Messrs. Martin and Mihalik and Ms. Sedgwick participate, and prior to his retirement Mr. Sagara participated, in a Supplemental Executive Retirement Plan, a nonqualified pension plan designed to recruit and retain executive talent. Under the plan, benefits are calculated using a defined benefit formula based on final average earnings (average base salary for the two consecutive years of highest base salary prior to retirement plus the average of the three highest annual bonuses during the 10 years prior to retirement), years of service and age at retirement of the executive officer. Benefits payable under the Supplemental Executive Retirement Plan are reduced by benefits payable under the Cash Balance Plan.
Benefits under the Supplemental Executive Retirement Plan’s defined benefit formula begin to vest after five years of service and attainment of age 55, with full vesting when age plus years of service total 70 or the executive attains age 60, subject to exceptions for certain terminations in connection with a change in control. Mr. Sagara, who became a participant in the plan on August 11, 2018, became vested in the defined benefit on August 11, 2023, after which his prior service was considered. Benefits for Ms. Sedgwick, who became a participant in the plan on November 14, 2023, will not begin vesting in the defined benefit until she has participated in the plan for five years, after which prior service will be considered. Upon normal retirement at age 62, the annual benefit (as a percentage of final average earnings) in the form of a 50% joint and survivor annuity is 20% after five years of service, 40% after 10 years of service, 50% after 15 years of service, 60% after 20 years of service, 62.5% after 30 years of service, and 65% after 40 years of service. Reduced benefits based on age and years of service are provided for retirement as early as age 55 and the completion of five years of service.
Supplemental Executive Retirement Plan participants who have at least three years of service and do not meet the minimum vesting criteria under the defined benefit formula, which includes Ms. Sedgwick, and Cash Balance Restoration Plan participants, which includes Mr. Wall, are entitled to a benefit equal to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans. Account balances in the Cash Balance Restoration Plan earn interest and are fully vested after three years of service.
Retiring employees may elect to receive the retirement date present value of their vested accumulated retirement benefits in a single lump sum payment. Alternatively, they may elect an annuity that provides the actuarial equivalent of the lump sum benefit.
We summarize below the present value of accumulated benefits under our various retirement plans at December 31, 2023, for each of our executive officers named in the 2023 Summary Compensation Table.
PENSION BENEFITS AT YEAR-END
	Plan	Years of Credited Service	Present Value of Accumulated Benefit(A)
Jeffrey W. Martin(B)	Cash Balance Plan	19	$473,208
	Supplemental Executive Retirement Plan	19	$46,318,993
	Total		$46,792,201
Trevor I. Mihalik(B)	Cash Balance Plan	11	$274,725
	Supplemental Executive Retirement Plan	11	$9,086,129
	Total		$9,360,854
Karen L.Sedgwick(B)	Cash Balance Plan	32	$703,345
	Supplemental Executive Retirement Plan	32	$5,159,584
	Total		$5,862,929
Peter R. Wall(C)	Cash Balance Plan	11	$242,881
	Cash Balance Restoration Plan	11	$220,516
	Total		$463,397
Kevin C. Sagara(B)(D)	Cash Balance Plan	20	$640,786
	Supplemental Executive Retirement Plan	20	$19,963,694
	Total		$20,604,480
(A)
Amounts are based on the assumptions used for financial reporting purposes set forth in Note 9 of the Notes to Consolidated Financial Statements contained in our 2023 Annual Report to Shareholders, except that retirement age has been assumed to be the earliest time at which the executive could retire under each of the plans without any benefit reduction due to age.

Amounts shown for the Cash Balance Plan are based on the greater of the amounts payable under the plan or the sum of the present value of the accumulated benefit payable under a frozen predecessor plan plus future cash balance accruals. The amounts shown for the Supplemental Executive Retirement Plan and the Cash Balance Restoration Plan are the present value of the incremental benefit over that provided by the Cash Balance Plan.
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Executive Compensation
(B)
Messrs. Martin and Mihalik are, and prior to his retirement Mr. Sagara was, eligible for early retirement benefits under the defined benefit formula of the Supplemental Executive Retirement Plan. Ms. Sedgwick is not yet vested in a benefit under the defined benefit formula of the Supplemental Executive Retirement Plan. However, Ms. Sedgwick would have been entitled to the benefit that would have been received under the tax-qualified Cash Balance Plan but for Internal Revenue Code limitations on pay and benefits under tax-qualified plans. At December 31, 2023, Mr. Martin was age 61, Mr. Mihalik was age 57, Ms. Sedgwick was age 57 and Mr. Sagara was age 62. Had they retired at December 31, 2023 and received their benefits under the plans as a lump sum, their early retirement benefits would have been $47,961,076 for Mr. Martin; $12,349,980 for Mr. Mihalik; and $1,069,146 for Ms. Sedgwick.

(C)
Mr. Wall, who is not a participant in the Supplemental Executive Retirement Plan, is vested in benefits under the Cash Balance Plan and nonqualified Cash Balance Restoration Plan. Had his employment terminated on December 31, 2023, Mr. Wall’s benefit would have been $526,461.

(D)
Mr. Sagara’s total service is 27 years, including his prior employment from 1992-1999, for which a pension benefit was distributed in 2000, and 20 years of service following his rehire in 2003. The pension benefits in this table only reflect Mr. Sagara’s service since his rehire in 2003. Mr. Sagara retired on December 1, 2023 at age 62. He received benefits of $640,786 from the Cash Balance Plan on January 2, 2024 and is entitled to a benefit of $20,414,062 from the Supplemental Executive Retirement Plan on June 1, 2024.

2024 Proxy Statement	87

Executive Compensation
Nonqualified Deferred Compensation
Our nonqualified Employee and Director Savings Plan permits executives to elect on a year-by-year basis to defer the receipt of up to 85% of their annual salary and performance-based annual bonus for payment in installments or in a lump sum at a future date in connection with an executive’s separation of service from the company or on a fixed in-service distribution date. Executive officers also may defer all or a portion of certain performance-based restricted stock unit awards upon vesting.
The timing and form of distribution are selected by the executive at the time of the deferral election, and subsequent changes are limited. In the event of a change in control, participant accounts are distributed in a lump sum immediately prior to the date of the change in control. Deferred amounts are fully vested and earn interest at a rate reset annually to the higher of 110% of the Moody’s Corporate Bond Yield Average Rate or the Moody’s Corporate Bond Yield Average Rate plus 1% (5.69% for 2023) or, at the election of the executive, are deemed invested in investment accounts that mirror the investment accounts available under our tax-qualified 401(k) savings plan in which all employees may participate. Deferrals of performance-based restricted stock unit awards cannot be transferred into other investments and are paid out in shares of common stock in accordance with the officer’s payout elections following separation of service from the company.
The Internal Revenue Code places annual limits on the amounts that employees and employers can defer into a 401(k) savings plan. Because of these limits, the company makes matching contributions for deferred compensation plan participants through the deferred compensation plan. The deferred compensation matching contribution is equal to one-half of the first 6% of the employee’s contributions plus one-fifth of the next 5% of the employee’s contributions less an offset for 401(k) savings plan matching contributions. There are no company matching contributions on deferrals of performance-based restricted stock unit awards.
All employee contributions and related investment earnings in the deferred compensation plan vest immediately. New participants are immediately eligible for company matching contributions and company matching contributions (including related earnings) vest after one year of service.
We summarize below information regarding the participation by each of our named executive officers in our nonqualified deferred compensation plans.
2023 NONQUALIFIED DEFERRED COMPENSATION
	Executive Contributions in 2023(A)	Company Contributions in 2023(B)	Aggregate Earnings in 2023(C)	Aggregate Balance at 12/31/23(D)
Jeffrey W. Martin	$1,888,061	$219,723	$291,545	$13,070,498
Trevor I. Mihalik	$1,278,814	$84,119	$76,364	$4,753,354
Karen L. Sedgwick	$119,622	$31,829	$56,658	$1,041,668
Peter R. Wall	$91,049	$21,534	$18,027	$370,180
Kevin C. Sagara	$82,489	$26,506	$248,028	$6,812,667
(A)
Executive contributions consist of deferrals of salary and performance-based annual bonus that also are reported as compensation in the 2023 Summary Compensation Table, as well as the deferral at vesting of certain performance-based restricted stock unit awards. Timing differences between reporting bonus compensation in the 2023 Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the executive) may in any year result in lesser or greater amounts reported as executive contributions in this table than the amounts that have been reported as compensation for the same year in the 2023 Summary Compensation Table. Executive contributions in 2023 that are also included as 2023 salary reported in the 2023 Summary Compensation Table total $599,231 for Mr. Martin; $179,731 for Mr. Mihalik; $61,388 for Ms. Sedgwick; $47,797 for Mr. Wall; and $82,489 for Mr. Sagara. Deferrals of the 2023 performance-based annual bonus that was paid in March 2024 are not included in this table.

(B)
Company contributions are equal to one-half of the first 6% of the employee’s contributions plus one-fifth of the next 5% of the employee’s contributions less an offset for 401(k) savings plan matching contributions.

(C)
Earnings are measured as the difference in deferred account balances between the beginning and the end of the year plus nonqualified deferred compensation distributions (if applicable) and minus executive and company contributions made during the year. Earnings consisting of above-market interest also are reported in the 2023 Summary Compensation Table. Excluding above-market interest, earnings for 2023 were $181,787 for Mr. Martin; $40,189 for Mr. Mihalik; $37,718 for Ms. Sedgwick; $11,583 for Mr. Wall; and $157,339 for Mr. Sagara. These earnings are not reported in the 2023 Summary Compensation Table.

(D)
Year-end balances consist of executive and company contributions and earnings on contributed amounts, less any distributions. All contributions and all earnings that consist of above-market interest have been included in the 2023 Summary Compensation Table for 2023 or prior years. Such aggregate amounts (other than the 2020 bonus paid in 2021) reported in the 2023 Summary Compensation Table for fiscal years 2021, 2022 and 2023 are $5,202,604 for Mr. Martin; $2,644,415 for Mr. Mihalik; $362,945 for Ms. Sedgwick; $268,355 for Mr. Wall; and $763,418 for Mr. Sagara. These amounts do not include deferrals of the 2023 performance-based annual bonus paid in March 2024 but do include deferrals of the 2020 performance-based annual bonus paid in March 2021.

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Executive Compensation
Severance and Change in Control Benefits
We have a severance pay agreement with each of our named executive officers. Each agreement is for a three-year term and is automatically extended for an additional year upon each agreement’s anniversary unless we or the executive elect not to extend the term.
The severance pay agreements provide executives with severance benefits in the event that we were to terminate the executive’s employment during the agreement’s term for reasons other than “cause” or as a result of death or disability, or the executive were to resign for “good reason.” The nature and amount of the severance benefits vary depending on the executive’s position, and increased benefits are provided if, upon termination, the executive enters into an agreement with the company to provide consulting services for two years and agrees to abide by certain covenants regarding non-solicitation of employees and information confidentiality. Additional benefits also are provided if the termination of employment were to occur within two years following a “change in control” of the company.
The definitions of “cause” and “good reason” vary depending on whether the termination of employment occurs following a change in control of the company. However, “cause” is generally defined to include a willful and continued failure by the executive to perform his or her duties for the company, and “good reason” is generally defined to include adverse changes in the executive’s responsibilities, compensation and benefit opportunities and, following a change in control, certain changes in employment location. A “change in control” is defined in the agreements to generally include events resulting in a change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets.
Awards granted under our 2019 Long-Term Incentive Plan, which constitute all outstanding awards that have not fully vested, include a “double trigger” provision for vesting of equity in connection with a change in control. Restricted stock unit and stock option awards issued to date under the 2019 Long-Term Incentive Plan, as well as stock option awards issued under the 2013 Long-Term Incentive Plan, all of which are fully vested, provide for continuation following a change in control through the new company’s assumption of the awards or the issuance of replacement awards. Replacement awards must meet certain criteria, which are described in Article 16 of the 2013 Long-Term Incentive Plan and Article 14 of the 2019 Long-Term Incentive Plan. If awards are not assumed or replaced, or if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control, awards would vest upon the change in control. If such awards are subject to performance-based vesting, such awards would vest at the greater of the target performance level or the actual performance level had the performance period ended on the last day of the calendar year immediately preceding the date of the change in control (or, for awards based on total shareholder return, had the performance period ended on the date of the change in control). Messrs. Martin and Mihalik and Ms. Sedgwick have reached age 55 and completed at least five years of service and thus are eligible for retirement, and Mr. Sagara had achieved such criteria as of his retirement on December 1, 2023. In addition, any outstanding awards would immediately vest upon an executive’s involuntary termination other than for cause, resignation for “good reason,” death, disability or retirement, in each case during the three-year period following a change in control. Service-based awards also vest upon an executive’s death.
With respect to performance-based awards and stock options, if an executive’s employment is terminated after the executive has reached age 55 and completed five years of service (and the termination is other than for cause), and the termination occurs after completion of one year of the applicable performance or service period (or after November 30th of the year in which the grant was made if the executive has attained age 62), the executive’s award is not forfeited as a result of the termination of employment. Performance-based awards continue to be subject to forfeiture based on the extent to which the related performance goals have been satisfied at the end of the applicable performance period. Stock options remain exercisable (subject to the award’s vesting conditions) until the earlier of the third anniversary of the executive’s termination date or the end of their respective 10-year terms if the executive has not attained age 62. If the executive has attained age 62, stock options remain exercisable (subject to the award’s vesting conditions) until the end of their respective 10-year terms (for stock option awards granted in 2021 through 2023) or until the earlier of the fifth anniversary of the executive’s termination date or the end of their respective 10-year terms (for stock option awards granted in 2019 and 2020).
If an executive’s employment is terminated and the executive has not met the retirement eligibility criteria specified in the award agreement or the termination is for cause, performance-based awards and unvested stock options are forfeited. Vested stock options expire on the 90th day following termination of employment. If an executive’s employment is terminated by reason of death, the option remains exercisable until the earlier of the third anniversary of the executive’s death or the end of its 10-year term. With respect to service-based awards, if an executive’s employment is terminated during the service period, the award is forfeited, subject to earlier vesting upon a change in control of Sempra, the death of the executive, at the discretion of the Compensation and Talent Development Committee or as otherwise provided in connection with the grant of the award.
In February 2024, we adopted a cash severance payments policy that requires shareholder approval or ratification of any severance arrangement established after the adoption of the policy providing for severance benefits to any Sempra executive officer in excess of 2.99 times the sum of the executive officer’s annual base salary and target performance-based annual bonus, subject to exceptions for certain types of benefits such as, among others, acceleration of equity awards, retirement benefits and deferred compensation. The severance pay agreements for all the named executive officers were in place before the adoption of this policy; as a result, the terms of the policy do not apply to such agreements unless and until they are materially amended. See “Proposal 4: Shareholder Proposal Requesting a Policy to Seek Shareholder Approval of Certain Severance Pay Arrangements” and Appendix E to this proxy statement for more information.
We summarize below the benefits each of our executive officers named in the 2023 Summary Compensation Table, other than Mr. Sagara, would have been entitled to receive had we terminated his or her employment (other than for cause) at December 31, 2023, or had the executive resigned for “good reason” on that date, and the benefits each such executive would have been entitled to receive had such termination occurred
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(or such termination was deemed to have occurred in cases of certain involuntary terminations in connection with or in anticipation of a change in control) within two years following a change in control of the company (or within three years for purposes of certain equity award acceleration, and assuming such awards were assumed or replaced in such change in control). These amounts assume the executive had entered into a two-year consulting, non-solicitation and confidentiality agreement providing for enhanced severance. We also show the benefits that each such executive would have been entitled to receive in the event of his or her death on December 31, 2023. In addition, we show the benefits that each named executive officer, including Mr. Sagara, would have been entitled to receive (accelerated vesting of restricted stock units and stock options) had a change in control of the company occurred on December 31, 2023, whether or not accompanied or followed by a termination of the executive’s employment. Because Mr. Sagara retired prior to December 31, 2023, he would only have been eligible for benefits upon a change in control, as reflected in the table below.
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SEVERANCE AND CHANGE IN CONTROL BENEFITS
	Termination of Employment by the Company Without Cause or by the Executive Officer for Good Reason or Death			Change in Control Only
	Unrelated to a Change in Control	Related to a Change in Control	Resulting from Death	(Without Termination of Employment)
Jeffrey W. Martin
Lump Sum Cash Payment(A)	$10,992,667	$16,489,000
Acceleration of Existing Equity Awards(B)		33,576,228		$33,576,228
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)	59,813	124,042	(D)
Financial Planning(E)	50,000	75,000
Outplacement	50,000	50,000
Total	$11,152,480	$50,314,270	$—	$33,576,228
Trevor I. Mihalik
Lump Sum Cash Payment(A)	$4,542,533	$6,813,800
Acceleration of Existing Equity Awards(B)		9,344,958		$9,344,958
Enhanced Retirement Benefits(C)		1,234,333	$1,234,333
Health & Welfare Benefits(D)	59,813	123,819
Financial Planning(E)	50,000	75,000
Outplacement	50,000	50,000
Total	$4,702,346	$17,641,910	$1,234,333	$9,344,958
Karen L. Sedgwick
Lump Sum Cash Payment(A)	$1,482,500	$1,976,667
Acceleration of Existing Equity Awards(B)		3,315,161	$777,674	$3,315,161
Enhanced Retirement Benefits(C)		7,710,108	7,710,108
Health & Welfare Benefits(D)	44,860	63,599
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$1,614,860	$13,165,535	$8,487,782	$3,315,161
Peter R. Wall
Lump Sum Cash Payment(A)	$1,225,450	$1,633,933
Acceleration of Existing Equity Awards(B)		2,824,826	$868,940
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)	44,505	62,855
Financial Planning(E)	37,500	50,000
Outplacement	50,000	50,000
Total	$1,357,455	$4,621,614	$868,940	$—
Total After Severance Reduction(F)	$1,357,455	$4,611,442	$868,940	$—
Kevin C. Sagara
Lump Sum Cash Payment(A)
Acceleration of Existing Equity Awards(B)				$7,678,709
Enhanced Retirement Benefits(C)
Health & Welfare Benefits(D)
Financial Planning(E)
Outplacement
Total	$—	$—	$—	$7,678,709
(A)
For Messrs. Martin and Mihalik, the severance payment is equal to one times (two times if related to a change in control) the sum of (i) annual base salary and (ii) the higher of the average of the last three performance-based annual bonuses or his target bonus for the year in which the termination occurs. For Ms. Sedgwick and Mr. Wall, the severance payment is equal to one-half times (one times if related to a change in control) the sum of (i) annual base salary and (ii) the higher of the average of the last three performance-based annual bonuses or his or her target bonus for the year in which the termination occurs. An additional one times the sum of annual base salary and the higher of the average of the last three performance-based annual bonuses or target bonus for the year in which the termination occurs is conditioned upon the executive’s agreement to provide post-termination consulting services and abide by restrictive

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covenants related to non-solicitation and confidentiality. In addition, in the event a termination occurs or is deemed to occur within two years following a change in control, or in the event of an executive’s death or disability, an executive will also receive a prorated bonus for the year of termination equal to the greater of the average of the last three performance-based annual bonuses or the target bonus for the year in which the termination occurs.
If the executive receives a bonus under the annual bonus plan for the year of termination, such bonus is offset by the prorated bonus provided under the severance pay agreement. For each of the named executive officers (excluding Mr. Sagara), the amount shown in the table above excludes payment of the bonus earned in the year of termination because the actual 2023 bonus under the annual bonus plan exceeds the 2023 bonus payable under the severance pay agreement.
(B)
Fair market value at December 31, 2023, of shares subject to stock options and performance-based and service-based restricted stock units for which forfeiture restrictions would terminate. Includes the value of the 2021 performance-based restricted stock unit awards that vested in early 2024. The value realized upon the vesting of these awards is discussed in Note B to the “2023 Option Exercises and Stock Vested” table above. Any outstanding awards would immediately vest upon an executive’s involuntary termination (other than for cause), termination for “good reason”, death, disability or retirement, in each case that occurs or is deemed to occur during the three-year period following a change in control for the amounts listed under the “Related to a Change in Control” column and upon these events for the amounts listed under the “Unrelated to a Change in Control” column. Assuming any outstanding awards were assumed or replaced in a change in control, such awards would immediately vest upon a change in control without an accompanying termination only if an employee is eligible for retirement (age 55 or older with five or more years of service) as of the date of the change in control for the amounts listed under the “Change in Control Only” column. Service-based awards would vest upon an executive’s death. Mr. Sagara’s retirement was a qualifying retirement and, as a result, his 2021, 2022 and 2023 performance-based restricted stock units and nonqualified stock options remain outstanding and will vest (i) in the case of the performance-based restricted stock units, at the end of each award’s performance period subject to the achievement of the applicable performance measures, and (ii) in the case of the nonqualified stock options, in equal annual installments on the first three anniversaries of each award’s grant date.

(C)
For Mr. Mihalik and Ms. Sedgwick, the amounts shown for termination related to a change in control are the incremental actuarial value assuming that they had attained age 62, but reduced for applicable early retirement factors. For termination resulting from death, the $1,234,333 shown for Mr. Mihalik and the $7,710,108 shown for Ms. Sedgwick are the difference between the death benefit under the plan and the benefit that would have been payable in connection with a voluntary termination on December 31, 2023. For the other named executive officers (excluding Mr. Sagara), there is no difference between the death benefit and the benefit payable in connection with a voluntary termination.

(D)
Estimated value associated with continuation of health benefits for two years (18 months for Ms. Sedgwick and Mr. Wall) for termination unrelated to a change in control and continuation of health, life, disability and accident benefits for three years (two years for Ms. Sedgwick and Mr. Wall) for termination related to a change in control. In addition, Mr. Martin is eligible to receive the life insurance benefit payable upon death described under “Compensation Discussion and Analysis—Compensation Components—Benefit Plans—Health, Life Insurance and Disability Plans and Other Executive Benefits,” which in the event his death had occurred on December 31, 2023 would have been $11,000,000.

(E)
Estimated value associated with continuation of financial planning services for two years (18 months for Ms. Sedgwick and Mr. Wall) for termination unrelated to a change in control, and three years (two years for Ms. Sedgwick and Mr. Wall) for termination related to a change in control.

(F)
Under the severance pay agreements, the change in control severance payments may be reduced to ensure that the total benefit falls below the excise tax threshold under Section 280G of the Internal Revenue Code. Such reduction will not apply if the executive’s net after-tax unreduced benefit would equal or exceed 105% of the net after-tax reduced benefit.

Executive officers who voluntarily terminate their employment (other than for “good reason”) or whose employment is terminated by the company for cause are not entitled to severance benefits. Our executives also may be eligible for certain payments under our retirement or deferred compensation plans as described above under “Compensation Discussion and Analysis—Compensation Components—Benefit Plans—Retirement and Savings Plans,” “Pension Benefits,” and “Nonqualified Deferred Compensation.”
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Pay-Versus-Performance
The information below has been prepared in accordance with the SEC’s pay-versus-performance disclosure rules, which include a measure called “Compensation Actually Paid” (CAP).
It is important to note that CAP does not represent the actual amount of pay that has been fully earned or realized, either in the year set forth in the table or at all. For a fulsome description of our executive compensation program and the alignment of executive compensation and performance for our principal executive officer (PEO) and our non-PEO named executive officers (Non-PEO NEOs), please refer to the Compensation Discussion and Analysis on pages 46 through 74 in this proxy statement.
2023 PAY-VERSUS-PERFORMANCE TABLE
Year (a)	Summary Compensation Table Total for PEO(A) (b)	Compensation Actually Paid to PEO(A) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(A) (d)	Average Compensation Actually Paid to Non-PEO NEOs(A) (e)	Value of Initial Fixed $100 Investment Based on
					Total Shareholder Return(B) (f)	Peer Group Total Shareholder Return(B) (g)	Net Income (in millions)(C) (h)	ABP Earnings (in millions)(D) (i)
2023(E)	$27,421,881	$11,517,838	$6,585,961	$3,417,879	$113	$112	$3,618	$2,977
2022(E)	$18,608,094	$34,176,500	$4,172,220	$6,055,660	$113	$120	$2,285	$2,947
2021(E)	$24,675,982	$11,770,982	$4,727,198	$2,995,826	$94	$118	$1,463	$2,558
2020(E)	$23,181,719	$1,151,962	$5,277,710	$337,680	$87	$100	$4,105	$2,339
(A)
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by the PEO or the Non-PEO NEOs during each applicable year. The calculation of compensation actually paid (CAP) for purposes of this table includes point-in-time valuations as required by the SEC’s prescribed methodology of stock awards and option awards (collectively, Equity Awards), including unvested Equity Awards, and these values fluctuate based on the company’s stock price. See the 2023 Summary Compensation Table (SCT) for the amounts of the PEO’s and each of the Non-PEO NEO’s base salary, annual bonus plan award and certain other compensation and the 2023 Option Exercises and Stock Vested table for the value realized by each of them upon the vesting of restricted stock unit awards and the exercise of stock options during 2023.

The following adjustments were made to the amounts reported in the Total column of the SCT (SCT Total Compensation), which are reported in columns (b) and (d), to derive the CAP reported in columns (c) and (e), respectively:
PEO: SCT Total Compensation to CAP Reconciliation:
Year	Total Compensation Reported in SCT	Equity Awards Reported in SCT(1)	Adjusted Equity Awards Included in CAP(2)	Change in Pension Value Reported in SCT(3)	Adjusted Change in Pension Value Included in CAP(4)	CAP
2023	$27,421,881	$(12,086,069)	$3,263,893	$(8,259,934)	$1,178,067	$11,517,838
2022	$18,608,094	$(10,185,024)	$26,303,071	$(1,882,015)	$1,332,374	$34,176,500
2021	$24,675,982	$(8,916,873)	$4,149,864	$(9,910,201)	$1,772,210	$11,770,982
2020	$23,181,719	$(7,266,822)	$(5,217,066)	$(10,532,416)	$986,547	$1,151,962
Average Non-PEO NEOs: SCT Total Compensation to CAP Reconciliation:
Year	Average Total Compensation Reported in SCT	Average Equity Awards Reported in SCT(1)	Average Adjusted Equity Awards Included in CAP(2)	Average Change in Pension Value Reported in SCT(3)	Average Adjusted Change in Pension Value Included in CAP(4)	Average CAP
2023	$6,585,961	$(2,059,518)	$837,100	$(2,681,185)	$735,521	$3,417,879
2022	$4,172,220	$(1,722,654)	$3,953,284	$(718,428)	$371,238	$6,055,660
2021	$4,727,198	$(1,519,041)	$844,567	$(1,617,653)	$560,755	$2,995,826
2020	$5,277,710	$(1,751,610)	$(1,840,045)	$(1,614,520)	$266,145	$337,680
(1)
The amounts in this column are equal to the sum of the amounts in the “Stock Awards” and “Option Awards” columns of the 2023 Summary Compensation Table (or, for the Non-PEO NEOs, the average of such sums), which represent the grant date fair value of Equity Awards granted in the applicable year.

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(2)	The amounts set forth in the following tables are reflected in this column:
PEO: Equity Award Values Included in CAP
Year	Year-End Fair Value of Current Year Equity Awards(i)	Change in Fair Value of Prior Years’ Equity Awards Unvested at Year-End(ii)	Fair Value of Equity Awards Granted and Vested in Same Year(iii)	Change in Fair Value between Prior Year- End and Vest Date of Equity Awards Vested in Current Year(iv)	Adjusted Stock and Option Award Values Included in CAP
2023	$8,182,275	$(2,356,136)	$ —	$(2,562,246)	$3,263,893
2022	$16,322,830	$9,756,433	$—	$223,808	$26,303,071
2021	$9,523,749	$(5,293,383)	$—	$(80,502)	$4,149,864
2020	$6,534,674	$(11,312,907)	$—	$(438,833)	$(5,217,066)
Non-PEO NEOs: Equity Award Values Included in CAP
Year	Average Year-End Fair Value of Current Year Equity Awards(i)	Average Change in Fair Value of Prior Years’ Equity Awards Unvested at Year-End(ii)	Average Fair Value of Equity Awards Granted and Vested in Same Year(iii)	Average Change in Fair Value between Prior Year-End and Vest Date of Equity Awards Vested in Current Year(iv)	Average Adjusted Stock and Option Award Values Included in CAP
2023	$1,419,162	$(312,918)	$—	$(269,144)	$837,100
2022	$2,671,503	$1,252,325	$—	$29,456	$3,953,284
2021	$1,610,174	$(739,051)	$—	$(26,556)	$844,567
2020	$801,071	$(2,488,900)	$47,106	$(199,322)	$(1,840,045)
(i)
the year-end fair value of any Equity Awards granted in the applicable year that were outstanding and unvested as of the end of the applicable year (or, for the Non-PEO NEOs, the average of such year-end fair values);

(ii)
the amount of change as of the end of the applicable year (from the end of the prior year) in the fair value of Equity Awards granted in prior years that were outstanding and unvested as of the end of the applicable year (or, for the Non-PEO NEOs, the average of such amounts of change);

(iii)	the fair value as of the vesting date of Equity Awards that were granted and vested in the same applicable year (or, for the Non-PEO NEOs, the average of such fair values); and
(iv)
the amount of change as of the vesting date (from the end of the prior year) in the fair value of Equity Awards that were granted in prior years and vested in the applicable year (or, for the Non-PEO NEOs, the average of such amounts of change).

No Equity Awards were granted in prior years that were determined to fail to meet the applicable vesting conditions during the applicable year and no dollar value of dividends or other earnings paid on Equity Awards in the applicable year is not otherwise reflected in the fair value of such award.
The value of Equity Awards included in CAP, as reported in columns (c) and (e), is impacted by changes in our stock price. Our year-end stock price was $74.73 in 2023, $77.27 in 2022, $66.14 in 2021, $63.705 in 2020 and $75.74 in 2019.
(3)
The amounts in this column reflect the aggregate change in the actuarial present value of accumulated benefits under all defined benefit and actuarial pension plans reported in the 2023 Summary Compensation Table. Above-market interest on non-qualified deferred compensation reported in the 2023 Summary Compensation Table are not reflected.

(4)
The amounts in this column reflect the actuarily determined service cost for services rendered during each applicable year under all defined benefit and actuarial pension plans. There were no plan amendments to defined benefit and actuarial pension plans during the applicable years that resulted in adjustments for prior service costs.

(B)
The cumulative TSR reflected in each of columns (f) and (g) reflects a four-year measurement period for 2023, a three-year measurement period for 2022, a two-year measurement period for 2021 and a one-year measurement period for 2020, in each case for the period starting on December 31, 2019 and assuming the reinvestment of all dividends. Consistent with the performance graph included in our 2023 Annual Report to Shareholders, the peer group TSR in column (g) is calculated using the S&P 500 Utilities Index as our peer group, with the returns of each component issuer in such index weighted according to the respective issuers’ market capitalization. For additional information, including TSR over the past one-year, three-year and five-year periods for the company and the S&P 500 Utilities Index, see “Performance—Financial Performance Highlights” in the Compensation Discussion and Analysis in this proxy statement.

As part of our compensation program, we granted Equity Awards to our named executive officers in 2020, 2021, 2022 and 2023 that use multiple performance measures, including TSR relative to the S&P 500 Utilities Index and the S&P 500 Index. The TSR for the S&P 500 Utilities Index reflected in column (g) differs from the TSR used for our restricted stock unit awards because the TSR reflected in column (g) is based on the market-capitalization-weighted index while the TSR used for our performance-based restricted stock unit awards is based on our TSR percentile ranking relative to the companies in the S&P 500 Utilities Index, excluding water companies, or the companies in the S&P 500 Index, in each case for the three-year performance period for such awards. For additional information about the performance measures used in our annual long-term incentive plan awards, see “Compensation Components—Long-Term Equity-Based Incentives—Rationale for 2023 Annual LTIP Award Design” and “Compensation Components—Long-Term Equity-Based Incentives—Performance Goals for the 2023 Performance-Based Restricted Stock Units” in the Compensation Discussion and Analysis in this proxy statement.
The value of our TSR is impacted by changes in our stock price. Our year-end stock price was $74.73 in 2023, $77.27 in 2022, $66.14 in 2021, $63.705 in 2020 and $75.74 in 2019.
(C)
Net income represents the amount of net income reflected in our audited financial statements for the applicable fiscal year and includes preferred stock dividends, preferred stock dividends of subsidiaries and earnings attributable to noncontrolling interests. Earnings attributable to common shares, which exclude these items, were $3,030 million in 2023, $2,094 million in 2022, $1,254 million in 2021 and $3,764 million in 2020.

CAP, as reported in columns (c) and (e), includes cash awards under the annual bonus plan. The company financial performance measure under the plan is ABP Earnings. A description of ABP Earnings and its relationship to net income is provided below in footnote (D).
(D)
Although we use numerous financial and non-financial performance measures for the purpose of evaluating company performance for our executive compensation program, we have determined that ABP Earnings is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in this table) used to link CAP for the most recently completed fiscal year to company performance. The Compensation and Talent Development Committee uses ABP Earnings, a non-GAAP financial measure, as the company financial performance measure in the annual bonus plan. The amount reported in column (i), which represents earnings used for annual bonus plan purposes (or ABP

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Earnings), is calculated as Sempra’s GAAP net income, excluding earnings attributable to noncontrolling interests and preferred stock dividends and subject to certain other predefined adjustments. ABP Earnings may be higher or lower than earnings reported in our financial statements (labeled as “earnings attributable to common shares” or “GAAP Earnings”) due to these adjustments, which are described in “Compensation Components—Performance-Based Annual Bonuses—Reconciliation of GAAP Earnings to ABP Earnings” in the Compensation Discussion and Analysis in this proxy statement and in Appendix D to this proxy statement. For additional information about the performance measures used in our annual bonus plan, see “Compensation Components—Performance-Based Annual Bonuses—Annual Bonus Plan Performance Measures” and “Compensation Components—Performance-Based Annual Bonuses—ABP Earnings Goal Determination” in the Compensation Discussion and Analysis in this proxy statement.
(E)
The PEO for 2023, 2022, 2021 and 2020 was Mr. Martin. The Non-PEO NEOs for 2023, 2022 and 2021 were Messrs. Mihalik, Sagara and Wall and Ms. Sedgwick and the Non-PEO NEOs for 2020 were Messrs. Mihalik, Sagara, Wall, Arriola and Bilicic.

Certain CAP Relationships
The relationships between the company’s TSR and the peer group TSR reported in the 2023 Pay-Versus-Performance table above, as well as between CAP and the company’s TSR, net income and ABP Earnings are shown below. As shown in these charts and as more fully described in the notes to the 2023 Pay-Versus-Performance table above and the Compensation Discussion and Analysis in this proxy statement, there is some alignment between CAP and the company’s TSR and ABP Earnings, as these are measures that have been selected by the Compensation and Talent Development Committee for use in various elements of our executive compensation program for purposes of aligning executive compensation with company performance. Importantly, because a significant portion of target total direct pay to our named executive officers is delivered in the form of long-term equity-based incentives (73% for our PEO and an average of 58% for our Non-PEO NEOs), the change in CAP over time is driven primarily by our stock price and our performance against the metrics that determine vesting of our performance-based restricted stock units, which significantly influences the fair value of Equity Awards as calculated for purposes of CAP and was the primary driver of the decrease in CAP from 2022 to 2023 in spite of the slight increase in TSR and ABP Earnings over the same period. There is less alignment between CAP and the company’s net income because net income, which includes earnings attributable to noncontrolling interests and other amounts that are not indicative of the company’s performance, is not used in our executive compensation programs for this purpose.

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Important Performance Measures
As described in the Compensation Discussion and Analysis in this proxy statement, one of the key principles of our executive compensation philosophy is to align pay with short-term and long-term company performance. In our assessment, the most important performance measures used to link executive compensation actually paid to our named executive officers for the most recently completed fiscal year to the company’s performance are listed in the table below. This list includes Safety Measures and Sustainability Measures, which are non-financial performance measures.
Performance Measure	Description
ABP Earnings	See footnote (D) to the 2023 Pay-Versus-Performance table for information about the use of ABP Earnings in our 2023 executive compensation program.
Relative TSR vs. S&P 500 Utilities Index	See footnote (B) to the 2023 Pay-Versus-Performance table for information about the use of relative TSR in our 2023 executive compensation program.
Relative TSR vs. S&P 500 Index	See footnote (B) to the 2023 Pay-Versus-Performance table for information about the use of relative TSR in our 2023 executive compensation program.
EPS Growth
Our annual long-term incentive plan awards granted in 2020, 2021, 2022 and 2023 include a performance-based restricted stock unit award linked to relative EPS growth. The award measures the CAGR of our EPS for the relevant three-year period, and the payout scale is based on the three-year analyst consensus estimates for our S&P 500 Utilities Index peers. Calculation of EPS for purposes of the applicable LTIP award cycle includes certain adjustments, as described under “Compensation Components—Long-Term Equity-Based Incentives—Performance Goals for the 2023 Performance-Based Restricted Stock Units—EPS Growth” in the Compensation Discussion and Analysis in this proxy statement.

Safety Measures
Our annual bonus plan includes Safety Measures as one of its performance measures. These measures are related to employee and contractor safety and SDG&E and SoCalGas operational measures related to public safety, and they were selected by the Compensation and Talent Development Committee because the committee believes that strong safety performance is critical to our infrastructure-intensive businesses. These measures are described under “Compensation Components—Performance-Based Annual Bonuses—ABP Earnings Goal Determination” in the Compensation Discussion and Analysis in this proxy statement.

Sustainability Measures
Our annual bonus plan includes Sustainability Measures as one of its performance measures. These measures reflect the company’s key sustainability priorities and initiatives, and they were selected by the Compensation and Talent Development Committee to incentivize progress on these commitments. These measures are described under “Compensation Components—Performance-Based Annual Bonuses—ABP Earnings Goal Determination” in the Compensation Discussion and Analysis in this proxy statement.

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Executive Compensation
Ratio of Chief Executive Officer to Median Employee Pay
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. In addition to our full-time U.S. workforce, our employee population includes a substantial percentage of part-time employees and employees in Mexico. Given the different methodologies that various public companies use to determine an estimate of their pay ratio and the differences in employee populations, the estimated ratio reported below should not be used as a basis for comparison between companies.
SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. We determined a median employee in 2023 based on a measurement date of December 31, 2023. In determining that median employee, we did not exclude any of our international employees, all of whom are located in Mexico or the Netherlands, and no cost-of-living adjustment was applied. We used a definition of compensation, or “consistently applied compensation measure” (CACM), that included 2023 base salary and 2023 target annual incentive award and selected the median employee from a group of employees who received compensation within plus or minus 1% of the median CACM.
To calculate the 2023 pay ratio, we calculated 2023 compensation for Mr. Martin and the median employee using the methodology used for the 2023 Summary Compensation Table plus health and welfare and other nondiscriminatory benefits, which are a key part of our total rewards program. Using this methodology, the 2023 total compensation of our median employee was $150,500 and the 2023 total compensation of our Chief Executive Officer was $27,448,194. For 2023, we estimate that the ratio of Chief Executive Officer pay to median employee pay was 182:1.
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Attending the Annual Shareholders Meeting
1. What is the format of the Annual Shareholders Meeting, and what content will be covered?
In line with our strategic focus on helping enable the energy transition and in support of shareholder access to the meeting, we are holding the Annual Shareholders Meeting online in a virtual-only format that reduces the transportation costs and environmental impact of the Annual Shareholders Meeting and provides all shareholders the opportunity to attend and participate in the meeting from any location. See Questions 3 and 4 below for information about attending and participating in the meeting.
The content of the Annual Shareholders Meeting will consist of the formal shareholder meeting business items outlined in Question 13 below. We do not intend to hold a business update at the Annual Shareholders Meeting, but we will answer questions related to our businesses and operations following adjournment of the formal business portion of the meeting during a question-and-answer session. For information about our businesses, we encourage you to review our 2023 Annual Report to Shareholders, which is available on the Internet at www.sempra.com/2024-annual-meeting, at www.proxyvote.com and on the SEC’s website at www.sec.gov.
2. Who can attend, vote and submit questions at the virtual Annual Shareholders Meeting, and how do I do so?
You are eligible to attend and participate in the Annual Shareholders Meeting, including to submit questions at and in advance of the meeting and vote your shares at the meeting prior to the closing of the polls, if you were a shareholder as of March 13, 2024, the record date for the meeting. You can attend the meeting by visiting www.virtualshareholdermeeting.com/SRE2024 at the date and time of the meeting and entering your 16-digit control number to log into the meeting site. Additional instructions on how to submit questions in advance of the meeting and attend and participate in the virtual meeting are described in Question 3 below and posted at www.proxyvote.com. Owners of shares held in any of the Employee Savings Plans, which are discussed in Question 12 below, may submit questions at and in advance of the meeting but will not be able to vote these shares at the meeting.
3. How do I participate in the virtual Annual Shareholders Meeting?
How to Attend the Meeting. The Annual Shareholders Meeting conducted online via live audiovisual webcast will begin promptly at 9 a.m. Pacific Time on Thursday, May 9, 2024. We encourage you to access the meeting site at www.virtualshareholdermeeting.com/SRE2024 and log in using your 16-digit control number prior to the start time. Online check-in will begin at 8:30 a.m. Pacific Time, and you should allow ample time for check-in procedures on the day of the meeting. Additional instructions on how to attend and participate in the virtual meeting are posted at www.proxyvote.com.
Where to Find/Obtain a 16-Digit Control Number. To be able to submit questions at and in advance of the meeting and vote at the meeting prior to the closing of the polls (other than owners of shares held in any of the Employee Savings Plans, who may submit questions at and in advance of the meeting but will not be able to vote these shares at the meeting), shareholders will need the 16-digit control number shown on your notice about the Internet availability of our proxy materials, proxy card or voting instruction form. If you are a beneficial owner of shares held through a bank, broker or other nominee and your voting instruction form does not indicate that you may vote your shares through www.proxyvote.com, you will need to obtain a “legal proxy” from your bank, broker or other nominee (preferably at least five days before the Annual Shareholders Meeting) to receive a 16-digit control number. If you are a beneficial owner who needs to obtain such a “legal proxy” to attend the meeting, please follow the specific instructions to do so provided by your bank, broker or other nominee.
Shareholders of record needing assistance with control numbers may call the technical support numbers referenced in Question 4 below beginning April 9, 2024, and beneficial owners needing assistance with control numbers should contact their bank, broker or other nominee.
How to Submit Questions. We give our shareholders ample opportunity to submit questions for the virtual meeting. This year, we are enabling shareholders to submit questions online both during the meeting and in advance of the meeting beginning on March 25, 2024. Shareholders who would like to submit a question during the meeting should do so by logging into the virtual meeting site using your 16-digit control number at the date and time of the meeting. Shareholders who would like to submit a question in advance of the meeting should do so at www.proxyvote.com, where you will enter your 16-digit control number to access our proxy materials. Additional instructions on how to submit questions at and in advance of the meeting are posted at www.proxyvote.com.
How Shareholder Questions Will Be Addressed During the Meeting. Representatives from the company will answer questions, as time permits, in the order they are recognized by the Chair of the meeting in his or her sole discretion, except that questions not directly related to the business of the meeting will be reserved for a question-and-answer session to start immediately following adjournment of the formal business portion of the meeting and continue for a reasonable time as determined by the Chair of the meeting. Each question recognized by the Chair of the meeting will be
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read by the Chair so that all meeting attendees can hear the question as well as the response. If any shareholder submits questions that cannot be answered within the time available due to time constraints, technical difficulties or for any other reason, the shareholder may contact our investor relations department at investor@sempra.com or (619) 696-2901 after the meeting concludes to obtain responses to these questions. We generally will not restrict the content covered by the questions that may be asked; however, the meeting may not be used as a forum to present general economic, political or other views that are not directly related to the matters properly before the meeting and questions should be limited to the formal business of the meeting or the business and operations of Sempra. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters during the formal business portion of the meeting and to exclude questions regarding topics that are not pertinent to company business during the question-and-answer session to follow the formal business portion of the meeting. We also reserve the right, both during the formal business portion of the meeting and the subsequent question-and-answer session, to exclude questions whose answers are contained in this proxy statement, the other proxy materials for the meeting, have already been addressed at the meeting, are repetitive of questions or statements made by another shareholder, or that are otherwise not in compliance with our Rules of Procedure for the Annual Shareholders Meeting. For more information, please consult the Rules of Procedure for the Annual Shareholders Meeting, which will be available at www.sempra.com/2024-annual-meeting before the meeting and on the virtual meeting platform at www.virtualshareholdermeeting.com/SRE2024 during the meeting.
4. What if I have technical difficulties during the check-in time or during the virtual Annual Shareholders Meeting?
Instructions on how to attend and participate in the virtual meeting are posted at www.proxyvote.com. If you encounter difficulties accessing the meeting site during the check-in or meeting time, please call (844) 983-0876 (U.S. and Canada) or +1 (303) 562-9303 (International) beginning April 9, 2024 for technical support, which numbers also will be posted on the login page at www.virtualshareholdermeeting.com/SRE2024. Please plan to check in before the start time of the meeting so that any technical difficulties may be addressed before the live audiovisual webcast begins. The meeting may be recessed or adjourned at the sole discretion of the Chair of the meeting, including if we experience technical difficulties that prevent us from properly conducting the meeting. If technical issues with the meeting platform prevent the Chair from communicating with shareholders via the meeting site within 60 minutes after the time for which the meeting was called or in the event of a technical malfunction or other significant problem that disrupts our ability to continue the meeting before the polls are closed and the formal business portion of the meeting has been completed, the meeting will be adjourned and will reconvene at the same virtual location on May 10, 2024 at 9 a.m. Pacific Time, unless announced differently at the meeting. In such event, we expect an announcement will be made on www.virtualshareholdermeeting.com/SRE2024 and www.sempra.com/2024-annual-meeting.
How You Can Vote
5. Who is entitled to vote?
You are entitled to one vote on each of the nine director nominees named in this proxy statement and one vote on each of the other proposals to be voted on at the Annual Shareholders Meeting for each share of our common stock that you owned at the close of business on March 13, 2024, the record date for the meeting and any adjournment or postponement thereof. You may vote all shares owned by you on the record date, including (i) shares held directly in your name as the shareholder of record and (ii) shares held for you as the beneficial owner through a bank, broker or other nominee. On the record date, 632,587,910 shares of our common stock were outstanding.
6. What is the difference between holding shares as a beneficial owner and as a shareholder of record?
Most of our shareholders hold their shares beneficially through a bank, broker or other nominee rather than having the shares registered directly in their own names.
Beneficial Owner. If your shares are held through a bank, broker or other nominee, it is likely that the shares are registered in the name of the nominee and you are the beneficial owner of such shares. You also are considered the beneficial owner of any shares you may own through any of the Employee Savings Plans. Your bank, broker or other nominee has provided you with voting instructions describing how you may direct the registered holder to vote your shares.
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of such shares. We have provided you with either a proxy card to use in voting these shares or a notice about the Internet availability of our proxy materials, each of which instructs you on how you may access our proxy materials on the Internet and vote your shares.
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7. How do I vote and how will my shares be voted?
The process for voting your shares depends on how your shares are held. As discussed above, you may hold your shares as a shareholder of record (registered in your own name) or as a beneficial owner (through a bank, broker or other nominee). See Question 12 below for instructions on how you may direct the voting of your shares held in any of the Employee Savings Plans.
Voting by Shareholders of Record. If you are a shareholder of record, you may vote by attending the virtual meeting as described in Questions 2 and 3 above or you may vote by proxy in advance of the meeting. Even if you plan to attend the meeting, we recommend that you vote your shares in advance to be sure your vote will be counted if you later decide not to attend the meeting.
If you are a shareholder of record and would like to vote your shares by proxy in advance of the Annual Shareholders Meeting, you may vote in the following ways:

Internet (including via a mobile device) — by visiting www.proxyvote.com or scanning the QR code on your notice about the Internet availability of our proxy materials or proxy card, and following the other Internet voting instructions included in this proxy statement or on your notice about the Internet availability of our proxy materials or proxy card

Telephone — by calling (800) 690-6903 and following the other telephone voting instructions included in this proxy statement or on your proxy card

Mail — if you received our proxy materials by mail, by marking, dating and signing your proxy card in accordance with the instructions on the card and returning it by mail in the pre-addressed reply envelope provided with our proxy materials

For Internet and telephone voting, you will need to have your notice about the Internet availability of our proxy materials or proxy card available. Internet and telephone voting will close at 11:59 p.m. Eastern Time on May 8, 2024. If you wish to vote by completing and returning your proxy card by mail, your completed proxy card must be received before the polls close for voting at the Annual Shareholders Meeting or any adjournment or postponement thereof.
Voting by Beneficial Owners. If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should receive separate voting instructions from that entity describing how you may direct the registered holder to vote your shares in advance of the Annual Shareholders Meeting. You may also vote by attending the virtual meeting as described in Questions 2 and 3 above.
Voting of Shares as Directed. Your shares will be voted as you instruct on your proxy card, on your voting instruction form, or pursuant to any of the other methods to direct your vote described above. See Question 20 below for how your shares will be voted in the absence of timely voting instructions for shares outside any of the Employee Savings Plans and see Question 12 below for how your shares will be voted in the absence of timely voting instructions for shares in any of the Employee Savings Plans.
8. How can I vote without attending the virtual Annual Shareholders Meeting?
Whether you hold your shares as a shareholder of record or as a beneficial owner, it is not necessary for you to attend the Annual Shareholders Meeting or any adjournment or postponement thereof in order to vote your shares. If you are a shareholder of record, you may vote by submitting a proxy. If you are a beneficial owner of shares, you may vote by submitting voting instructions to the registered owner of your shares or, if you hold shares in any of the Employee Savings Plans, to the trustee of such plans.
For directions on how you may vote, please refer to the instructions in Question 7 above or on your notice about the Internet availability of our proxy materials, proxy card or voting instruction form.
Even if you plan to attend the Annual Shareholders Meeting, we recommend that you also submit your proxy or voting instructions in advance as described in Question 7 above to be sure your vote will be counted if you later decide not to attend the meeting.
9. What is the deadline to vote in advance of the Annual Shareholders Meeting?
If you hold shares as a shareholder of record and you wish to vote in advance of the meeting by Internet or by telephone, you must do so before Internet and telephone voting closes at 11:59 p.m. Eastern Time on May 8, 2024. If you hold shares as a shareholder of record and wish to vote in advance of the meeting by mail, your completed proxy card must be received before the polls close for voting at the Annual Shareholders Meeting or any adjournment or postponement thereof.
If you hold shares in any of the Employee Savings Plans, your voting instructions must be received by 8 a.m. Eastern Time on May 6, 2024, for the trustee of the plans to vote your shares in accordance with your instructions. See Question 12 below.
If you hold shares as a beneficial owner (but not through any of the Employee Savings Plans), you should follow the voting instructions provided by your bank, broker or other nominee.
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10. May I change or revoke my vote?
If you are a shareholder of record, you may change your vote by granting a new proxy (using any of the methods described in Question 7) bearing a later date (which would automatically revoke the earlier proxy), by providing a written notice of revocation to the attention of our Corporate Secretary at Sempra’s principal executive offices at 488 8th Avenue, San Diego, California 92101 that is received before the polls close for voting at the Annual Shareholders Meeting or any adjournment or postponement thereof, or by attending the virtual Annual Shareholders Meeting and voting at the meeting prior to the closing of the polls as described in Questions 2 and 3 above (which would automatically revoke the previously submitted proxy). Note that if you are a shareholder of record, you cannot change your vote in advance of the meeting using the Internet or telephone voting methods described in Question 7 above after 11:59 p.m. Eastern Time on May 8, 2024.
If you are an owner of shares held in any of the Employee Savings Plans, as described in Question 12 below, you cannot change your vote after 8 a.m. Eastern Time on May 6, 2024.
For shares you hold as a beneficial owner (other than shares held in the Employee Savings Plans as described above), you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which would revoke your earlier instructions), or by attending the virtual Annual Shareholders Meeting and voting at the meeting prior to the closing of the polls as described in Questions 2 and 3 above (which would revoke the previously submitted instructions). Beneficial owners of shares should follow the voting instructions provided by their bank, broker or other nominee.
Attending the Annual Shareholders Meeting will not, in itself, cause your previously granted proxy or previously submitted instructions to be revoked. You must submit a new vote during the meeting prior to the closing of the polls in order to do so.
11. Is my vote confidential?
The Employee Savings Plans automatically provide for confidential voting for the shares in those plans, and votes by beneficial owners of our shares also will be confidential depending on the policies of the applicable bank, broker or other nominee. Shareholders of record may elect that their identity and individual vote be held confidential by making the appropriate selection when voting via the Internet or by telephone or by checking the appropriate box on their proxy card. Confidential voting generally will not apply to the extent voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.
12. How are shares held in the Employee Savings Plans voted? What happens if I do not timely vote such shares?
If you hold shares through the Sempra Savings Plan, Southern California Gas Company Retirement Savings Plan or San Diego Gas & Electric Company Savings Plan (collectively, the Employee Savings Plans), they will be voted as you instruct via the Internet (including with a mobile device) or by telephone or mail as these voting methods are described in Question 7 above. If you submit your vote without giving specific voting instructions or you do not timely submit your vote, your shares will be voted in the discretion of Newport Trust Company, the independent fiduciary and investment manager for the Sempra Common Stock Fund under the Employee Savings Plans.
For shares held through any of the Employee Savings Plans, your voting instructions must be received by 8 a.m. Eastern Time on May 6, 2024 for Newport Trust Company to vote your shares in accordance with your instructions. Although the meeting site may permit you to cast a vote during the virtual Annual Shareholders Meeting if you choose to attend, that vote will not be counted with respect to any shares held in any of the Employee Savings Plans. Owners of shares through any of the Employee Savings Plans will be able to submit questions at and in advance of the meeting in the same manner as our other shareholders as described in Question 3 above.
Information About Proposals To Be Voted On
13. What items of business will be voted on at the Annual Shareholders Meeting?
The business items to be voted on at the Annual Shareholders Meeting are:
Business Items
Proposal 1. Election of the nine director nominees named in this proxy statement
Proposal 2. Ratification of appointment of our independent registered public accounting firm
Proposal 3. Advisory approval of our executive compensation
Proposal 4. Shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements
Proposal 5. Shareholder proposal requesting a report on certain safety and environmental matters
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14. What are my voting choices?
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any or all of the director nominees named in this proxy statement (Proposal 1) and on each of Proposals 2, 3, 4 and 5 and any other items of business to be voted on at the Annual Shareholders Meeting.
15. How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares as follows:
Proposal	Board Recommendation
1. Election of the nine director nominees named in this proxy statement	FOR each director nominee named in this proxy statement
2. Ratification of appointment of independent registered public accounting firm	FOR ratification of appointment of independent registered public accounting firm
3. Advisory approval of our executive compensation	FOR advisory approval of our executive compensation
4. Shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements	AGAINST shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements
5. Shareholder proposal requesting a report on certain safety and environmental matters	AGAINST shareholder proposal requesting a report on certain safety and environmental matters
16. What vote is required to approve each item?
Assuming a quorum (as defined in Question 21 below) is present at the Annual Shareholders Meeting, the vote required to approve each item is as follows:
Proposal	Vote Required for Approval
1. Election of the nine director nominees named in this proxy statement
Each director must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting, and the “FOR” votes also must represent more than 25%
of our outstanding shares.

2. Ratification of appointment of independent registered public accounting firm
The proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting, and the “FOR” votes also must represent more than 25% of our outstanding shares. Although this is an advisory vote and non-binding, our Audit Committee may reconsider the appointment if it is not ratified.

3. Advisory approval of our executive compensation
The proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting, and the “FOR” votes also must represent more than 25% of our outstanding shares. Although this is an advisory vote and non-binding, our Compensation and Talent Development Committee will take the voting results on this proposal into consideration when making future executive compensation decisions.

4. Shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements
The proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting,and the “FOR” votes also must represent more than 25% of our outstanding shares. Although this is an advisory vote and non-binding, we value feedback from our shareholders

5. Shareholder proposal requesting a report on certain safety and environmental matters
The proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Shareholders Meeting, and the “FOR” votes also must represent more than 25% of our outstanding shares. Although this is an advisory vote and non-binding, we value feedback from our shareholders

17. What happens if additional items are presented at the Annual Shareholders Meeting?
We are not aware of any item that may be voted on at the Annual Shareholders Meeting that is not described in this proxy statement, nor have we received notice of any such item by the deadline prescribed by Rule 14a-4(c)(1) under the Exchange Act. However, the holders of the proxies that we are soliciting will have the discretion to vote them as they determine appropriate on any additional matters that may be voted on at the Annual Shareholders Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.
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18. What is a broker non-vote?
Broker non-votes occur on certain proposals when beneficial owners of shares held through a bank, broker or other nominee do not timely provide voting instructions. For beneficial owners of shares, your bank, broker or other nominee must vote your shares according to the specific instructions they receive from you. If you do not timely provide voting instructions to your bank, broker or other nominee, they are, in some cases, permitted to vote your shares in their discretion, but they are not permitted to vote your shares on certain proposals and they may elect not to vote your shares on any of the proposals unless you provide voting instructions. If you do not timely provide voting instructions and your bank, broker or other nominee votes your shares on some but not all proposals, a “broker non-vote” will occur for the proposals on which the bank, broker or other nominee does not vote. Voting your shares will ensure that your interests are represented at the meeting. See Question 19 below for information on the effect of abstentions and broker non-votes on each proposal to be voted on at the Annual Shareholders Meeting.
If you have any questions about the proxy voting process, please contact the bank, broker or other nominee that holds your shares.
19. How are votes counted? What is the effect of abstentions and broker non-votes on each proposal?
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any or all of the director nominees named in this proxy statement and on any other proposal to be voted on at the Annual Shareholders Meeting.
If you indicate “ABSTAIN” on any or all nominees or proposals, your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Shareholders Meeting and any adjournment or postponement thereof (see Question 21 below) but will not be considered a vote cast with respect to the director nominee(s) or other proposal(s) on which you abstain from voting. As a result, abstentions should have no effect on the outcome of the vote for the election of the director nominees named in this proxy statement (Proposal 1), the ratification of the appointment of our independent registered public accounting firm (Proposal 2), the advisory approval of our executive compensation (Proposal 3), and the shareholder proposals requesting a policy to seek shareholder approval of certain severance pay arrangements (Proposal 4) and a report on certain safety and environmental matters (Proposal 5), in each case unless such abstentions result in a failure to obtain affirmative votes representing more than 25% of our outstanding shares.
Broker non-votes, which are discussed in Question 18 above, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Shareholders Meeting and any adjournment or postponement thereof, but will not be considered votes cast with respect to any of the proposals for which they occur. As a result, if broker non-votes occur on the election of any of the director nominees named in this proxy statement (Proposal 1), the ratification of the appointment of our independent registered public accounting firm (Proposal 2), the advisory approval of our executive compensation (Proposal 3), or the shareholder proposals requesting a policy to seek shareholder approval on certain severance pay arrangements (Proposal 4) and a report on certain safety and environmental matters (Proposal 5), they should have no effect on the outcome of any such proposal, in each case unless such broker non-votes result in a failure to obtain affirmative votes representing more than 25% of our outstanding shares. See Question 18 above for additional information about broker non-votes.
See Question 20 below for information on the effect of failing to timely vote or voting without giving specific instructions if you are a shareholder of record. See Question 12 above for information on the effect of failing to timely vote or voting without giving specific instructions if you are an owner of shares through any of the Employee Savings Plans.
20. Will shares that I own be voted if I do not timely provide voting instructions?
If you own shares as a shareholder of record, those shares will be voted as you instruct in advance of the meeting via the Internet, by telephone or on your proxy card. Except for shares in any of the Employee Savings Plans, if you submit your vote via the Internet or by telephone in advance of the meeting or sign and return your proxy card, in each case without giving specific voting instructions, such shares will be voted in accordance with the recommendations of our Board of Directors on the proposals described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the Annual Shareholders Meeting and any adjournment or postponement thereof. If you do not timely vote by one of the voting methods described in Question 7 above, your shares will not be voted unless you, or your proxy holder(s), vote your shares at the Annual Shareholders Meeting by attending the virtual meeting and any adjournment or postponement thereof.
If you are a beneficial owner of shares, those shares will be voted by your bank, broker or other nominee according to the specific instructions they receive from you. If you do not timely provide voting instructions, a broker non-vote may occur for your shares on some or all of the proposals to be voted on at the Annual Shareholders Meeting. See Questions 18 and 19 above for information about broker non-votes and the effect they will have on each proposal to be voted on at the meeting.
Voting your shares will ensure that your interests are represented at the meeting.
21. What constitutes a quorum?
A majority of the outstanding shares of common stock entitled to vote at the Annual Shareholders Meeting or any adjournment or postponement thereof, attending the meeting or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present at the Annual Shareholders Meeting or any adjournment or postponement thereof.
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22. Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Shareholders Meeting and to publish final results in a current report on Form 8-K that we will file with the SEC following the meeting. The report will be available on our website at www.sempra.com under the “Financials and filings” tab of the “Investors” tab.
Proxy Materials
23. Why did I receive a notice in the mail about the Internet availability of the proxy materials instead of a paper copy of the materials?
We distribute our proxy materials via the Internet to shareholders who have not requested a paper copy. Beginning on or about March 25, 2024, we mailed notices about the Internet availability of our proxy materials for the Annual Shareholders Meeting, containing instructions on how to access our proxy materials on the Internet and how to request a paper copy by mail or an electronic copy by email. The notice also contains instructions on how you may request our proxy materials by mail (paper copy) or email (electronic copy) on an ongoing basis. If you are a shareholder of record, if you hold shares in any of the Employee Savings Plans, or if you are a beneficial owner of shares held by a bank, broker or other nominee and your voting instruction form includes a 16-digit control number, you may request to receive paper copies of our current and/or future proxy materials via the Internet by visiting www.proxyvote.com and clicking “Delivery Settings,” by telephone at (800) 579-1639 or by email at sendmaterial@proxyvote.com (if requesting by email, please include in the subject line your 16-digit control number shown on your notice about the Internet availability of our proxy materials or proxy card). If you are a beneficial owner of shares held by a bank, broker or other nominee and your voting instruction form does not include a 16-digit control number, please contact your bank, broker or other nominee directly to request to receive paper copies of our current and/or future proxy materials. We encourage shareholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual shareholders meetings and our printing and mailing costs.
24. Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing some of our shareholders, including those who previously have requested a paper copy, a paper copy of our proxy materials instead of a notice about the Internet availability of our proxy materials.
In addition, we are providing a notice about the Internet availability of our proxy materials by email to our shareholders who previously have elected electronic delivery. The email contains a link to the website where you can access our proxy materials and vote your shares via the Internet in advance of the Annual Shareholders Meeting.
25. How can I access the proxy materials over the Internet?
You can access our proxy materials on the Internet at www.proxyvote.com. To view our proxy materials at this site, you will be asked to enter the 16-digit control number shown on your notice about the Internet availability of our proxy materials, proxy card, voting instruction form or, if you obtained a “legal proxy,” the separate information provided to you, that in each case contains additional instructions on how to view our proxy materials on the Internet. In the alternative, if you do not have your 16-digit control number in-hand, you may view our proxy materials at www.sempra.com/2024-annual-meeting.
26. How can I elect to receive future proxy materials electronically?
If you are a shareholder of record and wish to request electronic delivery of our proxy materials in the future, please call our transfer agent at
(877) 773-6772 (U.S. and Canada). If you choose to access our future proxy materials electronically, we will discontinue mailing our proxy materials to you beginning next year, and we will instead send you an email with instructions containing a link to the website where you can access our proxy materials and vote your shares. You may discontinue electronic delivery at any time.
If you are a beneficial owner of shares held by a bank, broker or other nominee and wish to receive electronic delivery of our proxy materials in the future, you may sign up for electronic delivery at www.proxyvote.com and selecting “Delivery Settings” if your voting instruction form includes a 16-digit control number, or you should follow the instructions provided by your bank, broker or other nominee if your voting instruction form does not include a 16-digit control number.
104	2024 Proxy Statement

About the Annual Shareholders Meeting and Voting
27. I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?
If you share an address with another shareholder, you may receive only one copy of our proxy materials unless you or the other shareholder have provided contrary instructions. If you are a shareholder of record and you wish to receive a separate copy of these materials, please request the additional copy by contacting our proxy solicitor, Morrow Sodali LLC, at:
SRE.info@investor.morrowsodali.com
(800) 662-5200 (U.S. and Canada) +1 (203) 658-9400 (International)
A separate copy of the materials will be sent promptly following receipt of your request.
If you are a shareholder of record and you wish to receive a separate copy of the proxy materials for our annual shareholders meetings in the future, or if you have received multiple copies of the proxy materials for the Annual Shareholders Meeting and you wish to receive only one copy in the future, please call or write to our Shareholder Services Department at:
(877) 736-7727 (U.S. and Canada)
Sempra Attn: Shareholder Services 488 8th Avenue San Diego, CA 92101
If you are a beneficial owner of shares held by a bank, broker or other nominee and you wish to receive a separate copy of these or our future proxy materials, or if you have received multiple copies of these proxy materials and you wish to receive only one copy in the future, please contact your bank, broker or other nominee directly.
28. What is included in the proxy materials?
Our proxy materials include:
•	Our Notice of Annual Shareholders Meeting
•
Our proxy statement for the Annual Shareholders Meeting, which contains descriptions of the proposals to be voted on at the Annual Shareholders Meeting, the voting process, our Board of Directors and board committees, our corporate governance practices, the compensation of our directors and certain executive officers, and other information

•	Our 2023 Annual Report to Shareholders
If you received a paper copy of these materials by mail, our proxy materials also include a proxy card or voting instruction form. Otherwise, you received a notice about the Internet availability of our proxy materials, which includes instructions on how to access these materials on the Internet and submit your vote.
2024 Proxy Statement	105

Information About 2025 Shareholder Proposals and Director Nominations
29. How can shareholders submit proposals to be included in our proxy materials for our annual shareholders meeting in 2025? What is the deadline for submitting any such proposals?
Shareholders who desire to submit proposals to be included in our proxy materials for our annual shareholders meeting in 2025 must meet the eligibility requirements of the SEC’s shareholder proposal rule (Rule 14a-8 under the Exchange Act), and their proposals must comply with the requirements of that rule to be included in our proxy materials.
Shareholder proposals that are intended to be included in our proxy materials for our annual shareholders meeting in 2025 must be received by our Corporate Secretary no later than 5:00 p.m. Pacific Time on November 25, 2024, and must be submitted to the following address:
Attn: Corporate Secretary Sempra 488 8th Avenue San Diego, CA 92101
Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.
Question 30 below describes the procedures set forth in our proxy access bylaw provisions through which shareholders may nominate and include director candidates in our proxy statement for our annual shareholders meeting in 2025, and the related deadlines for submission. Question 31 below describes the procedures set forth in our advance notice bylaw provisions through which shareholders may nominate director candidates or present other items of business directly at our annual shareholders meeting in 2025 (meaning that they are not seeking to include such matters in our proxy statement), and the related deadlines for submission.
30. How may shareholders nominate and include director candidates in our proxy statement for our annual shareholders meeting in 2025? What is the deadline for submitting any such nominations?
Shareholders who wish to submit director nominees for inclusion in our proxy statement for our annual shareholders meeting in 2025 must give written notice of their intention to do so in accordance with the requirements and deadlines described below.
Our bylaws give a shareholder, or a group of no more than 20 shareholders, who has continuously owned at least 3% of our outstanding shares entitled to vote in the election of directors for at least three years, the ability to nominate and include in our proxy statement up to the greater of two directors or 20% of the number of the company’s directors then in office, if the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Notice of director nominees submitted under these proxy access provisions must be received at least 120 days but not more than 150 days before the first anniversary of the date the definitive proxy statement was first sent to shareholders in connection with our last annual shareholders meeting. The period for our receipt from shareholders of any such notice for our 2025 annual shareholders meeting will begin at 5:00 p.m. Pacific Time on October 26, 2024, and end at 5:00 p.m. Pacific Time on November 25, 2024. Any such notice must include the information required by our proxy access bylaw provisions (which may be obtained as provided in Question 34 below) and also must be updated and supplemented as required by those bylaw provisions. Any such notice must be timely delivered in writing to the attention of our Corporate Secretary at Sempra’s principal executive offices at 488 8th Avenue, San Diego, California 92101. We will not include any shareholder-submitted director nominees in our proxy statement for our annual shareholders meeting in 2025 that do not meet the requirements set forth in our bylaws.
These notice requirements applicable under our proxy access bylaw provisions do not apply to shareholder proposals intended for inclusion in our proxy materials for our annual shareholders meeting in 2025 under SEC Rule 14a-8. The requirements and the deadline for submitting those proposals are set forth in Question 29 above. In addition, the notice requirements applicable under our proxy access bylaw provisions do not apply to shareholder proposals or director nominations to be presented directly at our annual shareholders meeting in 2025 (meaning that the proponent is not seeking to include the proposal or nomination in our proxy statement), the procedures and deadlines for which are described in Question 31 below.
106	2024 Proxy Statement

Information About 2024 Shareholder Proposals and Director Nominations
31. How may shareholders nominate director candidates or present other items of business for consideration at our annual shareholders meeting in 2025 (if they are not seeking to include such matters in our proxy statement for the meeting)? What is the deadline for submitting any such nominations or proposals?

Shareholders who wish to nominate director candidates (outside of our proxy access bylaw provisions) or present other items of business (outside of the SEC Rule 14a-8 process) directly at our annual shareholders meeting in 2025 must give written notice of their intention to do so in accordance with the requirements and deadlines described below.
For any director nominations or proposed items of business that are submitted by shareholders and are not intended to be included in our proxy statement for our annual shareholders meeting in 2025, we must receive notice thereof at least 90 days but not more than 120 days before the first anniversary of the date of our last annual shareholders meeting. The period for our receipt from shareholders of any such notice for our 2025 annual shareholders meeting will begin at 5:00 p.m. Pacific Time on January 9, 2025, and end at 5:00 p.m. Pacific Time on February 8, 2025. Any such notice must include the information required by our advance notice bylaw provisions (which includes the information required by SEC Rule 14a-19 and may be obtained as provided in Question 34 below) and also must be updated and supplemented as required by those bylaw provisions. Any such notice must be timely delivered in writing to the attention of our Corporate Secretary at Sempra’s principal executive offices at 488 8th Avenue, San Diego, California 92101. We will not entertain any director nominations or other proposals from our shareholders at our annual shareholders meeting in 2025 that do not meet the requirements set forth in our bylaws.
These notice requirements applicable under our advance notice bylaw provisions and the related universal proxy rules requirements do not apply to shareholder proposals intended for inclusion in our proxy materials for our annual shareholders meeting in 2025 under SEC Rule 14a-8. The requirements and the deadline for submitting those proposals are set forth in Question 29 above. In addition, the notice requirements applicable under our advance notice bylaw provisions (which include the related universal proxy rule requirements) do not apply to shareholder nominations of director candidates that are intended to be included in our proxy statement pursuant to our proxy access bylaw provisions for our annual shareholders meeting in 2025, the procedures and deadlines for which are described in Question 30 above.
None of the advance notice requirements described in this Question 31 or in Questions 29 or 30 above apply to questions that a shareholder may wish to submit at or in advance of the Annual Shareholders Meeting.
32. May shareholders recommend director candidates to be considered for nomination by our Board of Directors?
Shareholders may recommend director candidates for consideration by the Corporate Governance Committee of our Board of Directors by writing to the attention of our Corporate Secretary at Sempra’s principal executive offices at 488 8th Avenue, San Diego, California 92101. Any such recommendation must be accompanied by a statement from the proposed candidate that he or she would give favorable consideration to serving on the board and should include sufficient biographical and other information about the proposed candidate and his or her qualifications and experience to permit the Corporate Governance Committee to make an informed decision as to whether further consideration of the candidate would be warranted.
2024 Proxy Statement	107

Other Information
33. Who is making and paying for this proxy solicitation?
Sempra is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing our proxy materials and of soliciting proxies for the Annual Shareholders Meeting. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding our proxy materials to beneficial owners of our shares.
Our directors, officers and employees may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.
We also have engaged Morrow Sodali LLC to provide proxy solicitation services, including assisting us in distributing our proxy materials and soliciting proxies for the Annual Shareholders Meeting. We will pay a base fee of $25,000, plus customary costs and expenses, for these services.
34. Where can I find more information about Sempra?
Our consolidated financial statements and additional information about the company are included in our 2023 Annual Report to Shareholders that accompanies this proxy statement, which includes our Annual Report on Form 10-K for the year ended December 31, 2023 (2023 Form 10-K). We filed our 2023 Form 10-K with the SEC on February 27, 2024. These documents, as well as other documents that we file with the SEC, can be viewed on the Internet on the SEC’s website at www.sec.gov and are available on our website at www.sempra.com under the “Financials and filings” tab of the “Investors” tab. We also will furnish a copy of our 2023 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to the attention of our Corporate Secretary at Sempra’s principal executive offices at 488 8th Avenue, San Diego, California 92101.
By writing to us, shareholders also may obtain, without charge, copies of our bylaws, Corporate Governance Guidelines, codes of conduct and charters of our standing board committees. These materials also are available on the Internet on our website at www.sempra.com under the “Corporate governance” tab of the “Investors” tab.
Shareholders with questions or needing additional information also may contact our investor relations department at investor@sempra.com or (619) 696-2901, which is responsible for managing communications with our shareholders.
35. How do I contact Sempra’s transfer agent?
If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please call our transfer agent at (877) 773-6772 (U.S. and Canada) or call or write to our Shareholder Services Department at:
(877) 736-7727 (U.S. and Canada)
Sempra Attn: Shareholder Services 488 8th Avenue San Diego, CA 92101
Sempra provides a Direct Stock Purchase Plan as a way to invest in our common stock. The plan also allows shareholders to reinvest all or a portion of their cash dividends in our common stock. This plan is offered only by means of a prospectus. For information about this plan or to obtain a copy of the applicable prospectus, please contact the plan administrator or Sempra’s Shareholder Services Department at the phone number or address listed above.
108	2024 Proxy Statement

Other Information
36. How can I get copies of the proxy materials?
If you need a copy of our proxy materials for the Annual Shareholders Meeting, please contact our proxy solicitor by email, mail or phone as follows:
SRE.info@investor.morrowsodali.com
(800) 662-5200 (U.S. and Canada) +1 (203) 658-9400 (International)
Morrow Sodali LLC 333 Ludlow Street 5th Floor, South Tower Stamford, CT 06902
Shareholders also may write to or email us at the following addresses to request a copy of our proxy materials for the Annual Shareholders Meeting:
Investor@sempra.com
Attn: Corporate Secretary Sempra 488 8th Avenue San Diego, CA 92101
37. Who do I contact with any additional questions?
If you have any additional questions about the Annual Shareholders Meeting or how you may vote, or how to change or revoke your vote, please contact our proxy solicitor, Morrow Sodali LLC, at the addresses or phone numbers set forth in Question 36 above.
This Notice of Annual Shareholders Meeting and proxy statement are sent by order of the Sempra Board of Directors.

April R. Robinson
Corporate Secretary
Dated: March 25, 2024
2024 Proxy Statement	109

Appendix A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS(1)
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2023, 2018 and 2013 as follows:
In 2023:
•
$(44) million equity losses from investment in Oncor Electric Delivery Holdings Company LLC related to a write-off of rate base disallowances resulting from the Public Utility Commission of Texas' final order in Oncor Electric Delivery Company LLC's comprehensive base rate review

•	$(235) million impact from foreign currency and inflation on our monetary positions in Mexico
•	$366 million net unrealized gains on commodity derivatives
•	$(17) million net unrealized losses on a contingent interest rate swap related to the initial phase of the Port Arthur LNG liquefaction project
•	$40 million equity earnings from investment in RBS Sempra Commodities LLP based on a legal settlement
In 2018:
•	$(22) million impact associated with Aliso Canyon natural gas storage facility litigation and regulatory matters at Sempra California
•	$(21) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
•	$(3) million net unrealized losses on commodity derivatives
•	$(629) million impairment of certain non-utility natural gas storage assets at Sempra Infrastructure
•	$367 million gain on the sale of certain Sempra Renewables assets
•	$(145) million other-than-temporary impairment of certain U.S. wind equity method investments at Sempra Renewables
•	$(65) million impairment of investment in RBS Sempra Commodities LLP at Parent and other
•	$(85) million income tax expense in 2018 to adjust the Tax Cuts and Jobs Act of 2017 provisional amounts recorded in 2017
In 2013:
•	$4 million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
•	$5 million net unrealized gains on commodity derivatives
•	$(119) million loss from plant closure resulting from the early retirement of the San Onofre Nuclear Generating Station
•	$77 million retroactive impacts of the 2012 General Rate Case for the full-year 2012
Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.
(1)	This description and reconciliation are different than the predefined adjustments to earnings for annual bonus plan purposes. Please see Appendix D for information about those adjustments.
110	2024 Proxy Statement

Appendix A
RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS (Dollars in millions, except EPS; shares in thousands)	Pretax amount	Income tax expense (benefit)(1)	Non- controlling interests	Earnings
	Year ended December 31, 2023
Sempra GAAP Earnings				$3,030
Excluded items:
Equity losses from write-off of rate base disallowances resulting from Public Utility Commission of Texas' final order in Oncor Electric Delivery Company LLC's comprehensive base rate review	$—	$—	$—	44
Impact from foreign currency and inflation on monetary positions in Mexico	62	283	(110)	235
Net unrealized gains on commodity derivatives	(722)	144	212	(366)
Net unrealized losses on contingent interest rate swap related to initial phase of Port Arthur LNG liquefaction project	33	(6)	(10)	17
Earnings from investment in RBS Sempra Commodities LLP	(40)	—	—	(40)
Sempra Adjusted Earnings				$2,920
Diluted EPS:
Weighted-average common shares outstanding, diluted				632,733
Sempra GAAP EPS				$4.79
Sempra Adjusted EPS				$4.61
	Year ended December 31, 2018
Sempra GAAP Earnings				$924
Excluded items:
Impact associated with Aliso Canyon litigation and regulatory matters	$1	$21	$—	22
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	15	20	(14)	21
Net unrealized losses on commodity derivatives	4	(1)	—	3
Impairment of non-utility natural gas storage assets	1,117	(452)	(36)	629
Gain on sale of certain Sempra Renewables assets	(513)	146	—	(367)
Impairment of U.S. wind equity method investments	200	(55)	—	145
Losses from investment in RBS Sempra Commodities LLP	65	—	—	65
Impact from Tax Cut and Jobs Act of 2017	—	85	—	85
Sempra Adjusted Earnings(2)				$1,527
Diluted EPS:
Weighted-average common shares outstanding, diluted				539,704
Sempra GAAP EPS				$1.71
Sempra Adjusted EPS(2)				$2.83
Sempra GAAP Earnings CAGR (2018 to 2023)				26.8%
Sempra Adjusted Earnings CAGR (2018 to 2023)				13.8%
Sempra GAAP EPS CAGR (2018 to 2023)				22.9%
Sempra Adjusted EPS CAGR (2018 to 2023)				10.3%
(1)
Except for adjustments that are solely income tax, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates. We record equity losses for our investment in Oncor Holdings net of income tax. We did not record an income tax expense for the equity earnings or an income tax benefit for the equity losses from our investment in RBS Sempra Commodities LLP because, even though a portion of the liabilities may be deductible under United Kingdom tax law, it is not probable that the deduction will reduce United Kingdom taxes.

(2)
Adjusted Earnings and Adjusted EPS have been updated to reflect the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized losses on commodity derivatives.

2024 Proxy Statement	111

Appendix A
RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS (Dollars in millions, except EPS; shares in thousands)	Pretax amount	Income tax expense (benefit)(1)	Earnings
	Year ended December 31, 2013
Sempra GAAP Earnings			$1,001
Excluded items:
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	$(16)	$12	(4)
Net unrealized gains on commodity derivatives	(8)	3	(5)
Loss from plant closure	200	(81)	119
Retroactive impact of 2012 GRC for full-year 2012	(129)	52	(77)
Sempra Adjusted Earnings(2)			$1,034
Diluted EPS:
Weighted-average common shares outstanding, diluted			498,664
Sempra GAAP EPS			$2.01
Sempra Adjusted EPS(2)			$2.07
(1)	Income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates.
(2)
Adjusted Earnings and Adjusted EPS have been updated to reflect the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized gains on commodity derivatives.

112	2024 Proxy Statement

Appendix B
COMPANIES INCLUDED IN GENERAL INDUSTRY MARKET REVIEW
Company	Company	Company
Activision Blizzard	Edison International	News Corp.
Adobe	Eli Lilly	NextEra Energy
Advanced Micro Devices	Emerson Electric	Nordstrom
AES	Entergy	NRG Energy
AGCO	Estée Lauder	Nvidia
Altria Group	Expedia Group	NVR
American Airlines Group	Fidelity National Information Services	ODP
Amgen	FirstEnergy	Olin
APA	Fiserv	Oneok
Applied Materials	Foot Locker	Oshkosh
Arconic	Fortune Brands Home & Security	Ovintiv
Asbury Automotive Group	Fox	Owens Corning
Autoliv	Freeport-McMoRan	Packaging Corp. of America
Automatic Data Processing	Gap	Parker-Hannifin
AutoZone	General Mills	PayPal Holdings
Avery Dennison	Genuine Parts	PG&E
Avis Budget Group	Gilead Sciences	Polaris
Baker Hughes	Global Payments	PPG Industries
Bath & Body Works	Goodyear Tire & Rubber	Public Service Enterprise Group
Baxter International	Graybar Electric	PVH
Becton Dickinson	GXO Logistics	Quest Diagnostics
Bed Bath & Beyond	Henry Schein	Regeneron Pharmaceuticals
Biogen	Hershey	Republic Services
Block	Hess	Rite Aid
Boise Cascade	Hewlett Packard Enterprise	Ross Stores
Booking Holdings	Hormel Foods	Ryder System
Booz Allen Hamilton Holding	Huntington Ingalls Industries	Seaboard
BorgWarner	Huntsman	Southern
Boston Scientific	Illinois Tool Works	Southwest Airlines
Broadcom	Insight Enterprises	SpartanNash
Builders FirstSource	International Flavors & Fragrances	Starbucks
Burlington Stores	International Paper	Targa Resources
Campbell Soup	Interpublic Group	Taylor Morrison Home
CarMax	Intuit	Tenneco
Carvana	IQVIA Holdings	Texas Instruments
Casey’s General Stores	J.M. Smucker	Toll Brothers
CDW	Kellogg	Tractor Supply
Celanese	Kimberly-Clark	Uber Technologies
CenterPoint Energy	Kinder Morgan	UFP Industries
Cheniere Energy	Kohl’s	Ulta Beauty
Chewy	Kraft Heinz	United Rentals
Chipotle Mexican Grill	L3Harris Technologies	Univar Solutions
Cleveland-Cliffs	Lam Research	Universal Health Services
CMS Energy	Leidos Holdings	US Foods Holding
Colgate-Palmolive	Lennar	Vertex Pharmaceuticals
CommScope Holding	Macy’s	VF
Conagra Brands	ManpowerGroup	Visa
Constellation Brands	Marriott International	Vistra
Corning	Masco	W.W. Grainger
Cummins	MasTec	Waste Management
Dana	Mastercard	Wayfair
Danaher	McDonald’s	WEC Energy Group
Delek US Holdings	MGM Resorts International	Western Digital
Delta Air Lines	Micron Technology	Westinghouse Air Brake Technologies
Dick’s Sporting Goods	Moderna	WestRock
Dominion Energy	Mohawk Industries	Whirlpool
Dover	Molina Healthcare	Williams
DTE Energy	Molson Coors Beverage	Williams-Sonoma
Duke Energy	Mondelez International	Xcel Energy
DXC Technology	Motorola Solutions	XPO Logistics
Eastman Chemical	Netflix	Zimmer Biomet Holdings
eBay	Newmont	Zoetis
Ecolab
Note: Revenue data for CarMax, Inc., Chewy, Inc., Constellation Brands, Inc., Dick’s Sporting Goods, Inc., Kohl’s Corporation, PVH Corp., The Gap, Inc., Ulta Beauty, Inc. and Williams-Sonoma, Inc. are based on fiscal year 2022. Information for all other companies is based on fiscal year 2023. Market capitalization, earnings and revenue data was not available for the following companies that were acquired, privately held or no longer operating: Activision Blizzard, Inc., Arconic Corporation, Bed, Bath & Beyond, Inc., Tenneco, Inc., and Univar Solutions, Inc.
2024 Proxy Statement	113

Appendix C
COMPANIES INCLUDED IN UTILITIES MARKET REVIEW
Company	Company	Company
The AES Corporation	Dominion Energy, Inc.	NextEra Energy, Inc.
Alliant Energy Corporation	DTE Energy Company	NiSource Inc.
Ameren Corporation	Duke Energy Corporation	NRG Energy, Inc.
American Electric Power Company, Inc.	Edison International	Pinnacle West Capital Corporation
Atmos Energy Corporation	Entergy Corporation	PPL Corporation
CenterPoint Energy, Inc.	Evergy, Inc.	Public Service Enterprise Group Inc.
CMS Energy Corporation	Eversource Energy	Southern Company
Consolidated Edison, Inc.	Exelon Corporation	WEC Energy Group, Inc.
Constellation Energy Corporation	FirstEnergy Corp.	Xcel Energy Inc.
Note: Excludes water companies
114	2024 Proxy Statement

Appendix D
PERFORMANCE-BASED ANNUAL BONUS PLAN—ADDITIONAL INFORMATION
ADDITIONAL INFORMATION ON PREDEFINED EARNINGS ADJUSTMENTS
Consistent with the approach taken in prior years, the Compensation and Talent Development Committee determined at the beginning of the year that the earnings calculation for annual bonus plan purposes, or ABP Earnings, would be adjusted as follows:
•	Exclude the impact of any unplanned changes in tax laws or regulations and accounting rule changes.
•	Exclude any realized impacts from the Port Arthur FID-contingent interest rate hedge
•
Exclude certain nonrecurring items at the discretion of the Compensation and Talent Development Committee, provided that such items do not have a material adverse impact on the company’s stock price, also as determined by the Compensation and Talent Development Committee. Such items would include but not be limited to:

•
the pro forma earnings impact of any acquisition or divestiture to the extent the earnings impact of such acquisition or divestiture or related transaction and integration cost is not included in the ABP Earnings target.

•	nonrecurring gains or losses related to RBS Sempra Commodities, which was sold in four separate transactions completed in 2010 and 2011.
•	Exclude mark-to-market gains or losses.
•	Exclude gains or losses related to legacy litigation matters.
•	Exclude the variance from plan of impacts associated with the non-controlling interest sale of Sempra Infrastructure Partners, including timing variances.
•
Include 10% of any gains or losses related to asset sales and impairments in connection with a sale to the extent the earnings impact of such item is not included in the ABP Earnings target. This is because the Compensation and Talent Development Committee believes that the impact of asset sales should be measured primarily through stock price. Most of the impact would then be reflected in the long-term incentive plan.

•	Exclude items that are required to be excluded from annual bonus plan compensation under the SDG&E and/or SoCalGas General Rate Case decisions.
•	Exclude any earnings impact associated with the decommissioning of the San Onofre Nuclear Generating Station (SONGS).
•	Exclude the variance from plan of the liability insurance expense not recoverable through balancing accounts.
•	Exclude variance from plan of any impairments of the California Assembly Bill 1054 wildfire fund.
•
Exclude variance to plan of the impact of material, pending regulatory matters, such as the California Cost of Capital and U.S. Federal Energy Regulatory Commission (FERC) Independent System Operator adder.

•	Exclude one-time nonqualified pension settlement charges and LTIP tax windfall or shortfall to the extent such items are not included in the ABP Earnings target.
•	Limit impact of rabbi trust results (net of deferred compensation) to +/-5% (percentage points) of the ABP Earnings result as calculated without such gains or losses.
2024 Proxy Statement	115

Appendix D
RESULTS OF 2023 SUSTAINABILITY MEASURES
The performance factors set forth below are applicable, unless otherwise noted, to Sempra and its U.S. operating companies, excluding Oncor:
ENVIRONMENTAL
Goal	Status	Commentary

At Sempra, develop an enterprise controls framework for tracking and reporting carbon dioxide emissions. (This deliverable follows the completion of Phase 1 of the carbon management program as a core goal in 2022 and advances Phase 2 with the aim to deliver an enterprise carbon ledger in 2025.)
Partnered with a third-party consultant to develop a controls framework summary, implementation approach, and control descriptions in line with Committee of Sponsoring Organizations (COSO) principles.

At Sempra Texas | Oncor, continue to enable the energy transition by advancing significant interconnections of renewable generation on Oncor’s transmission network, as measured by new interconnection requests totaling at least 6,000 megawatts.
17,918 MW added to the Transmission Services interconnection queue in 2023.

At Sempra Infrastructure, continue to advance reductions in carbon dioxide emissions at Cameron LNG by securing FERC amendment to advance the transition from self-generation to electric-drive (grid-connected) at proposed Cameron LNG Phase 2 project.
FERC amendment was issued March 16, 2023.
At Sempra California | SDG&E, complete at least two strategic energy transition projects. (Examples: launch hydrogen demonstration, new microgrid and/or energy storage projects.)		Achieved substantial completion of eight energy transition projects, including one hydrogen, four microgrid and three energy storage projects.

At Sempra California | SoCalGas, make substantive progress on at least three strategic energy transition projects. (Examples: advance key studies, filings and/or research and development to progress strategic infrastructure decarbonization projects such as the Los Angeles hydrogen hub, and hydrogen blending, among others.)

Made substantive progress on seven strategic energy transition projects, including the Angeles link, the Los Angeles hydrogen hub and other hydrogen blending, carbon management and gasification projects.

116	2024 Proxy Statement

Appendix D
CULTURE
Goal	Status	Commentary

Enhance employee training and development by:
• Training 75% of leadership level (director and above) employees on workplace equality.
• Providing leadership training to at least 50 employees at the manager level or below with the aim of expanding the pool of leadership assignment-ready employees.

Provided training on enhancing inclusive leadership to over 90% of officers and director-level employees. Provided training to over 175 new managers and supervisors through a range of courses, including a Culture, Communication and Conflict Resolution certificate program and leadership and management training for new supervisors and managers.

Reinforce our strong culture and employee engagement by:
• Engaging with more employees through enterprise-wide events hosted by Diversity and Inclusion or Wellness, targeting 10,000 employee touchpoints.
• Enabling Employee Resource Groups or Local Diversity and Inclusion Councils to host five or more enterprise-wide events focusing on race, culture and gender topics.
Planned, organized and executed 39 events with a total of over 11,000 employee touchpoints. Employee Resource Groups and Local Diversity and Inclusion Councils hosted 10 events.
Exceed external benchmark for overall engagement score for 2023 employee engagement survey.		Exceeded Gallup benchmarks overall and for utilities and energy companies. Engagement was in the top quartile of results relative to other first-time Gallup clients.

Support the communities we serve and enhance community partnerships by focusing at least 85% of charitable giving collectively made by Sempra, Sempra Infrastructure and Sempra California on efforts to promote energy transition and climate, diversity and inclusion, and economic prosperity.
Focused 92% of charitable giving in areas that promote energy transition and climate, diversity and inclusion and economic prosperity.

At Sempra California, advance diverse business enterprises by targeting an average of 40% of annual purchasing spend towards this category of suppliers based on a simple average of SDG&E’s and SoCalGas’ percentage of diverse supplier spend.
Average of SDG&E and SoCalGas purchasing from diverse business enterprises was 44%.
2024 Proxy Statement	117

Appendix D
GOVERNANCE
Goal	Status	Commentary

Provide board with third-party training on governance and at least one other sustainability-related topic and enhance cyber risk governance and oversight by conducting cyber risk and awareness training with Safety, Sustainability and Technology Committee.
Provided board with third-party training related to governance and culture and provided the board’s Safety, Sustainability and Technology Committee with third-party training on cybersecurity.
Provide governance support to Sempra Infrastructure, including support for Port Arthur LNG Phase 1 development project structuring and joint venture governance rights.
Provided governance trainings to the Sempra Infrastructure Partners board. Supported the governance aspects of the Port Arthur LNG Phase 1 development project FID process, joint venture with an affiliate of ConocoPhillips Company and investment by an affiliate of KKR.

Continue to maintain our strong focus on cybersecurity by:
• Promoting a positive cyber-aware culture by achieving 72% or better Phishing Report rate and 7% or lower phishing click rate at Sempra, SoCalGas, SDG&E, and Sempra Infrastructure.
• Achieving a score of 780 or greater on external BitSight Cyber security scorecard across Sempra, SoCalGas, SDG&E, and Sempra Infrastructure.

• Achieved a 79% Phishing Report rate and 3% phishing click rate across Sempra, SoCalGas, SDG&E, and Sempra Infrastructure.
• Achieved a score of 794 on external BitSight Cyber security scorecard across Sempra, SoCalGas, SDG&E, and Sempra Infrastructure.

Continue to enhance our strong compliance culture by:
• Benchmarking and refreshing our Code of Business Conduct to weave in themes of accountability and ethics, compliance and safety culture.
• Completing an independent assessment of our anti-bribery and anti-corruption compliance program.
• Completed third-party benchmarking and update of our Code of Business Conduct. • Completed an independent assessment of our anti-bribery and anti-corruption compliance program.

Continue to strengthen the company’s culture and processes around responsible political engagement by implementing the political reporting and compliance enhancement plan, as shared with the Corporate Governance Committee, including training, policies and system updates.

Implemented the political reporting and compliance plan, including launching an improved political compliance training program, auditing existing guidance and reference materials, strengthening policies, and enhancing tracking and reporting systems.

118	2024 Proxy Statement

Appendix E
SEMPRA
CASH SEVERANCE PAYMENTS POLICY
Effective as of February 21, 2024
Sempra (the “Company”) provides market-based compensation to its officers and employees to help ensure the Company can both attract and retain a talented workforce. Consistent with the foregoing, the Company places reasonable limitations on certain separation benefits for Executive Officers. The Company will not enter into, establish or adopt any new Severance Pay Agreement with or for the benefit of an Executive Officer that provides for Cash Severance Payments exceeding 2.99 times the sum of the Executive Officer’s Base Salary plus Target Bonus, without seeking shareholder ratification of such Severance Pay Agreement.
The Compensation and Talent Development Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), shall administer, interpret and oversee this policy, including, without limitation, determining, in its sole discretion, the total amount of Cash Severance Payments using, to the extent applicable, commercially reasonable valuation techniques and principles. Any determination by the Committee with respect to this policy shall be final, conclusive and binding. The exercise by the Committee of any rights pursuant to this policy shall be without prejudice to any other rights that the Company, the Board or the Committee may have with respect to any Executive Officer subject to this policy. The Committee reserves the right to amend or terminate this policy from time to time in its sole discretion.
For purposes of this policy:
“Base Salary” has the meaning set forth in the applicable Executive Officer’s Severance Pay Agreement.
“Cash Severance Payments” means cash payments (i) in respect of the termination of an Executive Officer’s employment, (ii) to secure an agreement not to compete with the Company or its affiliates, and (iii) to offset any tax liability in respect of any of the foregoing. For the avoidance of doubt, and notwithstanding anything to the contrary in this policy or any Severance Pay Agreement, “Cash Severance Payments” do not include (a) the grant, vesting, acceleration, settlement, payment or other handling of long-term incentive awards granted or purchased under shareholder-approved or inducement plans, (b) payment of deferred compensation and retirement benefits, in each case pursuant to the terms of any plan, policy or agreement of the Company or its affiliates, (c) payment of vested employee benefits consistent with the Company’s normal practices provided under the employee benefit plans of the Company or its affiliates, (d) the payment or provision of perquisites, insurance, disability, health and welfare plan coverage, outplacement or retraining, financial planning, and other benefits generally available to similarly-situated employees, including, without limitation, any cash payments provided to cover the cost of obtaining continued health care benefits, (e) amounts paid for consulting services the Executive Officer has agreed to provide after his or her termination for a period not to exceed two years, (f) any notice pay or interest required to be paid pursuant to the terms of any plan, policy or agreement between the date of the Executive Officer’s termination and the payment date, (g) payments made in settlement of litigation or claims made against the Company or any of its affiliates by the Executive Officer or indemnification payments made or expenses advanced under the Company’s governing documents or any indemnification agreement with the Executive Officer, (h) compensation and benefits (including unpaid Base Salary, bonus and vacation pay) earned, accrued or otherwise provided pursuant to the terms of any plan, policy or agreement with respect to services rendered, and reimbursement for any expenses validly incurred, in each case prior to the date of the Executive Officer’s termination, (i) any payment in respect of the Executive Officer’s pro-rated bonus for the year of termination based on target or actual performance, or (j) any other benefit or payment required by law.
“Executive Officer” means any “officer” of the Company, as defined under Rule 16a 1(f) under Section 16 of the Securities Exchange Act of 1934, as amended, at the time such person’s new Severance Pay Agreement is entered into, established or adopted and at the time of the earlier of immediately prior to (i) a Change in Control (as defined in such person’s Severance Pay Agreement) or (ii) such person’s termination.
“new Severance Pay Agreement” means any Severance Pay Agreement that is newly entered into, established or adopted, amended and restated or materially amended (as determined by the Committee), provided that, for the avoidance of doubt, a new Severance Pay Agreement shall not include (i) any renewal or extension (including any automatic renewal or extension) of, or any amendment due to changes in law, for tax reasons or to make immaterial or administrative changes to, any existing Severance Pay Agreement or (ii) any arrangement assumed by the Company or any of its affiliates in the context of a merger, acquisition or similar corporate transaction.
“Severance Pay Agreement” means an Executive Officer’s employment agreement or other severance pay agreement or, to the extent the Executive Officer is not a party to a severance pay agreement, any other agreement, plan or policy providing for compensation payable to an Executive Officer following his or her termination or other separation from service.
“shareholder ratification” includes shareholder approval obtained before, and shareholder ratification obtained after, entering into, establishing or adopting any new Severance Pay Agreement.
“Target Bonus” has the meaning set forth in the applicable Executive Officer’s Severance Pay Agreement.
“termination” refers to an Executive Officer’s termination of employment from the Company and its affiliates.
2024 Proxy Statement	119

Appendix F
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.
In this proxy statement, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.
Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:
•
California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

•
decisions, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business;

•
the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining third-party consents and approvals, and (v) third parties honoring their contracts and commitments;

•	macroeconomic trends or other factors that could change our capital expenditure plans and their potential impact on rate base or other growth;
•	litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to tax and trade policy and the energy industry in Mexico;
•
cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure;

•
the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, or (iii) rising interest rates and inflation;

•
the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates;

•
the impact of climate and sustainability policies, laws, rules, regulations, disclosures and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to relevant emerging and early-stage technologies;

•
weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•
the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities;

•
Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.
Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.
120	2024 Proxy Statement

SEMPRA™

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V28042-P02499 For Against Abstain For Against Abstain SEMPRA 1b. Pablo A. Ferrero 1a. Andrés Conesa 1e. Bethany J. Mayer Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 1c. Richard J. Mark 1d. Jeffrey W. Martin 1f. Michael N. Mears 1g. Jack T. Taylor 1h. Cynthia J. Warner 1i. James C. Yardley 2. Ratification of appointment of independent registered public Please indicate if you want confidential voting. accounting firm 3. Advisory approval of our executive compensation 4. Shareholder proposal requesting a policy to seek shareholder approval of certain severance pay arrangements 5. Shareholder proposal requesting a report on certain safety and environmental matters 6. Consideration of any other matters that may properly come before the meeting and any adjournment or postponement of the meeting, on which the proxy holders may vote in their discretion 1. Election of the following nine director nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH LISTED NOMINEE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2 AND 3, AND “AGAINST” ITEMS 4 AND 5. SEMPRA 488 8TH AVENUE SAN DIEGO, CA 92101 Yes No VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card available when you call and use the 16-digit control number shown below. Vote by 11:59 p.m. Eastern Time on May 8, 2024 for shares held directly and by 8:00 a.m. Eastern Time on May 6, 2024 for shares held in the Employee Savings Plans as defined on the reverse side of the card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your signed proxy card must be received before the polls close. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card available when you access the website and use the 16-digit control number shown below. Vote by 11:59 p.m. Eastern Time on May 8, 2024 for shares held directly and by 8:00 a.m. Eastern Time on May 6, 2024 for shares held in the Employee Savings Plans as defined on the reverse side of the card. During The Meeting - Go to www.virtualshareholdermeeting.com/SRE2024 You may attend the meeting via the Internet and vote during the meeting. Use the 16-digit control number shown below to log into the meeting site and follow the instructions. SCAN TO VIEW MATERIALS & VOTE

V28043-P02499 SEMPRA ANNUAL SHAREHOLDERS MEETING –– MAY 9, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may submit your voting instructions by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com, following the simple instructions. Use the 16-digit control number shown on the reverse side of this proxy card. If you vote by telephone or by Internet, do not mail this proxy card. The telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on May 8, 2024. Note: If you hold shares as a participant in the Employee Savings Plans (as defined below), your proxy voting instructions must be received no later than 8:00 a.m. Eastern Time on May 6, 2024. TREVOR I. MIHALIK, KAREN L. SEDGWICK, AND APRIL R. ROBINSON, jointly or individually and each with full power to act without the others and each with full power of substitution, are authorized to represent and vote the shares of the undersigned at the Sempra 2024 Annual Shareholders Meeting and at any adjournment or postponement thereof, in the manner directed on the reverse side of this card and in their discretion on all other matters that may properly come before the meeting and any adjournment or postponement thereof. If you are a participant in the Sempra Savings Plan, Southern California Gas Company Retirement Savings Plan or San Diego Gas & Electric Company Savings Plan (collectively, the "Employee Savings Plans"), this proxy card constitutes your instructions to T. Rowe Price, the Employee Savings Plans' trustee, as to how to vote the shares of Sempra common stock in your plan accounts. If you do not submit valid and timely voting instructions, Newport Trust Company, the independent fiduciary and investment manager for the Sempra common stock in your plan accounts, will direct the vote of the shares in its discretion. Address changes and comments can be directed to Sempra's Investor Relations Department at Investor@sempra.com (Continued and to be signed on reverse side) Sempra Annual Shareholders Meeting Information Thursday, May 9, 2024 9:00 a.m. Pacific Time Virtual meeting at www.virtualshareholdermeeting.com/SRE2024 To be admitted to the meeting, you must enter the 16-digit control number shown on the reverse side of this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com with the 16-digit control number shown on the reverse side of this proxy card.